Prospectus Supplement dated July 23, 2004 (To Prospectus Dated January 22, 2004)

$1,200,000,000 Mortgage Loan Asset Backed Notes, Series 2004-2 Principal and interest payable monthly, beginning in August 2004

Saxon Mortgage, Inc. Seller and Master Servicer	Saxon Asset Securities Company Depositor

Saxon Asset Securities Trust 2004-2 Issurer

The trust will issue:

•	eight classes of senior notes;

•	twelve classes of subordinated notes; and

•	one ownership certificate.

     For a description of the securities offered by this prospectus supplement, see “Offered Notes” in this prospectus supplement.

     The notes will be secured by the assets of the trust, which will include two groups of mortgage loans. Each group of mortgage loans will have the characteristics described in this prospectus supplement. The trust will also hold cash for the purchase of subsequent mortgage loans on or before October 27, 2004.

     The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

     An investment in the offered notes involves significant risks. You should carefully consider the risk factors included in this prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

     The underwriters will offer the notes offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company or upon request through Clearstream and the Euroclear System on or about July 27, 2004.

CREDIT SUISSE FIRST BOSTON

JPMORGAN
MERRILL LYNCH & CO.
RBS GREENWICH CAPITAL

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The offered notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) this prospectus supplement, which describes the specific terms of your notes. Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

     This prospectus supplement does not contain complete information about the offering of these notes. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these notes to you unless you have received both this prospectus supplement and the prospectus.

     If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The trust and the depositor expressly disclaim any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

TABLE OF CONTENTS

Prospectus Supplement		Prospectus
OFFERED NOTES	S-2	Important Notice About Information Presented in this Prospectus and the Prospectus Supplement	2
SUMMARY OF TERMS	S-3	Risk Factors	3
RISK FACTORS	S-10	Description of the Securities	11
THE MORTGAGE LOAN POOL	S-19	Registration of the Offered Securities	12
PREPAYMENT AND YIELD CONSIDERATIONS	S-35	Maturity, Prepayment and Yield Considerations	24
DESCRIPTION OF THE OFFERED NOTES	S-58	The Trusts	26
THE AGREEMENTS	S-70	Credit Enhancement	35
FEDERAL INCOME TAX CONSEQUENCES	S-77	Origination of Mortgage Loans	39
ERISA CONSIDERATIONS	S-78	Servicing of Mortgage Loans	42
RATINGS	S-80	The Agreements	52
LEGAL INVESTMENT CONSIDERATIONS	S-81	Material Legal Aspects of Mortgage Loans	56
USE OF PROCEEDS	S-81	The Depositor	68
LEGAL MATTERS	S-81	Use of Proceeds	68
UNDERWRITING	S-81	Material Federal Income Tax Consequences	68
GLOSSARY	S-84	State and Local Tax Considerations	96
Annex 1 Scheduled Notional Amounts and Strike Rates for the Group II Yield Maintenance Agreement	S-100	ERISA Considerations	96
Appendix A: Mortgage Loan Pool Information	A-1	Legal Investment Matters	103
		Plan of Distribution	104
		Available Information	105
		Incorporation of Certain Documents by Reference	105

OFFERED NOTES

     The trust will issue the following classes of notes that are being offered by this prospectus supplement and the accompanying prospectus.

	Initial				Final
	Principal			Ratings	Scheduled	Maturity
Class	Balance(2)	Coupon		Moody's/S&P	Payment Date(6)	Date(7)	Type
Group I Fixed Rate Mortgage Loans

AF-1	$190,000,000	0.16% plus LIBOR(4)		Aaa/AAA	March 25, 2023	August 25, 2035	Variable Rate Senior
AF-2	68,747,000	4.15%	(5)	Aaa/AAA	May 25, 2027	August 25, 2035	Fixed Rate Senior
AF-3	87,397,000	5.23%	(5)	Aaa/AAA	March 25, 2032	August 25, 2035	Fixed Rate Senior
AF-4	11,633,000	5.50%	(5)	Aaa/AAA	October 25, 2034	August 25, 2035	Fixed Rate Senior
AF-5	39,753,000	4.99%	(5)	Aaa/AAA	May 25, 2034	August 25, 2035	Fixed Rate Senior
MF-1	22,847,000	5.50%	(5)	Aa2/AA	October 25, 2034	August 25, 2035	Fixed Rate Subordinate
MF-2	17,135,000	5.50%	(5)	A2/A+	October 25, 2034	August 25, 2035	Fixed Rate Subordinate
MF-3	5,712,000	5.50%	(5)	A3/A	October 25, 2034	August 25, 2035	Fixed Rate Subordinate
MF-4	4,569,000	5.50%	(5)	Baa1/A-	October 25, 2034	August 25, 2035	Fixed Rate Subordinate
MF-5	4,569,000	5.50%	(5)	Baa2/BBB+	October 25, 2034	August 25, 2035	Fixed Rate Subordinate
MF-6	4,568,000	5.50%	(5)	Baa3/BBB	October 25, 2034	August 25, 2035	Fixed Rate Subordinate

Group II(1)	Subgroup II-A. Conforming Adjustable and Fixed Rate Mortgage Loans
	Subgroup II-B. Conforming and Non-Conforming Adjustable and Fixed Rate Mortgage Loans

AV-1	$309,301,000	0.30% plus LIBOR(4)		Aaa/AAA	October 25, 2034	August 25, 2035	Variable Rate Senior
AV-2	309,305,000	0.29% plus LIBOR(4)		Aaa/AAA	October 25, 2034	August 25, 2035	Variable Rate Senior
A-IO	(3)	4.00%		Aaa/AAA	June 25, 2006	June 25, 2006	Fixed Rate IO
MV-1	48,300,000	0.58% plus LIBOR(4)		Aa2/AA	October 25, 2034	August 25, 2035	Variable Rate Subordinate
MV-2	39,011,000	1.20% plus LIBOR(4)		A2/A+	October 25, 2034	August 25, 2035	Variable Rate Subordinate
MV-3	11,146,000	1.27% plus LIBOR(4)		A3/A	October 25, 2034	August 25, 2035	Variable Rate Subordinate
MV-4	11,146,000	1.80% plus LIBOR(4)		Baa1/A-	October 25, 2034	August 25, 2035	Variable Rate Subordinate
MV-5	7,431,000	1.90% plus LIBOR(4)		Baa2/BBB+	October 25, 2034	August 25, 2035	Variable Rate Subordinate
MV-6	7,430,000	3.00% plus LIBOR(4)		Baa3/BBB	October 25, 2034	August 25, 2035	Variable Rate Subordinate

(1)	The Class AV-1 Notes will be payable primarily from available funds attributable to the Subgroup II-A mortgage loans, the Class AV-2 Notes will be payable primarily from available funds attributable to the Subgroup II-B mortgage loans and the Class A-IO, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Notes will be payable primarily from available funds attributable to the Group II mortgage loans in aggregate, as described in this prospectus supplement.

(2)	These balances are approximate as described in this prospectus supplement.

(3)	The Class A-IO Notes are not entitled to principal payments, but will accrue interest on their component notional balances as described in this prospectus supplement. Interest will not be payable on the Class A-IO Notes after the payment date in June 2006.

(4)	These interest rates are subject to a fixed rate cap of 10% and the available funds rate limitation for the related group, as described in this prospectus supplement. After the initial auction call date with respect to the Group II Mortgage Loans, the margins over one-month LIBOR for the Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Notes will increase to 0.600%, 0.580%, 0.870%, 1.800%, 1.905%, 2.700%, 2.850% and 4.500%, respectively.

(5)	These interest rates are subject to the available funds rate limitation for Group I, as described in this prospectus supplement. After the initial auction call date with respect to the Group I Mortgage Loans, the fixed interest rate on the Class AF-5 Notes will increase to 5.49% and the fixed interest rate on each of the Class AF-4, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Notes will increase to 6.00%.

(6)	Calculated as described under “Prepayment and Yield Considerations.”

(7)	The actual final payment date of the offered notes may be substantially earlier than the maturity date.

SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of structural provisions, calculations, cashflows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cashflows and other information in this prospectus supplement and the accompanying prospectus.

Issuer

     The issuer of the offered notes is Saxon Asset Securities Trust 2004-2, a Delaware statutory trust. The trust was created for the sole purpose of issuing the notes offered by this prospectus supplement and the prospectus, as well as the ownership certificate not offered hereby.

     The notes will be issued, and the trust estate will be pledged to the indenture trustee as collateral securing payment of the notes, under the indenture. The notes will represent obligations of the trust secured by the assets of the trust and will not be the obligation of any other entity. Neither the offered notes nor the mortgage loans will be insured by any governmental agency or instrumentality.

Seller

     Saxon Mortgage, Inc., the parent of the depositor.

Depositor

     Saxon Asset Securities Company, an affiliate of the seller.

Master Servicer

Saxon Mortgage, Inc.

Servicer

     Saxon Mortgage Services, Inc., an affiliate of the seller and the depositor.

Indenture Trustee, Trust Administrator and Calculation Agent

     Deutsche Bank Trust Company Americas.

Owner Trustee

     Wilmington Trust Company.

Cut-off Date

     As of the close of business on July 1, 2004 for the mortgage loans to be sold to the trust on the closing date.

Closing Date

     On or about July 27, 2004.

Offered Notes

     As described in this prospectus, the mortgage loans will be divided into two groups, Group I and Group II, and the mortgage loans included in Group II will be further divided into two subgroups, Subgroup II-A and Subgroup II-B. The mortgage loans in Group I bear interest at fixed rates and the mortgage loans in Group II bear interest at fixed and adjustable rates.

     Subgroup II-A consists of mortgage loans with original principal balances which do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four- family residential mortgaged properties (i.e., conforming mortgage loans). Subgroup II-B consists of both conforming and non-conforming mortgage loans.

     Notes which have either an “AF” or “MF” class designation will be primarily payable from collections received from the Group I mortgage loans; the Class AV-1 Notes will be primarily payable from collections received from the Subgroup II-A mortgage loans; the Class AV-2 Notes will be primarily payable from collections received from the Subgroup II-B mortgage loans; and the Class A-IO Notes, together with notes with a “MV” class designation, will be primarily payable from collections received from the Group II mortgage loans in aggregate.

     Notes with a class designation beginning with an “A” are referred to herein as senior notes. All other classes of notes are referred to herein as subordinate notes.

Payment Date

     The trust will make payments on the 25th day of each month, or if that day is not a business day, the next business day. The first payment date will be August 25, 2004.

Interest Rates

     Interest will accrue on each class of offered notes at the annual interest rate described below.

     The interest rate for any payment date (other than the first two payment dates) for the Class AF-1 Notes will be equal to the least of (i) one-month LIBOR plus the applicable margin provided in the table on S-2, (ii) the group I available funds rate described in this prospectus supplement and (iii) a fixed rate cap of 10.00% per annum. The interest rate for the Class AF-1 Notes for the first two payment dates will equal the applicable formula rate described in clause (i) above.

     The interest rate for any payment date (other than the first two payment dates) for the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and the Classes MF-1 through MF-6 Notes will be equal to the lesser of (i) the stated fixed interest rate for such class provided in the table on S-2 (which fixed interest rate will increase in the case of the Class AF-4, Class AF-5 and the Classes MF-1 through MF-6 Notes following the initial auction call date) and (ii) the group I available funds rate described in this prospectus supplement. The interest rate for each such class of notes for the first two payment dates will be the applicable stated fixed interest rate described in clause (i) above.

     The interest rate for any payment date (other than the first two payment dates) for the Class AV-1, Class AV-2 and the Classes MV-1 through MV-6 Notes will be equal to the least of (i) one-month LIBOR plus the applicable margin provided in the table on S-2 (which margin will increase following the initial auction call date), (ii) the group II available funds rate described in this prospectus supplement and (iii) a fixed rate cap of 10.00% per annum. The interest rate for the first two payment dates for each such class of notes will equal the applicable formula rate described in clause (i) above.

     The interest rate for the Class A-IO Notes will equal 4.00% per annum for the first 23 accrual periods and 0.00% thereafter.

     To the extent that interest payable on a note is limited by application of the available funds rate for the related group of mortgage loans on any payment date, the amount of interest that would have been payable in absence of such limitation will be carried over to subsequent payment dates and, to the extent available, will be paid from excess interest collections received from the related group or, in the case of Group II, any payments received under the yield maintenance agreement, as described in this prospectus supplement.

Interest Payments

     On each payment date, the trust will make payments from interest funds from each loan group, in the following order:

•	to the related senior notes, on a pro rata basis, all current interest due on such notes;

•	to the related subordinate notes, in the order of priority described in this prospectus supplement, all current interest due on such notes; and

•	any remaining interest funds to be applied as described under “—Pledged Prepayment Penalty Cashflow and Excess Interest” below.

Pledged Prepayment Penalty Cashflow and Excess Interest

     On each payment date, the trust will apply a specified percentage of the prepayment penalties received from a loan group, together with the excess interest from such loan group, in the following order of priority:

•	first, to pay the extra principal payment amount on the related notes, to the extent described in this prospectus supplement;

•	second, to pay the related classes of senior notes, concurrently, the amount of any available funds shortfall for each such class;

•	third, to pay the related classes of subordinate notes, sequentially, in order of seniority, the amount of any available funds shortfall for each such class;

•	fourth, to pay the extra principal payment amount shortfalls on the notes related to the other loan group (i.e., the “non-related notes”), to the extent described in this prospectus supplement;

•	fifth, to pay the non-related classes of senior notes, concurrently, the amount of any available funds shortfall for each such class;

•	sixth, to pay the non-related classes of subordinate notes, sequentially, in order of seniority, the amount of any available funds shortfall for each such class;

•	seventh, to pay the auction call turbo payment amount on the related notes to the extent described in this prospectus supplement;

•	eighth, to pay the auction call turbo payment amount on the non-related notes to the extent described in this prospectus supplement; and

•	ninth, to the ownership certificate, any remaining amount.

Principal Payments

     On each payment date, the trust will apply the principal payment amount for a loan group to make payments of principal on the related notes (other than the Class A-IO Notes) as described in this prospectus supplement. Initially, principal in respect of the loan group will generally be distributed exclusively to the related senior notes (other than the Class A-IO Notes) until their principal balances have been reduced to specified levels. Thereafter, principal payments not required to maintain the principal balances of the senior notes at the required levels will be distributed to the related subordinate classes of notes of a loan group, provided a trigger event has not occurred, as described in this prospectus supplement.

     The Class A-IO Notes are not entitled to payments of principal.

Credit Enhancement

     Credit enhancement refers to various mechanisms that are intended to protect noteholders against losses due to defaults on the mortgage loans of a loan group.

     The offered notes will have the benefit of the following types of credit enhancement:

•	the use of excess interest and a specified portion of pledged prepayment penalties, if any, from a loan group to pay: (i) principal on the related notes to the extent required to build and maintain overcollateralization at the required level for such loan group; (ii) available funds shortfalls incurred by the related notes; and (iii) after the amounts in clauses (i) and (ii) have been made with respect to the related notes, such amounts will be available to pay the non-related notes to the extent that excess interest and pledged prepayment penalties from the other loan group are insufficient for such purpose;

•	the full subordination of any releases of cash flow to the holder of the ownership certificate to required payments of interest and principal on the notes;

•	the subordination of payments of interest and principal on the subordinate notes to required payments of interest and principal on the more senior notes of the related group; and

•	limited protection against losses on the mortgage loans provided by a loan level primary mortgage insurance policy covering certain mortgage loans in each loan group with original loan-to-value ratios greater than or equal to 80%.

Yield Maintenance Agreement

     The trust will enter into a yield maintenance agreement as described under “Description of the Offered Notes—Yield Maintenance Agreement.”

Mortgage Loans

     On the closing date, in addition to amounts on deposit in the pre-funding subaccounts, the assets of the trust estate will consist of 5,863 initial mortgage loans with an aggregate principal balance as of the cut-off date of approximately $975,305,676.37. See the attached collateral descriptions in Appendix A for additional information with respect to the initial mortgage loans. The mortgage loans to be included in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits. We refer you to “Risk Factors—Non-conforming Underwriting Standards” in this prospectus supplement for additional information.

     The mortgage loans in the trust are secured by one- to four-family residential properties and include first and second lien, fixed and adjustable rate mortgage loans.

     The mortgage loans to be included in the trust are separated into two groups:

     Group I consists of fixed rate, first and second lien mortgage loans.

     Group II consists of a fixed and adjustable rate, first lien mortgage loans and is further divided into two subgroups:

     Subgroup II-A consists of fixed and adjustable rate, first-lien conforming mortgage loans.

     Subgroup II-B consists of fixed and adjustable rate, first lien conforming and non-conforming mortgage loans.

Pre-Funding Feature

     Subsequent to the closing date but on or before October 27, 2004, the trust may purchase additional mortgage loans for inclusion in either of the loan groups. At the closing, the indenture trustee will hold in trust in three separate pre-funding subaccounts, from the proceeds of the sale of the offered notes, (i) approximately $128,510,338, which may be applied to the purchase of additional fixed rate mortgage loans for inclusion in Group I, (ii) approximately $48,091,993, which may be applied to the purchase of additional conforming fixed and adjustable rate mortgage loans for inclusion in Subgroup II-A and (iii) approximately $48,091,993, which may be applied to the purchase of additional conforming and non-conforming fixed and adjustable rate mortgage loans for inclusion in Subgroup II-B. Pre-funding subaccount funds allocated to one group (or between subgroups) may not be used to purchase mortgage loans in another group (or subgroup). If these funds are not completely used to acquire additional mortgage loans by October 27, 2004, any remaining pre-funding amounts will be distributed as principal prepayments on the notes related to that loan group or subgroup. This payment will be made on the November 2004 payment date.

Optional Redemption

     On the first payment date on which the aggregate principal balance of a group of mortgage loans has declined to less than 20% of the sum of the aggregate principal balance of such group of mortgage loans as of the cut-off date and the amount deposited in the related pre-funding subaccount on the closing date, the master servicer will begin to solicit bids for the purchase of the mortgage loans and other property remaining in the trust estate related to such group. The trust must sell the assets of the trust estate related to such group to the highest bidder so long as certain criteria described in this prospectus supplement are met.

     If the master servicer fails to conduct a successful auction for the mortgage loans of a loan group on the first possible auction call date, then on the third payment date following such date and on each payment date thereafter, the amounts that otherwise would have been distributable to the holders of the ownership certificate will be paid to holders of the related classes of notes as an additional principal payment amount. This additional principal payment amount will be applied, to the extent described in this prospectus supplement, to all classes of the related notes outstanding.

     The holder of the ownership certificate has the right to exercise a clean-up call on any payment date on which the aggregate principal balance of a group of mortgage loans has declined to less than 10% of the sum of the aggregate principal balance of such group of mortgage loans as of the cut-off date and the amount deposited in the related pre-funding subaccount on the closing date.

Realized Losses

     If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan,” as described herein, the trust will incur a realized loss.

     Shortfalls or losses resulting from the occurrence of realized losses will be borne first by the ownership certificate and then, to the extent not absorbed by net monthly excess cash flow or the overcollateralization amount with respect to the related loan group, by the offered notes in reverse order of seniority. However, realized losses will not result in any reduction of the note principal balance of any class of notes.

Ownership Certificate

     The trust will issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any residual cashflows remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date. The ownership certificate is not being offered by this prospectus supplement or the accompanying prospectus.

Denominations

     The trust will issue the offered notes in book-entry form in minimum denominations of $25,000, in the case of the Class AF and Class AV Notes, and $100,000, in the case of the Class MF and Class MV Notes, in original principal amount and integral multiples of $1,000 in excess thereof. The trust will issue the Class A-IO Notes in book-entry form in minimum denominations of $1,000,000, in original notional amount and integral multiples of $1,000 in excess thereof.

Statistical Mortgage Loan Data

     Information presented with respect to the mortgage loans in this prospectus supplement is derived solely from the initial mortgage loans that have been identified for inclusion in the trust estate as of the date of this prospectus supplement. Accordingly, such statistical data reflects only a portion of the loans to be included in the trust estate. After the closing date, subsequent mortgage loans may, as a result of the application of funds in the pre-funding subaccounts, be conveyed to the trust estate until October 27, 2004. The characteristics of the initial mortgage loans to be conveyed to the trust estate on the closing date will, within certain parameters, vary from the characteristics of the subsequent mortgage loans to be conveyed to the trust estate after the closing date.

     Detailed tabular information regarding the initial mortgage loans identified to be included in the trust estate is set forth in Appendix A hereto. The statistical information relating to the initial mortgage loans in this prospectus supplement is provided as of July 1, 2004. The loan characteristics of the final mortgage loan pool (and the final loan groups and subgroups) may vary from the characteristics of the identified mortgage loans set forth in Appendix A hereto. See “Risk Factors.”

Tax Status

     For federal income tax purposes, the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

     The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” Saxon Securities and Certificates, Inc., the initial holder of the ownership certificate, represents that it qualifies as a “real estate investment trust” and that it will own the ownership certificate directly, or indirectly through a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will be held at all times by a “real estate investment trust” or a “qualified REIT subsidiary.”

     See “Risk Factors—Trust Could Become a Taxable Entity” and “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the offered notes.

ERISA Considerations

     Employee benefit plans and any other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986 or any similar applicable law may acquire the notes subject to the requirements and considerations described in “ERISA Considerations” herein.

RISK FACTORS

     You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered notes. Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the cut-off date, unless otherwise specified.

Limited Obligations	The assets in the trust estate, including any form of credit enhancement, are the sole source of payments on the offered notes. The offered notes are not the obligations of any other entity. None of the seller, the depositor, the underwriters, the servicer, the master servicer, the owner trustee, the indenture trustee or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the offered notes. If credit enhancement is not available, holders of the offered notes may suffer losses on their investment.

Potential Inadequacy of Credit	Overcollateralization. In order to create and maintain overcollateralization for each group of mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the related notes, and such group’s allocable share of the fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in a loan group is higher than the weighted average of the interest rates on the related notes. We cannot assure you, however, that enough excess interest will be generated to achieve and maintain the overcollateralization levels required by the rating agencies for each loan group. The following factors will affect the amount of Enhancement excess interest that the mortgage loans will generate:

•	Prepayments. Every time a mortgage loan in a loan group is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on the related notes of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately large number of high interest rate mortgage loans in a loan group would have a greater negative effect on future excess interest.

•	Defaults. The rate of defaults on the mortgage in a loan group loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest. Defaults on a disproportionately high number of high interest rate mortgage loans in a loan group would have a greater negative effect on future excess interest.

•	Level of LIBOR. If LIBOR increases, more cash will be needed to pay interest to all the noteholders in Group II (other than the Class A-IO

Notes) and the Class AF-1 noteholder, so less cash will be available as excess interest to build and maintain required levels of overcollateralization. See “Description of the Offered Notes—Credit Enhancement” in this prospectus supplement. Generally, the interest rates on the Class AF-1 Notes and Group II Notes (other than the Class A-IO Notes) adjust monthly based upon one-month LIBOR. However, in the case of the Class AF-1 Notes, all the related Group I Mortgage Loans have fixed rates; in the case of the Class AV-1 Notes, as of the cut-off date, the interest rates of approximately 85.00% of the identified mortgage loans in Subgroup II-A adjust periodically based on six-month LIBOR or the one-year CMT index; in the case of the Class AV-2 Notes, the interest rates of approximately 85.01% of the identified mortgage loans in Subgroup II-B adjust periodically based on the six-month LIBOR or the one-year CMT index; and in the case of the Class MV Notes, approximately 85.00% of the identified mortgage loans in Group II, adjust periodically based on six-month LIBOR or the one-year CMT index. The remaining mortgage loans in Group II (and in each subgroup thereof) have fixed interest rates.

•	In a rising interest rate environment, the interest rates on these one-month LIBOR classes of notes may rise before the interest rates on the related adjustable rate mortgage loans, and/or may rise above the fixed rates on the related fixed rate mortgage loans. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based. It could rise while such other indices are stable or are falling. Even if they move in the same direction, Mortgage interest on the mortgage one-month LIBOR may rise more rapidly than the other indices in a loans may limit interest payments on rising interest rate environment or fall less rapidly in a declining the Notes interest rate environment. In any of these interest rate environments, the interest rates on any of the above classes of notes may be limited by application of the fixed rate cap of 10.00% per annum. In the event that the interest rate on any note is limited by the application of the fixed rate cap, noteholders will not be entitled to any amounts in respect of interest that would have accrued had its interest rate been calculated at the higher “uncapped” rates. In addition, in any of these interest rate environments, the interest rates on the notes (other than the Class A-IO Notes) may be limited to the applicable available funds rate limitation for the related loan group described in this prospectus supplement. Any shortfalls arising from the application of the applicable available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cashflow on a later payment date. The interest rates on the notes (other than the Class A-IO Notes) may be limited by the applicable available funds rate during the pre-funding period, and we can give you no assurance that the applicable available funds rate will not be applied to any class of notes in the future. To offset the effect of interest shortfalls and available funds shortfalls arising in such interest rate environments, the trust will enter into a yield maintenance agreement to provide limited protection to the Group II Notes (other than the Class A-IO Notes) against such shortfalls. However, we can give you no assurance that amounts, if any, received under the yield maintenance agreement will be adequate to protect the trust against such shortfalls. On any payment date, amounts received by the indenture trustee on the mortgage loans related to each group will be paid as follows:

•	to the Class M-1 Notes of either group, only after required payments to the related Class A Notes;

•	to the Class M-2 Notes of either group, only after required payments to the related Class A and Class M-1 Notes;

•	to the Class M-3 Notes of either group, only after required payments to the related Class A, Class M-1 and Class M-2 Notes;

•	to the Class M-4 Notes of either group, only after required payments to the related Class A, Class M-1, Class M-2 and Class M-3 Notes;

•	to the Class M-5 Notes of either group, only after required payments to the related Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes; and

•	to the Class M-6 Notes of either group, only after required Subordinate notes bear primary risk of payments to the related Class A, Class M-1, Class M-2, Class M-3, loss Class M-4 and Class M-5 Notes.

For purposes of the above discussion, the Class M-1 Notes refer to either of the Class MF-1 or Class MV-1 Notes, the Class M-2 Notes refer to either of the Class MF-2 or Class MV-2 Notes; the Class M-3 Notes refer to either of the Class MF-3 or Class MV-3 Notes; the Class M-4 Notes refer to either of the Class MF-4 or Class MV-4 Notes; the Class M-5 Notes refer to either of the Class MF-5 or Class MV-5 Notes; and the Class M-6 Notes refer to either of the Class MF-6 or Class MV-6 Notes, as applicable.

If the trust does not have sufficient funds to pay current interest to all classes of notes of a related group (including, without limitation, as a result of the application of the Servicemembers Civil Relief Act of 2003 or prepayment interest shortfalls that are not covered by compensating interest paid by the master servicer), the shortfall will reduce the amount of interest available to make payments on the notes and such shortfall will be borne by the classes of notes of that group in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate principal balances of the notes of a related group may exceed the aggregate principal balance of the mortgage loans of that group. In that event, the trust will not reduce the principal balance of any class of notes, but it is likely that there will not be sufficient funds to pay principal of and interest on one or more classes of the Class M Notes and the senior notes of a related group.

You should fully consider the subordination risks associated with an investment in the lower priority Class M Notes. These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Owners of Class A-IO Notes may not recover their full initial investment	The Class A-IO Notes are entitled to payments of interest only (calculated based on their component notional principal balances) and are not entitled to payments of principal. In addition, the notional principal balance of the Class A-IO Notes is reduced to zero after the twenty-third payment date after the closing date. Following such date, the Class A-IO Notes will not be entitled to further payments of interest.

To the extent not covered by the Class A-IO Redemption Payment as described under “Prepayment and Yield Considerations — The Class A-IO Notes,” investors in the Class A-IO will be sensitive in varying degrees to high rates of principal payments (including prepayments) on the mortgage loans in Group II, which could affect the ability of investors in the Class A-IO Notes to recover their full initial investment.

A default or downgrade of the counterparty under the yield maintenance agreement may result in the downgrade of the Group II Notes	The only assets available to fund the yield maintenance agreement related to the Group II Notes are payments made by the counterparty under the yield maintenance agreement. In the event that the counterparty were to default under the yield maintenance agreement or if the yield maintenance agreement were to terminate for any reason, the ratings on the Group II Notes may be downgraded. Any such downgrade may affect the value and marketability of the Group II notes.

The ratings assigned to the offered notes by the rating agencies will be based in part on the credit ratings assigned to Mortgage Guaranty Insurance Company, the insurer providing the loan-level primary mortgage insurance coverage described in this prospectus supplement. The credit ratings assigned to Mortgage Guaranty Insurance Company could be qualified, reduced or withdrawn at any time. On October 16, 2003, S&P announced that it had placed Mortgage Guaranty Insurance Company on CreditWatch with negative implications. On December 19, 2003, subsequent to meeting with Mortgage Guaranty Insurance Company management, S&P announced that it was downgrading its financial strength rating of the company from “AA+” to “AA”. Any qualification, reduction or withdrawal of the ratings assigned A default or downgrade of the primary to such insurance company could result in reduction of the ratings mortgage insurer may result in the assigned to the offered notes. Any such downgrade may affect the downgrade of the offered notes value and marketability of the offered notes. This prospectus supplement describes only a portion of the mortgage loans to be included in the trust estate. The subsequent mortgage Loan characteristics of the final loans to be purchased by the trust after the closing date but on or aggregate mortgage loan pool (and the before October 27, 2004 with amounts on deposit in the various mortgage loan groups and subgroups) pre-funding subaccounts may have characteristics that differ from may vary from the characteristics of the identified mortgage loans described in this prospectus the identified mortgage loans supplement. However, each of the subsequent mortgage loans must disclosed in this prospectus satisfy the criteria described under “The Mortgage Loan supplement Pool—Conveyance of Subsequent Mortgage Loans” herein. The seller anticipates that the trust will use substantially all of the funds in the pre-funding subaccounts to purchase subsequent mortgage loans for the trust estate on or prior to October 27, 2004. However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount on deposit in the various pre-funding subaccounts, the seller will not have sufficient subsequent mortgage loans to sell to a group or subgroup of mortgage loans included in the trust. This could result in a prepayment of principal to holders of the related notes as described in this prospectus supplement, which could adversely affect the related yield of such notes to the extent There is a risk of early prepayment of they were purchased at a premium. The seller does not expect that a principal associated with the material amount of principal prepayment will occur due to pre-funding subaccounts insufficient amounts of subsequent mortgage loans. The following characteristics of the mortgage loans may increase risk of loss: Non-conforming underwriting standards As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits—a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

These mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration	The mortgaged premises for approximately 23.00% of the identified Group I mortgage loans and 31.55% of the identified Group II mortgage loans are located in California. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

Second liens	Approximately 0.07% of the identified Group I mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans	Approximately 0.93% and 0.19% of the aggregate principal balance of the identified Group I and Group II mortgage loans, respectively, are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity. If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Interest-only loans	Approximately 14.89% and 44.63% of the Group I and Group II mortgage loans, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of three or five years following origination. Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in a loan group will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in such loan group. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three or five years of the terms of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

to make a payment of principal during the first three or five years of the terms of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

High loan-to-value ratios increase risk of loss	Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below. Approximately 33.85% and 34.62% of the aggregate principal balance of the identified Group I and Group II mortgage loans, respectively, based on aggregate cut-off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%. On the closing date, a loan-level primary mortgage insurance policy will be obtained by or on behalf of the trust from Mortgage Guaranty Insurance Corporation for mortgage loans constituting approximately 5.63% and 6.35% of the mortgage loans in Group I and Group II, respectively. However, such primary mortgage insurance will provide only limited protection against losses on defaulted mortgage loans.

Trust could become a taxable entity	For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held through one or more wholly owned “qualified REIT subsidiaries” or by an entity that qualifies as a “real estate investment trust” under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. The initial holder of the ownership certificate will acquire at closing a 100% ownership interest in the ownership certificate. The initial holder of the ownership certificate represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a “real estate investment trust” or a “qualified REIT subsidiary.” The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the initial holder of the ownership certificate were to fail to qualify as a real estate investment trust, or if the initial holder of the ownership certificate were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cashflow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary will constitute an event of default under the indenture. See “— Federal Income Tax Considerations” and “The Agreements — Events of Default under the Indenture” in this prospectus supplement.

Other legal considerations	Federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•	regulate interest rates and other charges on mortgage loans;

•	require certain disclosures to borrowers;

•	require licensing of the seller and the other originators; and

•	regulate generally the origination, servicing and collection process for the mortgage loans. Violations of these laws:

•	may limit the ability of the trust to collect on the mortgage loans;

•	may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

•	could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans. The seller has represented that all applicable federal, state and local laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance	Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows. The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters. The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection

Insolvency of seller could cause	with a borrowing rather than true sales. Even if this argument

payment delays	proves unsuccessful, delays in payments could result. The indenture trustee, the depositor and the rating agencies rating the offered notes will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

Military action and terrorist attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States, possible future attacks or other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act of 2003. Any shortfalls from the reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act of 2003 will reduce the amounts available to make payments on the offered notes and will be borne by the offered notes in reverse order of priority.

THE MORTGAGE LOAN POOL

General

     On the closing date, in addition to amounts on deposit in the pre-funding subaccounts, the assets of the trust will consist of 5,863 initial mortgage loans with an aggregate principal balance as of the cut-off date of approximately $975,305,676.37. The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust estate in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the seller’s mortgage loan program consists of the origination or purchase of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Consequently, mortgage loans to be included in the trust estate which are originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than those experienced by mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

     The mortgaged premises consist of residential properties which may be detached or attached:

•	one- to four- family dwellings;

•	condominium units;

•	townhouses;

•	manufactured housing; and

•	units in a planned unit development.

     The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second homes and vacation homes. The mortgage loans are or will be secured by first and, in the case of certain fixed rate mortgage loans, second mortgages on the mortgaged premises.

     None of the mortgage loans are in violation of the Georgia Fair Lending Act, the New York Anti-Predatory Lending Law, the New Jersey Home Ownership Security Act of 2002, the Illinois High Risk Home Loan Act or any similar “predatory lending” statute, ordinance or law.

     This prospectus supplement contains statistical information with respect to only the initial mortgage loans identified prior to the closing date. The initial mortgage loans described in the preceding sentence are referred to in this prospectus supplement as the identified mortgage loans. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of July 1, 2004; no information is included, therefore, with respect to any subsequent mortgage loans to be purchased by the trust after the closing date. Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans.

     The trust may purchase subsequent mortgage loans after the closing date until October 27, 2004. See “—Conveyance of Subsequent Mortgage Loans” herein. The characteristics of the mortgage loans as a whole may change at the closing date and will change upon the acquisition of subsequent mortgage loans. See “Additional Information” herein.

     The identified mortgage loans satisfy certain criteria including:

•	a remaining term to stated maturity of no more than 360 months; and

•	a weighted-average current mortgage interest rate of at least 6.812%, 6.782% and 6.731% with respect to Group I, Subgroup II-A and Subgroup II-B mortgage loans, respectively.

     None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%. In addition, approximately 96.25% of the identified mortgage loans were originated on or after January 1, 2004. Any additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be selected using generally the same criteria used to select the identified mortgage loans. In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.

     Of the identified mortgage loans, 1,507 mortgage loans representing approximately 73.36% of the aggregate principal balance of the mortgage loans in Group I as of the cut-off date, 1,431 mortgage loans representing approximately 71.39% of the aggregate principal balance of the mortgage loans in Subgroup II-A as of the cut-off date, and 976 mortgage loans representing approximately 72.51% of the aggregate principal balance of the mortgage loans in Subgroup II-B as of the cut-off date, provide for the payment of prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the mortgage loans varies from one to five years (one to three years in the case of the Subgroup II-A mortgage loans), depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto. A specified percentage of prepayment penalties owed by borrowers will be paid to holders of the offered notes to the extent and in the manner described under “Description of the Offered Notes—Payments—Excess Interest and Pledged Prepayment Penalty Cashflow.”

     All the identified adjustable rate mortgage loans as of the cut-off date, are subject to:

•	periodic interest rate adjustment caps;

•	lifetime interest rate ceilings; and

•	lifetime interest rate floors.

     Substantially all of the identified adjustable rate mortgage loans had interest rates which were not fully indexed as of the cut-off date. This means the mortgage interest rates did not equal the sum of the applicable gross margin and the applicable index as of that date. The adjustable rate mortgage loans include:

•	2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans which bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR (i.e., the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal).

     Detailed information on the identified mortgage loans is included in Appendix A hereto. Such information is approximate and is based solely on the aggregate principal balance of the identified mortgage loans as of the cut-off date. This information does not include information about the subsequent mortgage loans to be purchased after the closing date. Totals may not add completely to 100% because of rounding. Unless otherwise specified, all weighted averages are based upon certain characteristics of the identified mortgage loans as of the cut-off date.

Conveyance of Subsequent Mortgage Loans

     The trust may acquire with amounts on deposit in the pre-funding subaccounts after the closing date approximately $128,510,338 in aggregate principal balance of mortgage loans for addition to Group I, approximately $48,091,993 in aggregate principal balance of mortgage loans for addition to Subgroup II-A and approximately $48,091,993 in aggregate principal balance of mortgage loans for addition to Subgroup II-B. Accordingly, the initial characteristics of the mortgage loan pool as a whole and of Group I, Subgroup II-A and Subgroup II-B will change after the acquisition by the trust of subsequent mortgage loans. The depositor has agreed to deliver subsequent mortgage loans for inclusion in the trust estate after the closing date that will not materially change the initial characteristics of the Group I, Subgroup II-A and Subgroup II-B identified mortgage loans.

     Certain subsequent mortgage loans conveyed to the trust after the closing date may be purchased by the master servicer or its affiliates in connection with the exercise of one or more clean-up calls with respect to one or more trusts previously established by the depositor. Such subsequent mortgage loans may, therefore, have been originated under underwriting guidelines that differ in certain respects from the underwriting guidelines described herein. In addition, such subsequent mortgage loans will have shorter remaining terms to maturity than mortgage loans originated more recently and may, therefore, result in shorter weighted average lives on the notes.

     The delivery of subsequent mortgage loans will be subject to the following requirements:

•	no such mortgage loan will be selected in a manner adverse to the interests of the noteholders;

•	the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the offered notes;

•	each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines at the time of origination;

•	no such mortgage loan may have a remaining term to maturity exceeding 360 months;

•	no such mortgage loan may have a loan-to-value ratio or combined loan-to-value ratio, in the case of a second lien mortgage loan, greater than 100%;

•	no such mortgage loan added to Group II may be a second lien mortgage loan;

•	each such mortgage loan added to Group I must be a fixed rate mortgage loan; and

•	each such mortgage loan included in Subgroup II-A will be a conforming balance mortgage loan.

     Following the purchase of all subsequent mortgage loans by the trust after the closing date, the Group I mortgage loans in the trust will have the following characteristics as of their respective cut-off dates:

•	a weighted average mortgage interest rate of at least 7.03%;

•	a weighted average original combined loan-to-value ratio of not more than 78.50%;

•	at least 79.50% (based on principal balance) will have credit grades of A- or better; and

•	the weighted average credit score will be no less than 636.

     Following the purchase of all subsequent mortgage loans by the trust after the closing date, the Group II mortgage loans in the trust will have the following characteristics as of their respective cut-off dates:

•	a weighted average mortgage interest rate of at least 6.78%;

•	a weighted average original loan-to-value ratio of not more than 80.20%;

•	at least 81% (based on principal balance) will have credit grades of A- or better; and

•	the weighted average credit score will be no less than 622.

Additional Information

     The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the cut-off date, except where otherwise specifically indicated. The pool of mortgage loans will include subsequent mortgage loans to be acquired during the pre-funding period. In addition, the depositor may remove mortgage loans included in the pool of identified mortgage loans prior to closing:

•	as a result of incomplete documentation or non-compliance with representations and warranties; or

•	if the depositor believes that removal is necessary or appropriate.

     The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the sale and servicing agreement. The seller believes that the information set forth in this prospectus supplement with respect to the mortgage loan pool is representative of the characteristics of the mortgage loan pool as it will be constituted at the closing date.

     The depositor will file a current report on Form 8-K with the Commission, together with the agreements, within fifteen days after the initial issuance of the offered notes. The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K. The underwriters of the offered notes prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Underwriting Standards

     The seller’s underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include:

•	loan-to-value ratio;

•	mortgage payment history;

•	disposable income;

•	employment stability; and

•	number of years at residence.

     The seller underwrites each loan individually. The seller bases its underwriting decision on the risk profile of the loan, even in instances where the seller purchases a group of mortgage loans in bulk. In some of these bulk purchases, the seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the seller’s senior underwriting staff.

     The seller customarily employs underwriting guidelines to aid in assessing:

•	the borrower’s ability and willingness to repay a loan according to its terms; and

•	whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

     The seller has established classifications with respect to the credit profile of the borrower. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower. The seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

     The seller’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and may permit the use of an automated valuation model (“AVM”), a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards, or both. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home. The appraisal may be no more than 180 days old on the day the loan is originated. In most instances, the seller will also require a field review appraisal for properties that have a value of $300,000 to $500,000 and a second full appraisal for properties that have a value over $500,000.

     The seller has three loan documentation programs:

•	Full Documentation—underwriter review of the borrower’s credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2’s and pay stubs, or signed tax returns for the past two years;

•	Limited Documentation—only available for self-employed borrowers; six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; loan-to value ratios of 80.01% to 95% require two years of personal bank statements; and

•	Stated Income—the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The seller does, however, verify the existence of the business and employment; and any self-employed business must have been in existence for at least two years.

     The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

     The seller has developed four primary underwriting programs:

•	Traditional Underwriting Program (1st lien mortgage loans only)—generally, all secondary credit items receive a full underwriting review prior to issuing an approval.

     The seller’s general guidelines for the Traditional Underwriting Program are set forth below:

A+	A A- B C D
Mortgage History
No late payments	Maximum of one 30-day late payment Maximum of two 30-day late Maximum of four 30-day late Maximum of five 30-day and Maximum of six payments in last 12 months payments or two 30-day and one one 60-day late payments or 30-day, two 60-day
(maximum of one 30-day late 60-day late payments in last 12 four 30-day, one 60-day and and one 90-day late payment if LTV is greater than months one 90-day late payments in payments
85%) last 12 months
Secondary Credit
Maximum of three	Maximum of three
30-day late	30-day late Maximum of four 30-day and one
payments on	payments on Maximum of three 30-day late 60-day late payments on
revolving credit;	revolving credit; payments on revolving credit; revolving credit; three 30-day
two 30-day late	three 30-day late three 30-day late payments on and one 60-day late payments on
payment on	payments on installment credit (isolated 60-day installment credit (isolated
installment credit	installment credit late payments acceptable) 90-day late payments acceptable) Discretionary Discretionary
Bankruptcy Filings
Chapter 7 –
Discharged 2 years
Chapters 7 & 13 –	Chapter 13 – Chapter 7 – Discharged 11/2
Discharged 2 years	Discharged 1 year Chapter 7 – Discharged 2 years years
(re-established	(re-established Chapter 13 –1 year from date of Chapter 13 -1 year from date of Chapter 7 - Discharged 1 year
credit since the	credit since filing with proof paid as agreed filing with proof paid as agreed Chapter 13 -1 day after discharge with Chapter 7 & 13 - 1
discharge)	discharge) (must be discharged) (must be discharged) proof paid as agreed day from discharge
Debt-To-Income Ratio

50%		50%	50%	50%		55%	55%
			Maximum Loan-To-Value (1st lien mortgage loans only)
90%	90%		90%	85%	80%		70%

•	The ScorePlus Underwriting Program (1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score. Accordingly, credit score minimums apply for each credit grade.

     The seller’s general guidelines for the ScorePlus Underwriting Program are set forth below:

A+		A		A-	B
			Mortgage History
No late payments	Maximum of one 30-day late payment			Maximum of two 30-day late	Maximum of four 30-day
			payments in last 12 months		late payments or two
					30-day and one 60-day
					late payments in last 12
					months
			Secondary Credit
			Minimum Credit Score
	Minimum Credit Score		570
Minimum Credit Score	580		575 for LTV >90%		Minimum Credit Score
620	620 for LTV >95%		620 for LTV >95%		550

	Bankruptcy Filings
Chapters 7 & 13 –	Chapters 7 & 13 –
Discharged 2 years	Discharged 2 years	Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 1.5 years
	Debt-To-Income Ratio
50%<=90% LTV
45%>90% LTV
(with Full
Documentation)
45%>80% LTV
(with
Limited/Stated Documentation)	50%	50%	50%
	Maximum Loan-To-Value (1st lien mortgage loans only)
100%	100%	100%	85%

     Foreclosure >=5 Yrs If LTV > 95%, not allowed >=5 Yrs >=3 Yrs >=3 Yrs

•	The ScoreDirect Underwriting Program (owner occupied, fully documented 1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding, foreclosure and bankruptcy histories) is evaluated by credit score and the customary credit grading methodology is replaced by credit score tiers.

     The seller’s general guidelines for the ScoreDirect Underwriting Program are set forth below:

Credit Score
580-599	600-619 620-639	640+

	Bankruptcy Discharge
	All chapters must be discharged at least 6 months.
	Debt-to-Income Ratio
50%	50% 50%	50%
	Maximum LTV (1st Lien mortgage loans only)
90%	95% 100%	100%

     Foreclosure Borrowers currently in Foreclosure are not eligible. Borrowers who have lost a property to foreclosure are not eligible. Any Foreclosure event in the last 3 years is ineligible under ScoreDirect. Borrowers that have experienced foreclosure events within 3 to 5 years are limited to a maximum LTV of 90% and no subordinate financing is allowed. The term Foreclosure includes: NOD filed, delinquencies greater than 120 days, short pay, settled for less than loan amount balance or foreclosure redeemed, consummated or filed. Mortgages for all properties (primary, second home or investment) apply.

     The seller’s general guidelines for the Second Lien Underwriting Program are set forth below:

Stand Alone Second Lien
A+	A	A-
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments
	in the last 12 months	in last 12 months
Secondary Credit
Minimum Credit Score for Full
documentation
620
Minimum Credit Score for Stated	Minimum Credit Score
Documentation:	To 100% LTV 660
To 100% LTV 690	To 95% LTV 670	Minimum Credit Score
To 95% LTV 650	To 90% LTV 600	600

			Bankruptcy Filings
Chapters 7	& 13	– Discharged
2 years			Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years
			Debt-To-Income Ratio
	50%		50%	50%
			Maximum Combined Loan-To-Value
	100%		100%	100%

Foreclosure
>5 years	>5 years	>5 years
Piggyback (Combo) Second Lien
A+	A	A-
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments
	in the last 12 months	in last 12 months
Secondary Credit
Minimum Credit Score for Full
documentation
620
Minimum Credit Score for Stated
Documentation:
To 100% LTV 650 To 95% LTV 640	Minimum Credit Score 600	Minimum Credit Score 600

		Bankruptcy Filings
Chapters 7		& 13 – Discharged
2 years		Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years
		Debt-to-Income Ratio
	50%	50%	50%
		Maximum Combined Loan-To-Value
	100%	100%	100%

Foreclosure
>5 years >5 years >5 years

Servicing of the Mortgage Loans

     General. Saxon Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans. The principal offices of the servicer are located in Fort Worth, Texas. The servicer is a HUD/FDA-approved mortgagee and is approved by and in good standing with Fannie Mae and Freddie Mac. The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay compensating interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the master servicer with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the securityholders including, without limitation, selling defaulted mortgage loans and REO properties. See “Servicing of Mortgage Loans” in the prospectus.

     The servicer may convert its corporate form from a corporation organized under the laws of the State of Texas to a limited partnership organized under the laws of the State of Texas or another state to be determined by the servicer (without any approval required from securityholders). We cannot assure you whether such a conversion will take place or, if so, when.

     As of March 31, 2004, the servicer serviced a portfolio of approximately 77,863 one- to four- family conventional residential mortgage loans totaling approximately $10,127,216 thousand. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

	March 31,	December 31,
		2003	2002	2001
	2004
	Total Servicing	Total Servicing	Total Servicing	Total Servicing
	Portfolio	Portfolio	Portfolio	Portfolio
			($ in thousands)
Total outstanding principal balance (at period end)	$10,127,216	$9,899,523	$7,575,560	$6,483,482
Delinquency (at period end):
30-59 days:
Principal balance	$434,921	$605,980	$504,229	$648,986
Delinquency percentage	4.29%	6.12%	6.66%	10.01%
60-89 days:
Principal balance	$112,050	$138,253	$160,058	$126,723
Delinquency percentage	1.11%	1.40%	2.11%	1.95%
90 days or more:
Principal balance	$90,360	$96,388	$110,260	$78,121
Delinquency percentage	0.89%	0.97%	1.46%	1.21%
Bankruptcies (1):
Principal balance	$304,437	$300,282	$277,447	$215,213
Delinquency percentage	3.01%	3.03%	3.66%	3.32%
Foreclosures:
Principal balance	$257,228	$298,658	$245,069	$277,742
Delinquency percentage	2.54%	3.02%	3.23%	4.28%
Real Estate Owned:
Principal balance	$105,559	$107,202	$118,960	$116,252
Delinquency percentage	1.04%	1.08%	1.57%	1.80%
Total Seriously Delinquent including real estate owned (2)	7.93%	8.89%	11.25%	11.95%
Total Seriously Delinquent excluding real estate owned	6.89%	7.81%	9.68%	10.15%

(1)	Bankruptcies include both non-performing and performing loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the total servicing portfolio for March 31, 2004, December 31, 2003, 2002, and 2001 are $53,137, $43,655, $46,591, $31,641, respectively.

(2)	Seriously delinquent is defined as loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

     These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust estate will be comparable. In addition, these statistics are based on all of the one- to four- family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one- to four- family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

•	the value of real estate securing the mortgage loans; and

•	the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

     The servicing fee rate applicable to each mortgage loan, and with respect to each payment date, equals the scheduled principal balance of the mortgage loan on the first day of the due period with respect to such payment date multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten payment dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth payment dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth payment dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth payment date following the closing date and each payment date thereafter. A due period is the period from and including the second day of a month to and including the first day of the following month. In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation. The servicer must pay certain insurance premiums and ongoing expenses. The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

     The sale and servicing agreement may be amended without the consent of any securityholders (but with the confirmation of both rating agencies that such amendment will not result in the reduction or withdrawal of their then-current ratings on the offered notes) to modify the servicing fee rate and the master servicing fee rate; provided that the aggregate amount of servicing fees and master servicing fees payable from the trust estate may be no greater than the aggregate servicing fees and master servicing fees described in this prospectus supplement.

     The servicer will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

     Before each payment date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

•	late collections in respect of such loan;

•	insurance proceeds in respect of such loan; and

•	net liquidation proceeds in respect of such loan.

     The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified. In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

     Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement. If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance. The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust. If so specified in the sale and servicing agreement, the servicer may be terminated upon the occurrence of one or more specified events (including events related to the performance of the mortgage loans). See “Servicing of Mortgage Loans—Advances” in the prospectus.

     In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the payment account on or before the payment date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such payment date (such payment, “Compensating Interest”). If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

The Master Servicer

     Saxon Mortgage, Inc., will act as master servicer of the mortgage loans. The master servicer will:

•	supervise the servicing of the mortgage loans;

•	provide or cause to be provided specified reports to the indenture trustee regarding the mortgage loans;

•	make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance;

•	make payments of Compensating Interest to the extent the servicer has failed to make any such payments; and

•	appoint a successor servicer if a servicer is terminated.

     The master servicer is entitled to a master servicing fee, payable on each payment date, in the amount equal to one-twelfth of 0.05% per annum multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such payment date. The master servicer will pay the indenture trustee and the owner trustee their monthly fees and expenses out of the master servicing fee.

     Recent Developments With Respect to Saxon Capital, Inc.

     On January 26, 2004, Saxon Capital, Inc., the parent of the seller, the servicer and the master servicer, announced “that its Board of Directors has authorized the company to convert to a real estate investment trust (“REIT”). The REIT conversion is subject to the approval of Saxon’s shareholders. The Company plans to present the REIT conversion to its shareholders for approval at its annual meeting, which is expected to be held in the second quarter of 2004.” Under the current timetable for the REIT conversion, it is anticipated that such annual meeting of shareholders will not be held until the third quarter of 2004. We cannot assure you whether such a conversion will take place or, if so, when.

Primary Mortgage Insurance

     A loan level primary mortgage insurance policy (the “MGIC PMI Policy”) will be acquired from Mortgage Guaranty Insurance Company (“MGIC”) on or prior to the closing date for approximately 5.63% of the Group I identified mortgage loans, approximately 7.10% of the Subgroup II-A identified mortgage loans and approximately 5.59% of the Subgroup II-B identified mortgage loans, each of which have original loan-to-value ratios in excess of 80% to provide primary mortgage guaranty insurance coverage. Following the closing date, a portion of the subsequent mortgage loans may also be covered by the MGIC PMI Policy.

     The premiums payable (the “PMI Insurance Premiums”) with respect to the MGIC PMI Policy for coverage of each insured mortgage loan (a “PMI Mortgage Loan”) will be paid from Interest Funds. These premiums are calculated as an annual percentage (the “Insurance Fee Rate”) of the scheduled principal balance of each mortgage loan insured.

     The MGIC PMI Policy is subject to various limitations and exclusions as provided below or in the MGIC PMI Policy, and will provide only limited protection against losses on defaulted mortgage loans.

     The following is a brief description of MGIC and the MGIC PMI Policy.

     MGIC is a wholly owned subsidiary of MGIC Investment Corporation. As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P and “Aa2” from Moody’s. Each rating agency issuing an insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time. On October 16, 2003, S&P announced that it had placed MGIC on CreditWatch with negative implications. On December 19, 2003, subsequent to a meeting with MGIC’s management, S&P announced that it was downgrading its financial strength rating of MGIC from AA+ to AA.

     For further information regarding MGIC, investors are directed to MGIC Investment Corporation’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

     The amount of coverage provided by the MGIC PMI Policy (the “Insured Percentage of the Claim”) varies on a loan-by-loan basis based upon the original loan-to-value ratio of the Mortgage Loan.

     The MGIC PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full; (ii) the principal balance of the PMI Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the PMI Mortgage Loan of 75.00% or less; provided, however, that no coverage of any PMI Mortgage Loan under the MGIC PMI Policy is required where prohibited by applicable law; or (iii) any event specified in the MGIC PMI Policy occurs that allows for the termination of the MGIC PMI Policy by MGIC.

     The MGIC PMI Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however that MGIC has previously provided written consent to the assignment of coverage on individual PMI Mortgage Loans to the seller in connection with any PMI Mortgage Loan repurchased or substituted for by the seller.

     The MGIC PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to MGIC within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The MGIC PMI Policy contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to MGIC, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses; (iii) when a claim is presented, MGIC will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the Insured Percentage of the Claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

     No payment for a loss will be made under the MGIC PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

     Unless approved in writing by MGIC, the insured under the MGIC PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the PMI Mortgage Loan under the MGIC PMI Policy generally will terminate as of the date of such assumption, unless MGIC approves the assumption in writing.

     The MGIC PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the MGIC PMI Policy or of its obligations as imposed by operation of law and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

     In issuing the MGIC PMI Policy, MGIC has relied upon certain information and data regarding the PMI Mortgage Loans furnished to MGIC by the seller. The MGIC PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans; or (iii) physical damage to a property securing a PMI Mortgage Loan.

     The preceding description of the MGIC PMI Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC PMI Policy, a copy of which is available upon request from the trust administrator.

PREPAYMENT AND YIELD CONSIDERATIONS

General

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered notes will be directly related to the rate of payment of principal of the mortgage loans in the related group or subgroup, including:

•	payments prior to stated maturity;

•	liquidations due to defaults;

•	casualties and condemnations; and

•	repurchases of mortgage loans by the depositor.

     If the actual rate of principal payments on the mortgage loans in a group or subgroup is slower than the rate anticipated by an investor who purchases an offered note at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield. If the actual rate of principal payments on the mortgage loans in a group or subgroup is faster than the rate anticipated by an investor who purchases an offered note at a premium (and, in particular, the Class A-IO Notes), the actual yield to that investor will be lower than such investor’s anticipated yield.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

•	the age of the mortgage loans;

•	the geographic locations of the properties securing the loans;

•	the extent of the mortgagors’ equity in the properties;

•	changes in the mortgagors’ housing needs, job or employment status; and

•	the credit quality of the mortgage loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered notes. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

     The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan. As a result of such earlier determination, the yield to investors may be adversely affected. Similarly, the purchase by the servicer or the master servicer of any Nonrecoverable Mortgage Loan in exercise of the option to purchase a delinquent loan, or by the master servicer as part of an optional redemption, may result in reduced yields on the offered notes, and in particular, subordinate classes. The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer, an affiliate of the initial holder of the ownership certificate. As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.

     The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of that note will be paid to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered notes will be influenced by the rate at which principal payments on the mortgage loans in a group are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to optional redemption of the notes.

     The Class AF-5 Notes will not be entitled to distributions of principal, either scheduled or unscheduled, until the July 2007 payment date, except as otherwise described in this prospectus supplement. On or after that date, the relative entitlement of the Class AF-5 Notes to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-5 Payment Amount. See “Description of the Offered Notes—Payments.”

     As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered notes to build and maintain overcollateralization at levels required as set forth in the sale and servicing agreement. See “Description of the Offered Notes—Excess Interest and Pledged Prepayment Penalty Cashflow” herein. The level of Excess Interest available on any payment date will be influenced by, among other things:

•	The overcollateralization level of a group of mortgage loans. This means the extent to which interest on the mortgage loans in a group is accruing on a principal balance higher than the aggregate principal balances of the related offered notes;

•	The loss experience of a group of mortgage loans. For example, Excess Interest available to pay principal on the classes of offered notes will be reduced as a result of realized losses on the related group of mortgage loans;

•	The extent to which the Weighted Average Net Rate of a group of mortgage loans exceeds the weighted average of the interest rates of the related offered notes;

•	The extent to which the compensation of the servicer increases over the life of a mortgage loan. As described herein, the initial servicing fee rate of 0.30% increases to 0.80% in later periods, therefore substantially reducing excess cashflow; and

•	The amount of prepayment penalties due and paid by borrowers during the related due period.

     No assurances can be given as to the amount of Excess Interest (or Pledged Prepayment Penalties) available for payments on the offered notes at any time or in the aggregate.

Mandatory Prepayment

     Amounts, other than interest or investment earnings, remaining in the pre-funding subaccounts on the first payment date after the end of the pre-funding period will be applied as a payment of principal on the related notes as described in this prospectus supplement under the heading “Description of the Offered Notes—Payments”. The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans. It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount. Consequently, noteholders will receive some prepayment of principal. See “Description of the Offered Notes—Pre-Funding Account.”

Prepayments and Yields for Offered Notes

     All of the identified mortgage loans (by principal balance) in Group I and approximately 15.00% and 14.99% of the identified mortgage loans in Subgroup II-A and Subgroup II-B, respectively, as of the cut-off date, are fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

     Approximately 85.00% and 85.01% of the identified mortgage loans (by principal balance) in Subgroup II-A and Subgroup II-B, respectively, are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     The Class AV-1 Notes will generally reflect the prepayment experience of the Subgroup II-A mortgage loans, the Class AV-2 Notes will generally reflect the prepayment experience of the Subgroup II-B mortgage loans and the Class MV-1 through Class MV-6 Notes will general reflect the prepayment experience of all the mortgage loans in Group II.

     The final scheduled payment date for the Class AF-1, Class AF-2, Class AF-3 and Class AF-5 Notes is the date on which the principal balance of such offered notes would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group, that scheduled monthly payments of principal of and interest on each of such mortgage loans in the related group are timely received and that no excess interest is applied to build overcollaterization. The final scheduled payment date for the Class AF-4, Class MF, Class AV-1, Class AV-2, and Class MV Notes is the payment date following the month of maturity of the latest maturing mortgage loan assuming a thirty-year mortgage loan is delivered to each loan group on the last day of the pre-funding period. The final scheduled distribution date for the Class A-IO Notes is the twenty-third payment date following the closing date.

     The actual final payment date with respect to each class of offered notes could occur significantly earlier than its maturity date because:

•	Excess Interest will be applied to build and maintain overcollateralization;

•	prepayments are likely to occur which will be paid in reduction of the related principal balances;

•	the master servicer will be required to solicit bids for the purchase of the mortgage loans in a loan group on the payment date (and periodically thereafter) when the aggregate principal balance of the mortgage loans in such group has declined to less than 20% of the sum of:

•	the aggregate principal balance of the initial mortgage loans in such group as of the cut-off date, and

•	any amounts deposited in the related pre-funding subaccount on the closing date;

•	if the master servicer fails to conduct a successful auction for the mortgage loans then Excess Interest and Pledged Prepayment Penalties will be used to accelerate payments of the Notes; and

•	the holder of the ownership certificate will have the right to purchase all of the mortgage loans in a loan group on any payment date when the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of:

•	the aggregate principal balance of the initial mortgage loans in such group as of the cut-off date, and

•	any amounts deposited in the related pre-funding subaccount on the closing date.

     The actual final payment date with respect to each class of the offered notes will also be affected by the default and recovery experience of the related loan group. The actual final payment date of the offered notes may not exceed the maturity date of the offered notes.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption. As described herein, the Group I mortgage loans consist entirely of fixed rate mortgage loans and the Subgroup II-A and Subgroup II-B mortgage loans consist of fixed rate and adjustable rate mortgage loans. A separate prepayment assumption has been calculated for the fixed rate and the adjustable rate mortgage loans. Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario IV for the fixed rate mortgage loans) assumes prepayment rates of 2.20% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional 2.20% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of 22% per annum. With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario IV for adjustable rate mortgage loans) assumes prepayment rates of 8.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 2.00% per annum in each month thereafter until reaching a constant prepayment rate of 30% in month twelve and remaining constant at such 30% rate until month twenty-two, remaining constant at a prepayment rate of 55% from month twenty-three through twenty-seven, and then remaining constant at a prepayment rate of 35% beginning month twenty-eight and thereafter. As used in the tables below, 0% prepayment assumption (Scenario I for each type of mortgage loan below) assumes prepayment rates equal to 0% of the prepayment assumption. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

•	the mortgage loans of each loan group (or subgroup) prepay at the indicated percentage of the related prepayment assumption;

•	payments on the offered notes are received, in cash, on the 25th day of each month, commencing in August 2004, in accordance with the payment priorities set forth in this prospectus supplement;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•	scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in July 2004, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in July 2004, and include 30 days’ interest thereon;

•	six month LIBOR remains constant at 1.62%;

•	one month LIBOR remains constant at 1.41%;

•	one year CMT remains constant at 2.08%;

•	the closing date for the offered notes is July 27, 2004;

•	the servicer’s fee is calculated as described in this prospectus supplement under “The Mortgage Loan Pool # Servicing and Other Compensation and Payment of Expenses; Repurchase;”

•	there is zero reinvestment income on all amounts in the payment account;

•	cash on deposit in the pre-funding subaccounts do not accrue interest;

42

•	subsequent mortgage loans are conveyed on September 1, 2004;

•	the prepayment penalty has been calculated as 80% of six months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

•	prepayment penalties are collected at a 95.00% collection rate;

•	the mortgage interest rate for each adjustable rate mortgage loan with a rate reset frequency of twelve is assumed to adjust based on the one-year CMT index, and for a rate reset frequency of other than twelve, based on the six-month LIBOR index;

•	the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

•	the assumed level of the applicable index, and

•	the respective gross margin;

•	for purposes of the “Weighted Average Life—Optional Termination” in the tables, the offered notes are redeemed on the Initial Auction Call Date or the Initial Clean-Up Call Date, as applicable; and

•	the mortgage loans have the approximate characteristics set forth in the following tables.

     The actual amount on deposit in the pre-funding subaccounts as of the closing date may vary from the assumed amount used in preparing the following tables.

Initial Group I Mortgage Loan Characteristics

					Original		Remaining
			Original	Remaining	Amortization	Remaining	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Interest	Penalty
Balance	WAC	WAC(1)	Maturity	Maturity	Maturity	Only Term	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(months)
3,057,974.34	10.388	10.038	180	102	360	0	0
79,389,276.47	7.492	7.120	322	300	322	0	0
2,032,346.32	7.282	6.864	304	302	304	0	4
14,242,798.44	6.700	6.329	312	310	312	0	10
2,340,287.05	6.855	6.505	323	321	323	0	22
1,661,954.62	6.550	6.133	360	359	360	0	29
173,215,205.88	6.541	6.150	334	333	334	0	35
3,572,520.98	7.278	6.928	357	354	357	0	57
134,400.00	7.000	6.650	180	179	120	59	0
1,063,196.23	6.514	6.117	180	178	120	58	34
945,569.23	6.377	5.834	240	237	180	57	33
4,923,033.99	6.769	6.373	360	358	300	58	0
911,475.00	7.721	7.371	360	359	300	59	11
1,860,210.15	6.577	6.227	360	357	300	57	21
38,585,413.19	6.343	5.958	360	358	300	58	34
484,000.00	6.750	6.400	360	356	300	56	56

(1)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

Subsequent Group I Mortgage Loan Characteristics(1)

					Original		Remaining
			Original	Remaining	Amortization	Remaining	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Interest	Penalty
Balance	WAC	WAC(2)	Maturity	Maturity	Maturity	Only Term	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(months)
19,375,822.52	7.255	6.876	318	318	318	0	0
665,719.12	7.797	7.379	304	304	304	0	6
4,665,397.45	7.215	6.844	312	312	312	0	12
766,588.76	7.370	7.020	323	323	323	0	24
544,392.94	7.065	6.648	360	360	360	0	30
56,738,693.54	7.056	6.665	334	334	334	0	36
1,170,221.58	7.793	7.443	357	357	357	0	60
44,024.31	7.515	7.165	180	180	120	60	0
348,262.53	7.029	6.632	180	180	120	60	36
309,732.41	6.892	6.349	240	240	180	60	36
1,612,598.14	7.284	6.888	360	360	300	60	0
298,564.44	8.236	7.886	360	360	300	60	12
609,333.88	7.092	6.742	360	360	300	60	24
12,639,109.43	6.858	6.473	360	360	300	60	36
158,539.94	7.265	6.915	360	360	300	60	60
10,023,698.14	9.327	8.977	180	111	360	0	0
18,539,638.98	9.269	8.919	321	252	321	0	0

(1)	Subsequent Group I mortgage loans are conveyed to the trust after the first payment date.

(2)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

Initial Subgroup II-A Mortgage Loan Characteristics

					Original									Remaining
			Original	Remaining	Amortization	Remaining		Maximum	Minimum		Rate	Initial	Periodic	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Interest Only	Gross	Mortgage	Mortgage	Months	Reset	Periodic	Rate	Penalty
Balance	WAC	WAC(1)	Maturity	Maturity	Maturity	Terms	Margin	Rate	Rate	to Next Rate	Frequency	Rate Cap	Cap	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(%)	(%)	(%)	Reset	(months)	(%)	(%)	(months)
405,228.26	9.997	9.647	180	102	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
257,594.04	7.500	7.150	180	174	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30
11,589,429.70	7.406	7.042	312	298	312	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
482,797.33	7.206	6.856	327	325	327	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4
1,471,815.86	6.634	6.254	323	322	323	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11
1,052,218.22	6.600	6.250	360	358	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	22
26,989,487.12	6.713	6.330	336	334	336	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34
751,772.99	6.548	6.198	360	358	300	58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
144,000.00	6.660	6.310	360	359	300	59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11
5,371,908.83	6.579	6.136	360	358	300	58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34
31,896,044.21	7.236	6.854	360	359	360	0	5.788	13.359	6.491	23	6	2.792	1.037	0
525,990.00	6.500	6.150	360	358	360	0	5.694	12.811	6.385	22	6	2.075	1.155	4
329,137.39	8.075	7.725	360	357	360	0	6.575	15.075	8.075	21	6	1.500	1.500	9
60,605,107.49	6.796	6.391	360	359	360	0	5.286	12.866	6.010	23	6	2.874	1.024	23
279,575.80	7.115	6.765	360	359	360	0	5.750	13.115	6.115	23	6	1.000	1.000	29
1,689,312.50	7.408	7.058	360	357	360	0	5.926	13.953	6.719	21	6	2.141	1.273	33
20,172,679.58	6.818	6.441	360	359	300	59	5.680	12.818	5.896	23	6	3.000	1.000	0
77,870,815.86	6.200	5.801	360	359	300	59	5.104	12.215	5.343	23	6	2.975	1.007	23
219,400.00	6.072	5.483	360	358	300	58	5.374	12.072	5.072	22	6	3.000	1.000	34
18,680,498.14	7.335	6.971	360	359	360	0	6.008	13.441	6.564	35	6	2.871	1.040	0
715,125.11	7.616	7.266	360	358	360	0	5.903	14.168	7.616	34	6	1.736	1.276	4
484,469.29	6.401	6.051	360	358	360	0	4.640	12.401	5.549	34	6	3.000	1.000	22
807,561.76	6.886	6.389	360	359	360	0	5.997	12.886	5.997	35	6	3.000	1.000	29
31,253,719.50	7.140	6.736	360	359	360	0	5.639	13.354	6.507	35	6	2.675	1.085	35
6,841,841.54	6.855	6.493	360	359	300	59	5.686	12.855	5.943	35	6	3.000	1.000	0
371,500.00	6.718	6.368	360	359	300	59	6.027	12.718	6.027	35	6	3.000	1.000	23
742,250.00	6.678	6.124	360	358	300	58	6.091	12.678	6.187	34	6	3.000	1.000	28
17,144,940.75	6.477	6.066	360	359	300	59	5.411	12.497	5.680	35	6	2.967	1.006	35
354,444.45	7.250	6.900	360	358	360	0	5.000	13.250	6.250	58	6	3.000	1.000	10
958,862.37	6.541	6.095	360	358	360	0	5.484	12.541	5.757	58	6	3.000	1.000	34
786,100.00	6.844	6.494	360	360	300	60	5.940	12.844	6.241	60	6	3.000	1.000	36
59,344.25	9.125	8.775	360	281	360	0	6.250	16.125	9.125	5	12	2.000	2.000	0
2,137,810.05	9.199	8.849	354	275	354	0	5.668	16.319	8.890	5	6	2.044	1.211	0

(1)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

Subsequent Subgroup II-A Mortgage Loan Characteristics(1)

					Original									Remaining
			Original	Remaining	Amortization	Remaining		Maximum	Minimum		Rate	Initial	Periodic	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Interest Only	Gross	Mortgage	Mortgage		Reset	Periodic	Rate	Penalty
Balance	WAC	WAC(2)	Maturity	Maturity	Maturity	Terms	Margin	Rate	Rate	Months	Frequency	Rate Cap	Cap	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(%)	(%)	(%)	to Next Rate Reset	(months)	(%)	(%)	(months)
4,443,486.33	7.344	6.962	360	360	360	0	5.788	13.467	6.599	24	6	2.792	1.037	0
73,276.46	6.608	6.258	360	360	360	0	5.694	12.919	6.493	24	6	2.075	1.155	6
45,852.63	8.183	7.833	360	360	360	0	6.575	15.183	8.183	24	6	1.500	1.500	12
8,442,989.54	6.904	6.499	360	360	360	0	5.286	12.974	6.118	24	6	2.874	1.024	24
38,948.13	7.223	6.873	360	360	360	0	5.750	13.223	6.223	24	6	1.000	1.000	30
235,340.69	7.516	7.166	360	360	360	0	5.926	14.061	6.827	24	6	2.141	1.273	36
2,810,286.59	6.926	6.549	360	360	300	60	5.680	12.926	6.004	24	6	3.000	1.000	0
10,848,301.70	6.308	5.909	360	360	300	60	5.104	12.323	5.451	24	6	2.975	1.007	24
30,564.95	6.180	5.591	360	360	300	60	5.374	12.180	5.180	24	6	3.000	1.000	36
2,602,408.54	7.443	7.079	360	360	360	0	6.008	13.549	6.672	36	6	2.871	1.040	0
99,625.17	7.724	7.374	360	360	360	0	5.903	14.276	7.724	36	6	1.736	1.276	6
67,492.15	6.509	6.159	360	360	360	0	4.640	12.509	5.657	36	6	3.000	1.000	24
112,502.65	6.994	6.497	360	360	360	0	5.997	12.994	6.105	36	6	3.000	1.000	30
4,354,003.18	7.248	6.844	360	360	360	0	5.639	13.462	6.615	36	6	2.675	1.085	36
953,147.32	6.963	6.601	360	360	300	60	5.686	12.963	6.051	36	6	3.000	1.000	0
51,754.23	6.826	6.476	360	360	300	60	6.027	12.826	6.135	36	6	3.000	1.000	24
103,403.97	6.786	6.232	360	360	300	60	6.091	12.786	6.295	36	6	3.000	1.000	30
2,388,487.74	6.585	6.174	360	360	300	60	5.411	12.605	5.788	36	6	2.967	1.006	36
49,378.19	7.358	7.008	360	360	360	0	5.000	13.358	6.358	60	6	3.000	1.000	12
133,580.56	6.649	6.203	360	360	360	0	5.484	12.649	5.865	60	6	3.000	1.000	36
109,512.79	6.952	6.602	360	360	300	60	5.940	12.952	6.349	60	6	3.000	1.000	36
35,424.71	7.858	7.508	180	180	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
1,329,448.04	7.275	6.909	307	307	307	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
66,395.00	7.564	7.214	327	327	327	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6
202,406.28	6.992	6.612	323	323	323	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12
144,702.59	6.958	6.608	360	360	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24
3,711,633.76	7.071	6.688	336	336	336	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
103,384.92	6.906	6.556	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
19,803.09	7.018	6.668	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12
738,752.76	6.937	6.494	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
587,819.35	8.574	8.224	360	289	360	0	6.179	15.703	8.188	8	12	2.000	2.000	0
2,296,031.09	9.324	8.974	360	290	360	0	6.157	16.308	9.146	2	6	2.621	1.186	0
278,313.53	9.795	9.445	180	110	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
583,534.26	9.104	8.754	309	239	309	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

(1)	Subsequent Subgroup II-A mortgage loans are conveyed to the trust after the first payment date.

(2)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

Initial Subgroup II-B Mortgage Loan Characteristics

					Original	Remaining								Remaining
			Original	Remaining	Amortization	Interest Only		Maximum	Minimum			Initial	Periodic	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Term to	Gross	Mortgage	Mortgage	Months	Rate Reset	Periodic	Rate	Penalty
Balance	WAC	WAC(1)	Maturity	Maturity	Maturity	Maturity	Margin	Rate	Rate	to Next Rate	Frequency	Rate Cap	Cap	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(%)	(%)	(%)	Reset	(months)	(%)	(%)	(months)
473,114.68	9.216	8.866	180	120	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
122,380.94	6.125	5.775	180	179	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	23
9,772,166.90	7.513	7.139	328	310	328	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
133,004.64	7.681	7.331	360	359	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5
2,150,177.10	6.685	6.335	327	326	327	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11
1,159,304.01	6.851	6.501	348	347	348	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	23
26,926,505.03	6.624	6.238	337	336	337	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	35
338,522.27	6.908	6.558	360	357	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	57
328,540.24	7.227	6.877	180	179	120	59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	35
176,130.00	5.875	5.525	240	239	180	59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	35
1,051,800.00	6.465	6.115	360	359	300	59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,654,073.08	6.244	5.894	360	358	300	58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34
211,500.00	5.750	5.400	360	357	300	57	N/A	N/A	N/A	N/A	N/A	N/A	N/A	57
27,668,623.57	7.376	7.013	360	359	360	0	5.691	13.447	6.397	23	6	2.790	1.024	0
591,807.13	5.716	5.163	360	359	360	0	4.632	12.054	4.632	23	6	3.000	1.000	5
265,230.68	7.128	6.778	360	356	360	0	5.628	14.128	7.128	20	6	1.500	1.500	8
51,004,988.14	6.704	6.311	360	359	360	0	5.177	12.768	5.912	23	6	2.888	1.028	23
200,000.00	9.500	9.150	360	360	360	0	6.750	15.500	8.500	24	6	3.000	1.000	30
1,083,343.46	7.080	6.730	360	358	360	0	5.605	13.333	6.533	22	6	2.321	1.127	34
494,596.94	7.303	6.953	360	355	360	0	6.012	14.303	7.303	19	6	1.500	1.500	55
25,445,873.96	7.298	6.932	360	359	300	59	6.107	13.298	6.471	23	6	3.000	1.000	0
392,000.00	5.875	5.525	360	356	300	56	4.375	12.875	5.875	20	6	1.500	1.500	8
96,379,981.29	6.349	5.963	360	359	300	59	5.136	12.362	5.452	23	6	2.987	1.000	23
690,200.00	5.738	5.388	360	360	300	60	5.375	11.738	5.375	24	6	3.000	1.000	30
2,444,550.00	6.075	5.635	360	358	300	58	5.050	12.279	5.376	22	6	2.693	1.102	34
391,999.99	5.750	5.400	300	298	240	58	4.750	12.750	5.750	34	6	1.500	1.500	34
15,740,428.68	6.841	6.461	360	359	360	0	5.536	12.963	6.082	35	6	2.794	1.038	0
295,990.73	9.033	8.683	360	359	360	0	9.033	15.033	9.033	35	6	3.000	1.000	5
199,179.02	8.250	7.900	360	357	360	0	6.760	15.250	8.250	33	6	1.500	1.500	9
374,569.87	5.250	4.900	360	359	360	0	4.125	11.250	4.250	35	6	3.000	1.000	23
151,200.00	9.750	9.400	360	360	360	0	7.125	15.750	8.750	36	6	3.000	1.000	30
23,148,129.76	6.805	6.396	360	358	360	0	5.302	13.061	6.218	34	6	2.603	1.096	34
745,000.00	6.787	6.437	360	359	324	35	5.166	13.787	6.787	35	6	1.245	1.245	35
6,645,471.01	6.824	6.411	360	360	300	60	5.875	12.824	5.960	36	6	3.000	1.000	0
16,235,556.65	6.412	6.028	360	359	300	59	5.279	12.418	5.610	35	6	2.954	1.000	35
77,862.00	6.625	6.275	360	358	360	0	4.875	12.625	6.625	58	6	3.000	1.000	0
775,989.47	7.638	7.127	360	359	360	0	6.530	13.638	6.913	59	6	3.000	1.000	35
1,477,206.99	6.137	5.787	360	359	300	59	5.390	12.137	5.622	59	6	3.000	1.000	35
132,513.33	8.253	7.903	360	282	360	0	6.281	15.866	7.755	6	12	2.000	2.000	0
1,893,720.53	9.658	9.308	360	280	360	0	5.740	16.631	9.658	4	6	2.808	1.071	0

(1)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

Subsequent Subgroup II-B Mortgage Loan Characteristics(1)

					Original	Remaining								Remaining
			Original	Remaining	Amortization	Interest Only		Maximum	Minimum			Initial	Periodic	Prepayment
Current	Gross	Net	Term to	Term to	Term to	Term to	Gross	Mortgage	Mortgage	Months	Rate Reset	Periodic	Rate	Penalty
Balance	WAC	WAC(2)	Maturity	Maturity	Maturity	Maturity	Margin	Rate	Rate	to Next Rate	Frequency	Rate Cap	Cap	Term
($)	(%)	(%)	(months)	(months)	(months)	(months)	(%)	(%)	(%)	Reset	(months)	(%)	(%)	(months)
3,792,338.43	7.527	7.164	360	360	360	0	5.691	13.598	6.548	24	6	2.790	1.024	0
81,114.73	5.867	5.314	360	360	360	0	4.632	12.205	4.783	24	6	3.000	1.000	6
36,353.26	7.279	6.929	360	360	360	0	5.628	14.279	7.279	24	6	1.500	1.500	12
6,990,885.55	6.855	6.462	360	360	360	0	5.177	12.919	6.063	24	6	2.888	1.028	24
27,412.56	9.651	9.301	360	360	360	0	6.750	15.651	8.651	24	6	3.000	1.000	30
148,486.06	7.231	6.881	360	360	360	0	5.605	13.484	6.684	24	6	2.321	1.127	36
67,790.83	7.454	7.104	360	360	360	0	6.012	14.454	7.454	24	6	1.500	1.500	60
3,487,682.20	7.449	7.083	360	360	300	60	6.107	13.449	6.622	24	6	3.000	1.000	0
53,728.61	6.026	5.676	360	360	300	60	4.375	13.026	6.026	24	6	1.500	1.500	12
13,210,108.25	6.500	6.114	360	360	300	60	5.136	12.513	5.603	24	6	2.987	1.000	24
94,600.73	5.889	5.539	360	360	300	60	5.375	11.889	5.526	24	6	3.000	1.000	30
335,056.82	6.226	5.786	360	360	300	60	5.050	12.430	5.527	24	6	2.693	1.102	36
53,728.61	5.901	5.551	300	300	240	60	4.750	12.901	5.901	36	6	1.500	1.500	36
2,157,426.93	6.992	6.612	360	360	360	0	5.536	13.114	6.233	36	6	2.794	1.038	0
40,569.31	9.184	8.834	360	360	360	0	9.033	15.184	9.184	36	6	3.000	1.000	6
27,300.03	8.401	8.051	360	360	360	0	6.760	15.401	8.401	36	6	1.500	1.500	12
51,339.59	5.401	5.051	360	360	360	0	4.125	11.401	4.401	36	6	3.000	1.000	24
20,723.89	9.901	9.551	360	360	360	0	7.125	15.901	8.901	36	6	3.000	1.000	30
3,172,747.05	6.956	6.547	360	360	360	0	5.302	13.212	6.369	36	6	2.603	1.096	36
102,111.77	6.938	6.588	360	360	324	36	5.166	13.938	6.938	36	6	1.245	1.245	36
910,846.74	6.975	6.562	360	360	300	60	5.875	12.975	6.111	36	6	3.000	1.000	0
2,225,290.55	6.563	6.179	360	360	300	60	5.279	12.569	5.761	36	6	2.954	1.000	36
10,671.98	6.776	6.426	360	360	360	0	4.875	12.776	6.776	60	6	3.000	1.000	0
106,359.28	7.789	7.278	360	360	360	0	6.530	13.789	7.064	60	6	3.000	1.000	36
202,470.10	6.288	5.938	360	360	300	60	5.390	12.288	5.773	60	6	3.000	1.000	36
16,236.59	6.847	6.497	180	180	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
17,232.39	6.597	6.247	180	180	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24
1,076,669.99	7.367	6.986	327	327	327	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
18,728.30	8.153	7.803	360	360	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6
302,765.16	7.157	6.807	327	327	327	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12
163,240.91	7.323	6.973	348	348	348	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24
3,791,504.95	7.096	6.710	337	337	337	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
47,667.13	7.380	7.030	360	360	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
46,261.55	7.699	7.349	180	180	120	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
24,800.76	6.347	5.997	240	240	180	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
148,103.33	6.937	6.587	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
796,146.63	6.716	6.366	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36
29,781.19	6.222	5.872	360	360	300	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
61,437.45	9.250	8.900	360	291	360	0	6.875	16.250	9.250	3	12	2.000	2.000	0
3,409,612.29	9.550	9.200	360	289	360	0	6.253	16.377	9.325	3	6	2.532	1.058	0
32,166.93	9.500	9.150	180	110	360	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
702,493.22	9.491	9.141	322	252	322	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

(1)	Subsequent Subgroup II-B mortgage loans are conveyed to the trust after the first payment date.

(2)	The net weighted average coupon of a mortgage loan is equal to the related mortgage interest rate less the sum of (x) the initial servicing fee rate, (y) the master servicing fee rate and (z) any PMI insurance premium with respect to such mortgage loan.

PREPAYMENT SCENARIOS

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Fixed Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%
Adjustable Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%

     The following tables set forth the approximate percentages of the initial principal amount of the offered notes (other than the Class A-IO Notes) that would be outstanding after the payment date occurring in each month shown assuming the auction call and the clean-up call are not exercised and the mortgage loans are not sold pursuant to either the auction call or clean-up call, and the approximate weighted average life in years of the offered notes, based on prepayment scenarios described in the table above entitled “Prepayment Scenarios.” The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

			Class AF-1 Scenario								Class AF-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
July 2005	90	71	62	52	42	32	23	July 2005...........	100	100	100	100	100	100	100
July 2006	87	45	25	6	0	0	0	July 2006...........	100	100	100	100	68	21	0
July 2007	84	21	0	0	0	0	0	July 2007...........	100	100	85	19	0	0	0
July 2008	81	2	0	0	0	0	0	July 2008...........	100	100	25	0	0	0	0
July 2009	77	0	0	0	0	0	0	July 2009...........	100	59	0	0	0	0	0
July 2010	73	0	0	0	0	0	0	July 2010...........	100	26	0	0	0	0	0
July 2011	69	0	0	0	0	0	0	July 2011...........	100	4	0	0	0	0	0
July 2012	65	0	0	0	0	0	0	July 2012...........	100	0	0	0	0	0	0
July 2013	61	0	0	0	0	0	0	July 2013...........	100	0	0	0	0	0	0
July 2014	53	0	0	0	0	0	0	July 2014...........	100	0	0	0	0	0	0
July 2015	48	0	0	0	0	0	0	July 2015...........	100	0	0	0	0	0	0
July 2016	43	0	0	0	0	0	0	July 2016...........	100	0	0	0	0	0	0
July 2017	37	0	0	0	0	0	0	July 2017...........	100	0	0	0	0	0	0
July 2018	31	0	0	0	0	0	0	July 2018...........	100	0	0	0	0	0	0
July 2019	24	0	0	0	0	0	0	July 2019...........	100	0	0	0	0	0	0
July 2020	17	0	0	0	0	0	0	July 2020...........	100	0	0	0	0	0	0
July 2021	8	0	0	0	0	0	0	July 2021...........	100	0	0	0	0	0	0
July 2022	0	0	0	0	0	0	0	July 2022...........	98	0	0	0	0	0	0
July 2023	0	0	0	0	0	0	0	July 2023...........	72	0	0	0	0	0	0
July 2024	0	0	0	0	0	0	0	July 2024...........	52	0	0	0	0	0	0
July 2025	0	0	0	0	0	0	0	July 2025...........	30	0	0	0	0	0	0
July 2026	0	0	0	0	0	0	0	July 2026...........	7	0	0	0	0	0	0
July 2027	0	0	0	0	0	0	0	July 2027...........	0	0	0	0	0	0	0
July 2028	0	0	0	0	0	0	0	July 2028...........	0	0	0	0	0	0	0
July 2029	0	0	0	0	0	0	0	July 2029...........	0	0	0	0	0	0	0
July 2030	0	0	0	0	0	0	0	July 2030...........	0	0	0	0	0	0	0
July 2031	0	0	0	0	0	0	0	July 2031...........	0	0	0	0	0	0	0
July 2032	0	0	0	0	0	0	0	July 2032...........	0	0	0	0	0	0	0
July 2033	0	0	0	0	0	0	0	July 2033...........	0	0	0	0	0	0	0
July 2034	0	0	0	0	0	0	0	July 2034...........	0	0	0	0	0	0	0
Weighted Average								Weighted Average
Life(1) to Maturity								Life(1) to Maturity
(Yrs.)	10.03	1.93	1.40	1.12	0.94	0.82	0.74	(Yrs.)..............	20.10	5.41	3.63	2.72	2.19	1.84	1.59
Optional								Optional
Termination								Termination
(Auction Call)								(Auction Call)
(Yrs.)	10.03	1.93	1.40	1.12	0.94	0.82	0.74	(Yrs.)..............	20.10	5.41	3.63	2.72	2.19	1.84	1.59
Optional								Optional
Termination								Termination
(Clean-Up Call)								(Clean-Up Call)
(Yrs.)	10.03	1.93	1.40	1.12	0.94	0.82	0.74	(Yrs.)..............	20.10	5.41	3.63	2.72	2.19	1.84	1.59

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class AF-3 Scenario								Class AF-4 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.).............. Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 87 66 44 25 6 0 0 0 24.81 23.99 24.72	100% 100 100 100 100 100 100 100 94 83 71 61 52 42 33 24 17 5 0 0 0 0 0 0 0 0 0 0 0 0 0 12.36 10.75 12.23	100% 100 100 100 100 92 71 56 50 42 31 22 14 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.36 7.19 8.20	100% 100 100 100 81 54 37 24 22 15 4 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.92 5.22 5.80	100% 100 100 69 48 25 11 3 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.23 3.98 4.20	100% 100 100 29 21 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.10 3.03 3.10	100% 100 82 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.37 2.37 2.37	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034...........
Weighted Average Life(1) to Maturity (Yrs.)..............
Optional Termination (Auction Call) (Yrs.)..............
							Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 21 0 0 27.78 24.41 26.33	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 50 0 0 0 0 0 0 0 0 0 0 0 0 18.04 11.74 15.99	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 28 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 13.77 8.41 11.58	100% 100 100 100 100 100 100 100 100 100 100 39 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 10.92 6.41 8.91	100% 100 100 100 100 100 100 100 100 43 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.95 5.16 7.16	100% 100 100 100 100 100 43 13 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.12 4.24 5.72	100% 100 100 55 49 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.72 3.31 3.72

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class AF-5 Scenario								Class MF-1 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.).............. Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 99 98 96 94 86 76 62 55 48 41 34 28 22 17 12 9 6 4 3 2 1 * * * * 0 0 12.45 12.44 12.44	100% 100 100 100 93 85 74 65 42 27 16 10 6 4 2 1 1 * * 0 0 0 0 0 0 0 0 0 0 0 0 7.76 7.64 7.76	100% 100 100 100 89 81 69 57 30 15 7 3 1 * * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 7.03 6.73 7.02	100% 100 100 100 89 79 64 48 19 7 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.57 5.77 6.52	100% 100 100 100 91 78 58 39 9 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.28 4.94 6.06	100% 100 100 100 94 77 50 15 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.87 4.22 5.46	100% 100 100 100 99 69 31 4 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.58 3.58 4.82	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.).............. Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.09 4.33 4.88	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.48 3.88 4.34	100% 100 100 100 47 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.35 3.58 4.15

*	Represents less than 1/2 of 1%, but is greater than 0%. (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class MF-2 Scenario								Class MF-3 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.07 4.30 4.86	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.38 3.78 4.24	100% 100 100 100 31 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.10 3.53 3.91	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.06 4.29 4.85	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.34 3.74 4.20	100% 100 100 100 31 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.01 3.44 3.82

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class MF-4 Scenario								Class MF-5 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.05 4.29 4.84	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.32 3.72 4.18	100% 100 100 100 31 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.98 3.40 3.78	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.04 4.27 4.83	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30 3.70 4.17	100% 100 100 100 31 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.96 3.39 3.77

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class MF-6 Scenario								Class AV-1 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 98 88 78 68 57 45 32 21 11 2 0 0 23.53 22.82 23.37	100% 100 100 100 100 100 94 82 71 61 52 45 38 32 26 22 17 11 4 0 0 0 0 0 0 0 0 0 0 0 0 11.08 9.67 10.85	100% 100 100 100 97 80 65 53 44 35 27 21 16 8 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.01 6.88 7.76	100% 100 100 100 76 58 44 33 25 18 10 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 6.17 5.24 5.94	100% 100 100 100 58 41 29 19 11 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.04 4.27 4.83	100% 100 100 100 43 28 16 5 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30 3.70 4.17	100% 100 100 100 31 18 8 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.92 3.35 3.72	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 96 95 94 93 92 90 88 86 84 81 79 76 73 69 66 62 58 54 49 44 39 35 31 27 23 18 14 8 3 0 17.80 17.61 17.77	100% 84 65 49 36 30 25 20 17 14 11 8 6 4 2 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.26 3.83 4.17	100% 78 52 31 25 19 14 10 7 4 2 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.96 2.64 2.87	100% 72 39 16 16 11 6 4 2 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.19 1.94 2.11	100% 66 27 4 3 2 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.57 1.50 1.54	100% 60 15 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.28 1.28 1.28	100% 53 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.13 1.13 1.13

*	Represents less than 1/2 of 1%, but is greater than 0%.

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class AV-2 Scenario								Class MV-1 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 96 96 95 94 93 91 89 87 85 82 79 77 74 70 67 63 59 55 50 45 40 35 32 28 24 19 15 9 3 0 18.04 17.83 18.00	100% 84 66 49 37 30 25 21 17 14 11 8 6 4 3 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.30 3.85 4.19	100% 78 52 31 25 19 14 10 7 4 3 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.98 2.65 2.88	100% 72 39 16 16 11 7 4 2 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.21 1.94 2.12	100% 66 27 4 3 2 1 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.58 1.50 1.55	100% 60 15 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.28 1.28 1.28	100% 54 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1.14 1.14 1.14	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 95 85 74 63 51 39 24 9 0 25.94 25.39 25.84	100% 100 100 100 100 83 68 56 46 38 29 22 16 11 7 4 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.32 7.13 8.05	100% 100 100 100 68 51 38 27 18 12 7 3 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.72 4.83 5.46	100% 100 100 100 46 29 18 10 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.73 4.02 4.50	100% 100 100 100 83 44 21 6 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.08 3.24 4.43	100% 100 100 72 31 10 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.69 2.49 3.32	100% 100 100 48 18 4 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.12 2.08 2.48

*	Represents less than 1/2 of 1%, but is greater than 0%. (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class MV-2 Scenario								Class MV-3 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 95 85 74 63 51 39 24 9 0 25.94 25.39 25.84	100% 100 100 100 100 83 68 56 46 38 29 22 16 11 7 4 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.32 7.13 8.05	100% 100 100 100 68 51 38 27 18 12 7 3 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.71 4.82 5.45	100% 100 100 100 44 29 18 10 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.55 3.85 4.32	100% 100 100 100 54 29 13 4 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.59 3.24 4.17	100% 100 100 78 34 11 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.78 2.49 3.39	100% 100 100 50 19 4 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.30 2.08 2.62	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 95 85 74 63 51 39 24 9 0 25.94 25.39 25.84	100% 100 100 100 100 83 68 56 46 38 29 22 16 11 7 4 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.32 7.13 8.05	100% 100 100 100 68 51 38 27 18 12 7 3 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.71 4.81 5.44	100% 100 100 100 44 29 18 10 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.49 3.78 4.26	100% 100 100 100 26 14 6 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.97 3.24 3.77	100% 100 100 78 34 11 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.78 2.49 3.39	100% 100 100 14 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.61 2.08 2.43

*	Represents less than 1/2 of 1%, but is greater than 0%. (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

		Class MV-4 Scenario								Class MV-5 Scenario
I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1)to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.).
100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 95 85 74 63 51 39 24 9 0 25.94 25.39 25.84	100% 100 100 100 100 83 68 56 46 38 29 22 16 11 7 4 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.32 7.13 8.05	100% 100 100 100 68 51 38 27 18 12 7 3 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.71 4.81 5.44	100% 100 100 100 44 29 18 10 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.47 3.76 4.24	100% 100 100 100 26 14 6 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.91 3.24 3.70	100% 100 100 78 34 11 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.78 2.49 3.39	100% 100 100 14 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.54 2.08 2.36	Initial Percentage July 2005........... July 2006........... July 2007........... July 2008........... July 2009........... July 2010........... July 2011........... July 2012........... July 2013........... July 2014........... July 2015........... July 2016........... July 2017........... July 2018........... July 2019........... July 2020........... July 2021........... July 2022........... July 2023........... July 2024........... July 2025........... July 2026........... July 2027........... July 2028........... July 2029........... July 2030........... July 2031........... July 2032........... July 2033........... July 2034........... Weighted Average Life(1) to Maturity (Yrs.)..... Optional Termination (Auction Call) (Yrs.).............. Optional Termination (Clean-Up Call) (Yrs.)..............	100% 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 95 85 74 63 51 39 24 9 0 25.94 25.39 25.84	100% 100 100 100 100 83 68 56 46 38 29 22 16 11 7 4 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8.32 7.13 8.05	100% 100 100 100 68 51 38 27 18 12 7 3 * 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 5.71 4.81 5.44	100% 100 100 100 44 29 18 10 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4.45 3.75 4.22	100% 100 100 100 26 14 6 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.85 3.24 3.65	100% 100 100 78 34 11 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 3.78 2.49 3.39	100% 100 100 14 5 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2.50 2.08 2.32

*	Represents less than 1/2 of 1%, but is greater than 0%. (1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

	Class MV-6 Scenario
	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
July 2005	100	100	100	100	100	100	100
July 2006	100	100	100	100	100	100	100
July 2007	100	100	100	100	100	66	9
July 2008	100	100	68	44	26	29	3
July 2009	100	83	51	29	14	9	1
July 2010	100	68	38	18	6	0	0
July 2011	100	56	27	10	2	0	0
July 2012	100	46	18	5	0	0	0
July 2013	100	38	12	1	0	0	0
July 2014	100	29	7	0	0	0	0
July 2015	100	22	3	0	0	0	0
July 2016	100	16	*	0	0	0	0
July 2017	100	11	0	0	0	0	0
July 2018	100	7	0	0	0	0	0
July 2019	100	4	0	0	0	0	0
July 2020	100	1	0	0	0	0	0
July 2021	100	0	0	0	0	0	0
July 2022	100	0	0	0	0	0	0
July 2023	100	0	0	0	0	0	0
July 2024	100	0	0	0	0	0	0
July 2025	100	0	0	0	0	0	0
July 2026	95	0	0	0	0	0	0
July 2027	85	0	0	0	0	0	0
July 2028	74	0	0	0	0	0	0
July 2029	63	0	0	0	0	0	0
July 2030	51	0	0	0	0	0	0
July 2031	39	0	0	0	0	0	0
July 2032	24	0	0	0	0	0	0
July 2033	9	0	0	0	0	0	0
July 2034	0	0	0	0	0	0	0
Weighted Average Life(1) to Maturity (Yrs.)	25.94	8.32	5.71	4.45	3.82	3.63	2.40
Optional Termination (Auction Call) (Yrs.)	25.39	7.13	4.81	3.74	3.22	2.49	2.08
Optional Termination (Clean-Up Call) (Yrs.)	25.84	8.06	5.44	4.22	3.62	3.29	2.28

*	Represents less than 1/2 of 1%, but is greater than 0%.

(1)	The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

The Class A-IO Notes

     The Class A-IO Notes are entitled to payments of interest only and are not entitled to payments of principal. Additionally, interest on the Class A-IO Notes for any payment date is calculated on the basis of the notional principal balances of its A-IO-A and A-IO-B components equal to a scheduled notional principal balance for such date. The notional principal balance of each such component of the Class A-IO Notes is reduced to zero after the twenty-third payment date after the closing date and such payment date will be the maturity date of the Class A-IO Notes. Following such date, the Class A-IO Notes will not be entitled to distributions of any kind.

     As described herein, if the notes are redeemed as a result of a call or the principal balance of all of the notes (other than the Class A-IO Notes) is repaid in full before the maturity date for the Class A-IO Notes, the holders of the Class A-IO Notes will be entitled to receive an amount generally equal to the present value (using a discount rate that will approximate the expected pricing yield to maturity of the Class A-IO Notes and other terms provided in the sale and servicing agreement), as of the date of such redemption or repayment in full, of the remaining payments scheduled to be made on the Class A-IO Notes (the “Class A-IO Redemption Payment”).

Payment Delay Feature

     The effective yield to the holders of the Group I Notes (other than the Class AF-1 Notes) and the Class A-IO Notes will be lower than the yield otherwise produced by the related interest rate and the purchase price of those notes because principal and interest payments will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional payments of interest or earnings thereon in respect of such delay).

DESCRIPTION OF THE OFFERED NOTES

General

     The securities to be issued by the trust will consist of:

•	The following Group I senior notes, all of which are offered by this prospectus supplement:

•	Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Notes (collectively, the “Group I Senior Notes”); and

•	The following Group I subordinate notes, all of which are offered by this prospectus supplement:

•	Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Notes (collectively, the “Group I Subordinate Notes”); and

•	The following Group II senior notes, all of which are offered by this prospectus supplement:

•	Class AV-1 Notes, which are primarily payable from collections on the Subgroup II-A mortgage loans;

•	Class AV-2 Notes, which are primarily payable from collections on the Subgroup II-B mortgage loans;

•	Class A-IO Notes, which are primarily payable from collections on the Group II mortgage loans, in the aggregate; and

•	The following Group II subordinate notes, all of which are offered by this prospectus supplement:

•	Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Notes (collectively, the “Group II Subordinate Notes”); and

•	The ownership certificate, which is not offered hereby.

     The Group I Senior Notes and the Group I Subordinate Notes are collectively referred to herein as the “Group I Notes.” The Class AV-1 Notes, Class AV-2 Notes and the Class A-IO Notes are collectively referred to as the “Group II Senior Notes” and, together with the Group II Subordinate Notes, are collectively referred to herein as the “Group II Notes.”

     Notes with an “AF” or “AV” in their class designation, together with the Class A-IO Notes, are sometimes collectively referred to herein as the “Class A Notes” or the “Senior Notes.” Notes with a “MF” or “MV” in their class designation are sometimes collectively referred to herein as the “Class M Notes” or the “Subordinate Notes.” The Class A Notes and the Class M Notes are collectively referred to herein as the “Offered Notes.”

     For purposes of the following discussion, references to the Class M-1 Notes mean either the Class MF-1 Notes or the Class MV-1 Notes; references to the Class M-2 Notes mean either the Class MF-2 Notes or the Class MV-2 Notes; references to the Class M-3 Notes mean either the Class MF-3 Notes or the Class MV-3 Notes; references to the Class M-4 Notes mean either the Class MF-4 Notes or the Class MV-4 Notes; references to the Class M-5 Notes mean either the Class MF-5 Notes or the Class MV-5 Notes; and references to the Class M-6 Notes mean either the Class MF-6 Notes or the Class MV-6 Notes.

     The Class M-1 Notes of a Loan Group are subordinate in right of payment to the Class A Notes of such group; the Class M-2 Notes of a Loan Group are subordinate in right of payment to the Class A Notes and the Class M-1 Notes of such group; the Class M-3 Notes of a Loan Group are subordinate in the right of payment to the Class A Notes, Class M-1 Notes and Class M-2 Notes of such group; the Class M-4 Notes of a Loan Group are subordinate in the right of payment to the Class A Notes, Class M-1 Notes, Class M-2 Notes and Class M-3 Notes of such group; the Class M-5 Notes of a Loan Group are subordinate in right of payment to the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes and Class M-4 Notes of such group; and the Class M-6 Notes of a Loan Group are subordinate in right of payment to the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes and Class M-5 Notes of such group.

     Other significant defined terms that are necessary to develop an understanding of the manner in which payments will be made on the Offered Notes appear in the Glossary at the end of this prospectus supplement.

     The Offered Notes will be issued pursuant to the indenture and will be secured by the trust estate as described in this prospectus supplement.

     Persons in whose names Offered Notes are registered in the note register maintained by the indenture trustee are the holders of the Offered Notes. For as long as the Offered Notes are in book-entry form with DTC, the only holder of the Offered Notes (as the term holder is used in the indenture and the trust agreement) for the trust will be Cede & Co., a nominee of DTC. No beneficial owner will be entitled to receive a definitive note representing the beneficial owner’s interest in the trust, except in the event that physical notes are issued under limited circumstances set forth in the sale and servicing agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the sale and servicing agreement. See “Description of the Offered Notes—Book-Entry Registration of the Offered Notes” herein.

     As described under “The Mortgage Pool,” the mortgage loan pool is divided into two loan groups (each, a “Loan Group”). Group I, which solely consists of mortgage loans having fixed interest rates and Group II, which consists of mortgage loans having fixed and adjustable interest rates. Group II is further subdivided into Subgroup II-A, which consists of fixed and adjustable rate conforming mortgage loans and Subgroup II-B, which consists of fixed and adjustable rate, conforming and non-conforming mortgage loans. Collections on the Group I mortgage loans are the primary source of payment of the Group I Notes; collections on the Subgroup II-A Mortgage Loans are the primary source of payment of the Class AV-1 Notes; collections on the Subgroup II-B Mortgage Loans are the primary source of payment of the Class AV-2 Notes; and collections on the Group II Mortgage Loans in the aggregate are the primary source of payment of the Class A-IO Notes and the Group II Subordinate Notes.

     The sale and servicing agreement requires that the indenture trustee create a payment account. All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments. The trust will not be entitled to receive earnings on such investments. Amounts payable to the holders of the ownership certificate will be removed from the payment account by the indenture trustee and paid to a certificate account established by the trust administrator. See “The Agreements—Administration of Accounts” in the prospectus.

     One day prior to the related payment date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the payment account an amount equal to the interest funds and principal funds (less the master servicing fee for that payment date) with respect to each Loan Group for that payment date.

Payments

     General. Payments on the Class A-IO Notes and the Group I Notes (excluding the Class AF-1 Notes) will be made on each payment date to holders of record as of the last business day of the month immediately preceding the calendar month in which the payment date occurs, or the closing date in the case of the first payment date, in an amount equal to the product of the holder’s percentage interest and the amount to be paid to that class on the payment date. Payments on the Class AF-1 Notes and the Group II Notes (excluding the Class A-IO Notes) will be made on each payment date to holders of record as of the business day immediately preceding that payment date in an amount equal to the product of the holder’s percentage interest and the amount to be paid to that class on the payment date. The percentage interest represented by any offered note will be equal to the percentage obtained by dividing the principal balance or notional principal balance (in the case of the Class A-IO Notes), as applicable, of the note by the principal balance or notional principal balance, as applicable, of all notes of the same class.

     Payments of Interest. On each payment date, the amount of interest due with respect to the Class A-IO Notes and the Group I Notes (other than the Class AF-1 Notes) is the interest which has accrued on the outstanding notional balance or principal balance, as applicable, of each such class of Notes at the related interest rate during the calendar month immediately preceding the calendar month in which the payment date occurs. On each payment date, interest due with respect to the Class AF-1 Notes and the Group II Notes (excluding the Class A-IO Notes) is the interest which has accrued on the outstanding principal balance of each such class of notes at the then applicable interest rate from and including the preceding payment date (or from the closing date in the case of the first payment date) to and including the day prior to the current payment date. Each period referred to in the prior sentence relating to the accrual of interest is an “Accrual Period” for the related payment date.

     All calculations of interest on the Class A-IO Notes and the Group I Notes (other than the Class AF-1 Notes) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360). All calculations of interest on the Class AF-1 Notes and the Group II Notes (other than the Class A-IO Notes) will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

     The initial principal balances of the Offered Notes (other than the Class A-IO Notes) can be found in the table on page S-2 above.

     The Class A-IO Notes will consist of two non-separable payment components, the “A-IO-A Component” and the “A-IO-B Component.” The notional balance of the Class A-IO Notes will at all times be equal to the sum of the notional balances of these two components, which for each of the first twenty-three payment dates will equal $69,250,000 for the A-IO-A Component and $69,250,000 for the A-IO-B Component; for each payment date thereafter, the notional balance for each such component will be zero. Interest payable on the Class A-IO Notes will be the sum of interest accrued on the notional principal balances of the A-IO-A Component and the A-IO-B Component during the first twenty-three Accrual Periods. Thereafter, no further interest will accrue on the Class A-IO Notes and no further distributions will be made with respect to the Class A-IO Notes.

     On each payment date, Interest Funds with respect to each Group, as applicable, for that date will be paid in the following order of priority:

•	First, concurrently, to the related Senior Notes, the amount of Current Interest for each such class on such payment date, pro rata, based on the amount of Current Interest with respect to each such class;

•	Second, to the related Class M-1 Notes, Current Interest for that class and payment date;

•	Third, to the related Class M-2 Notes, Current Interest for that class and payment date;

•	Fourth, to the related Class M-3 Notes, Current Interest for that class and payment date;

•	Fifth, to the related Class M-4 Notes, Current Interest for that class and payment date;

•	Sixth, to the related Class M-5 Notes, Current Interest for that class and payment date;

•	Seventh, to the related Class M-6 Notes, Current Interest for that class and payment date; and

•	Eighth, any remaining Interest Funds will be treated as Excess Interest and applied as described under “—Excess Interest and Pledged Prepayment Penalty Cashflow” below.

     The Interest Rate for any payment date (other than the first two payment dates) for the Class AF-1 Notes will be equal to the least of (i) the Formula Rate, (ii) the Available Funds Rate applicable to Group I and (iii) the Fixed Rate Cap. The Interest Rate of the Class AF-1 Notes for the first two payment dates will equal the applicable Formula Rate.

     The Interest Rate for any payment date (other than the first two payment dates) for the Group I Notes (other than the Class AF-1 Notes) will be equal to the lesser of (i) the per annum rate for each such class set forth in the table on page S-2 and (ii) the Available Funds Rate applicable to Group I. The Interest Rate for each such class of Offered Notes on the first two payment dates will be applicable per annum rate described in clause (i) above.

     The Interest Rate for any payment date (other than the first two payment dates) for the Group II Notes (other than the Class A-IO Notes) will be equal to the least of (i) the Formula Rate, (ii) the Available Funds Rate applicable to Group II and (iii) the Fixed Rate Cap. The Interest Rate for each such class of Offered Notes on the first two payment dates will equal the applicable Formula Rate.

     The Interest Rate for the first twenty-three payment dates for the Class A-IO Notes will equal 4.00% per annum and thereafter, 0.00% per annum.

     The “Formula Rate” applicable to the Class AF-1 Notes and each class of the Group II Notes (other than the Class A-IO Notes) is one month LIBOR plus the applicable margin set forth on page S-2 for each such class. After the Initial Auction Call Date, the spread over one month LIBOR applicable to the Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Notes will increase to 0.600%, 0.580%, 0.870%, 1.800%, 1.905%, 2.700%, 2.850% and 4.500%, respectively; the fixed rate coupon (as set forth in the table on page S-2) applicable to each of the Class AF-4, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Notes will increase to 6.00% and the fixed rate coupon of the Class AF-5 Notes will increase to 5.49%.

     If Loan Group II terminates prior to the twenty-third payment date, whether as a result of an auction call with respect to Loan Group II or otherwise, the holders of the Class A-IO Notes will be entitled to the Class A-IO Redemption Payment. Notwithstanding the priorities set forth below under "—Payments of Principal,” the payment due with respect to the Class A-IO Notes on the occurrence of an auction call or other termination of Loan Group II (see “The Agreements—Discharge or Redemption of Notes”) will be made from the Principal Payment Amount for Loan Group II before any payments of principal are made on any other classes of Group II Notes.

     Payments of Principal. On each payment date, the Principal Payment Amount in respect of each Group (or Subgroup) for that payment date is required to be paid as follows:

•	First, to the related Class A Notes, the Senior Principal Payment Amount until the principal balance of each such class of notes has been reduced to zero;

•	Second, to the related Class M-1 Notes, the Class M-1 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero;

•	Third, to the related Class M-2 Notes, the Class M-2 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero;

•	Fourth, to the related Class M-3 Notes, the Class M-3 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero;

•	Fifth, to the related Class M-4 Notes, the Class M-4 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero;

•	Sixth, to the related Class M-5 Notes, the Class M-5 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero;

•	Seventh, to the Class M-6 Notes, the Class M-6 Principal Payment Amount until the principal balance of such class of notes has been reduced to zero; and

•	Eighth, any remaining amount shall be payable as described under “—Excess Interest and Pledged Prepayment Penalty Cashflow.”

     For purposes of the above priorities, the Class M-1 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-1 or Class MV-1 Notes, as applicable; the Class M-2 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-2 or Class MV-2 Notes, as applicable; the Class M-3 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-3 or Class MV-3 Notes, as applicable; the Class M-4 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-4 or Class MV-4 Notes, as applicable; the Class M-5 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-5 or Class MV-5 Notes, as applicable; and the Class M-6 Principal Payment Amount refers to the Principal Payment Amount payable with respect to either the Class MF-6 or Class MV-6 Notes, as applicable.

     Notwithstanding the foregoing, as to each note group before the Stepdown Date with respect to such group, or while a Trigger Event exists with respect to the related Loan Group, the Principal Payment Amount for such group (or subgroup) will be paid in the following order of priority:

•	First, exclusively to the related Class A Notes until the principal balance of the Class A Notes has been reduced to zero;

•	Second, after the principal balance of the related Class A Notes has been reduced to zero, exclusively to the Class M-1 Notes of such group, until the principal balance of the Class M-1 Notes has been reduced to zero;

•	Third, after the principal balance of the related Class M-1 Notes has been reduced to zero, exclusively to the Class M-2 Notes of such group, until the principal balance of the Class M-2 Notes has been reduced to zero;

•	Fourth, after the principal balance of the related Class M-2 Notes has been reduced to zero, exclusively to the Class M-3 Notes of such group, until the principal balance of the Class M-3 Notes has been reduced to zero;

•	Fifth, after the principal balance of the related Class M-3 Notes has been reduced to zero, exclusively to the Class M-4 Notes of such group, until the principal balance of the Class M-4 Notes has been reduced to zero;

•	Sixth, after the principal balance of the related Class M-4 Notes has been reduced to zero, exclusively to the Class M-5 Notes of such group, until the principal balance of the Class M-5 Notes has been reduced to zero;

•	Seventh, after the principal balance of the related Class M-5 Notes has been reduced to zero, exclusively to the Class M-6 Notes of such group, until the principal balance of the Class M-6 Notes has been reduced to zero; and

•	Eighth, any remaining amount shall be payable as described under “—Excess Interest and Pledged Prepayment Penalty Cashflow.”

     Priority of Principal Payments to the Class A Notes. Any amounts payable in respect of principal of the Group I Senior Notes pursuant to the principal payment priorities set forth above shall be applied first, to the Class AF-5 Payment Amount for such payment date, until the principal balance of the Class AF-5 Notes is reduced to zero, and second, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Notes, in that order, until the principal balance of each such class has been reduced to zero.

     Any amounts payable in respect of principal to the Group II Senior Notes pursuant to the principal payment priorities set forth above shall be payable concurrently as follows:

•	the Group II Senior Note Principal Payment Amount with respect to the Class AV-1 Notes will be paid to such class until the principal balance of such class is reduced to zero; and

•	the Group II Senior Note Principal Payment Amount with respect to the Class AV-2 Notes will be paid to such class until the principal balance of such class is reduced to zero.

Excess Interest and Pledged Prepayment Penalty Cashflow

     The Offered Notes will have the benefit of a portion of prepayment penalties paid on mortgage loans. The prepayment penalties not allocated to the Offered Notes will be paid to the holder of the ownership certificate.

     On each payment date, Excess Interest and Pledged Prepayment Penalties and the Released Principal Amount on such payment date will be paid in the following order of priority:

•	first, to the related Offered Notes of such note group, the Extra Principal Payment Amount for such Group, as part of the distribution of the related Principal Payment Amount;

•	second, to the related Offered Notes of such note group in the same order of priority as the distribution of Interest Funds set forth above in “—Payments—Payments of Interest,” any Available Funds Shortfalls with respect to such Notes;

•	third, to the Offered Notes of the unrelated note group, in the same order of priority as the distribution of the Principal Payment Amount set forth above in “—Payments—Payments of Principal,” any Extra Principal Payment Amount Shortfalls with respect to such Notes;

•	fourth, to the Notes of the unrelated note group, in the same order of priority as the distribution of Interest Funds set forth above in “—Payments—Payments of Interest,” any Available Funds Shortfalls with respect to such Notes;

•	fifth, to the related Offered Notes of such note group, the Auction Call Turbo Payment Amount for such Group, allocated pro rata among the related Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes;

•	sixth, to the Offered Notes of the unrelated note group, the Auction Call Turbo Payment Amount remaining from the other Loan Group, allocated pro rata among the unrelated Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes; and

•	seventh, to the holder of the ownership certificate, any remaining amount.

     Any Auction Call Turbo Payment Amounts distributed to the Class A Notes will be allocated in the same order of priority as set forth under “Payments—Priority of Principal Payments to the Class A Notes.”

     The level of Excess Interest will depend on, among other things:

•	the rate at which prepayment penalties are collected;

•	the overcollateralization level of the mortgage loans for such Loan Group;

•	the loss experience of the mortgage loans for such Loan Group;

•	the level of one month LIBOR and the indices for the adjustable rate mortgage loans;

•	the servicing fee at any time (which escalates over time as described herein); and

•	the extent to which the weighted average of the net rates of the mortgage loans in a Loan Group exceeds the weighted average of the interest rates of the related Offered Notes (without giving effect to the applicable Available Funds Rate).

No assurance can be given as to the levels of Excess Interest (or Pledged Prepayment Penalties) at any time. For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”

Realized Losses

     Prior to each payment date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans. As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds. As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan. Shortfalls or losses resulting from the occurrence of realized losses will reduce the amount of Excess Interest available to build or maintain overcollateralization, and will then reduce the amounts available to make payments on the securities and will be borne first by the ownership certificate and then by the offered notes in reverse order of seniority.

Yield Maintenance Agreement

     The assets of the trust will include a yield maintenance agreement (the “Yield Maintenance Agreement”) for the benefit of the Group II Notes pursuant to which the trust will make a single, upfront payment to Swiss Re Financial Products Corporation (together with any successor, the “Counterparty”), a Delaware corporation and an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation, from the proceeds of the issuance of the Offered Notes and the Counterparty will agree to pay to the trust a monthly payment in an amount equal to the product of:

(1)	the excess, if any, of LIBOR (subject to a maximum rate of 9.56%) over the Strike Rate (as set forth in Annex I);

(2)	the Scheduled Notional Amount for such date (as set forth in Annex I); and

(3)	a fraction, the numerator of which is the actual number of days elapsed from the previous payment date to but excluding the current payment date (or, for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date), and the denominator of which is 360.

The Yield Maintenance Agreement will terminate after the payment date in December 2007.

     Under the Yield Maintenance Agreement, if the Counterparty’s credit ratings for its short-term unsecured and unsubordinated debt fall below “A-1” by S&P or “P-1” by Moody’s, the Counterparty will be required within thirty days to post collateral covering its exposure under the Yield Maintenance Agreement or assign the Yield Maintenance Agreement to a party whose credit ratings meet or exceed the ratings set forth above. In that event, the Counterparty may elect to assign the Yield Maintenance Agreement to a substitute counterparty whose credit ratings are lower than the Counterparty’s credit ratings on the date the Yield Maintenance Agreement is entered into.

     The Yield Maintenance Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the Yield Maintenance Agreement.

     The sale and servicing agreement contains provisions permitting the trust to enter into any amendment to Yield Maintenance Agreement requested by the Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Yield Maintenance Agreement, so long as the trust and the indenture trustee receive an opinion of counsel (which opinion shall not be an expense of the trust or the indenture trustee) to the effect that the amendment will not adversely affect the interests of the noteholders.

     Distributions of Yield Maintenance Agreement Receipts. On each payment date (before giving effect to the payments described under “Payments—Excess Interest and Pledged Prepayment Penalty Cashflow”), the indenture trustee will apply amounts on deposit in the Yield Maintenance Account in the following order of priority:

•	first, pro rata, based on the amount of Current Interest and Available Funds Shortfalls, to the Class AV-1 and Class AV-2 Notes, any Current Interest and Available Funds Shortfalls for such classes not paid as described under “—Payments—Payments of Interest;”

•	second, to the Group II Subordinate Notes, in order of seniority, any Current Interest for such classes not paid as described under “—Payments—Payments of Interest” and any Available Funds Shortfalls with respect to each such class of Notes; and

•	third, any remainder to the ownership certificate.

     Certain Information Concerning the Counterparty. The Counterparty currently has a long-term counterparty credit rating of “AA” and a short-term rating of “A-1+” from S&P. The obligations of the Counterparty under the Cap Agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has an insurance financial strength rating of “AA” and a short-term rating of “A-1+” from S&P and an insurance financial strength rating of “Aa2” and a short-term rating of “Prime-1” from Moody’s.

     The Counterparty and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus, except with respect to the information set forth in the immediately preceding paragraph.

Pre-Funding Account

     On the closing date, the seller will deposit approximately $128,510,338 with an account (the “Group I Pre-Funding Subaccount”), approximately $48,091,993 into an account (the “Subgroup II-A Pre-Funding Subaccount”) and approximately $48,091,993 into an account (the “Subgroup II-B Pre-Funding Subaccount”) to be maintained in the name of the indenture trustee for the benefit of the holders of the notes. These pre-funded amounts will be used to acquire subsequent mortgage loans with respect to Group I, Subgroup II-A and Subgroup II-B during the period beginning on the closing date and generally terminating on the earlier to occur of:

•	the date on which the amount on deposit in the pre-funding subaccount, excluding any interest or other investment earnings, is less than $100,000; and

•	October 27, 2004.

     These original pre-funded amounts will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans for the applicable Loan Group in accordance with the agreement for the trust. Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the related Offered Notes then entitled to payments of principal on the first payment date thereafter as a prepayment of principal in reduction of the related principal balances. This will result in an unscheduled payment of principal in respect of such notes on that date.

     Amounts on deposit in the pre-funding subaccounts will be invested in permitted investments. All interest and any other investment earnings on amounts on deposit in the pre-funding subaccounts will be paid to the seller. For federal income tax purposes, the pre-funding subaccounts will be owned by, and all interest and other investment earnings on amounts in the pre-funding subaccounts will be taxable to, the seller.

Calculation Agent

     The master servicer has appointed Deutsche Bank Trust Company Americas to serve as calculation agent for the trust. As calculation agent, Deutsche Bank Trust Company Americas will be responsible for calculating and paying to holders of securities all amounts of principal and interest due on each payment date.

Calculation of One Month LIBOR

     On each interest determination date, which is the second business day preceding each payment date (or, in the case of the first accrual period, July 23, 2004), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

     One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period). The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

     Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Notes

     The Offered Notes will be book-entry securities. Beneficial owners may elect to hold their book-entry securities directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry securities will be issued in one or more notes per class of Offered Notes which in the aggregate equal the principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. See “Registration of the Offered Notes—Book-Entry Registration” and “—Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENTS

General

     The following summary describes certain terms of the trust agreement, the sale and servicing agreement, the indenture and the administration agreement (collectively, the “Operative Agreements”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the agreements. See also “The Agreements” in the prospectus.

Formation of the Issuer

     The trust will be a Delaware statutory trust established pursuant to the trust agreement. The depositor will sell without recourse the initial mortgage loans identified prior to the closing date to the trust, and the trust will issue the notes pursuant to the indenture and the ownership certificate under the trust agreement. During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust. The trust will pledge the trust estate to the indenture trustee to secure the Offered Notes.

     The prospectus contains important additional information regarding the terms and conditions of the Offered Notes. The depositor will provide to any prospective or actual holder of Offered Notes, upon written request, a copy of the Operative Agreements without exhibits. Requests should be addressed to Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Secretary.

     The Offered Notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer, the indenture trustee or the owner trustee.

Reports to Holders

     On each payment date, the master servicer will report or cause to be reported to each holder of an offered security, by posting to the indenture trustee’s website (https://www.corporatetrust.db.com/invr) or other means of reporting described in the agreement:

•	with respect to each class of Offered Notes based on a note in the original principal or notional amount of $1,000:

•	the amount of the aggregate payment on such payment date;

•	the amount of the interest paid;

•	the amount of the principal paid, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein and any Extra Principal Payment Amount;

•	the principal balance after giving effect to any principal payment;

•	the Available Funds Shortfall for each class of Offered Notes;

•	the weighted average of the mortgage interest rates on the mortgage loans by Loan Group (and subgroup) less the servicing and master servicing fee rates;

•	the Realized Losses for each Loan Group (and subgroup) for the related period and cumulatively since the cut-off date;

•	the largest mortgage loan balance outstanding for each Loan Group (and subgroup);

•	the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust for each Loan Group (and subgroup), in each case for the related prepayment period;

•	the servicing fees and master servicing fees for each Loan Group (and subgroup);

•	one month LIBOR on the most recent interest determination date;

•	any amounts received by the trust under the Yield Maintenance Agreement;

•	the interest rates for each class (and whether such rates have been capped);

•	the amount of any Auction Call Turbo Payment; and

•	for each payment date during the pre-funding period, the amount, if any, on deposit in each pre-funding subaccount.

Holders of Offered Notes may obtain assistance in operating the indenture trustee’s website by calling the indenture trustee’s investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

     The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the sale and servicing agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage loan pool, as set forth above. See “The Trusts—The Mortgage Loans—General,” and "—Substitution of Mortgage Loans” in the prospectus.

The Owner Trustee

     Wilmington Trust Company will act as owner trustee of the trust. The mailing address of the owner trustee’s Corporate Trust Office is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.

The Indenture Trustee

     Deutsche Bank Trust Company Americas will act as indenture trustee of the trust. The mailing address of the indenture trustee’s Corporate Trust Office is 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Saxon 2004-2 (SX0402), and its telephone number is

(714) 247-6000. The indenture trustee will be charged with the duties set forth in the indenture in connection with the issuance of the notes, conservation of the trust estate pledged to secure the notes and payments to noteholders under and in accordance with the indenture. The indenture trustee will be paid a monthly fee by the master servicer. The indenture trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to noteholders and the holder of the ownership certificate as set forth in the indenture and the sale and servicing agreement.

     The indenture trustee may resign, or the holders of a majority in outstanding principal amount of the notes may remove the indenture trustee, at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee, subject to the conditions set forth in the indenture. The trust is obligated to remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture, becomes insolvent, or because of some conflict of interest, the indenture trustee otherwise becomes incapable of acting as indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes does not become effective until acceptance of the appointment by the successor indenture trustee.

Events of Default Under the Indenture

     Events of default under the indenture (each, an “Indenture Default”) will generally consist of:

•	a default in the payment of Current Interest on any note when due and payable which default continues for a period of thirty (30) days;

•	a default in the payment of the entire principal of any note on the maturity date thereof;

•	a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any default for a period of 60 days after notice thereof is given to the trust as provided in the indenture;

•	a determination that either the trust or the pool of mortgage loans is an “investment company” required to be registered under the Investment Company Act of 1940, as amended;

•	any representation or warranty made by the trust in the indenture, the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect when made, and the breach not having been cured within 60 days after notice thereof is given to the trust as provided in the indenture;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; and

•	the receipt of notice from the holder of the ownership certificate to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary.

     If an Indenture Default occurs and is continuing, the indenture trustee or holders of more than 50% of the outstanding notes of the Controlling Class may declare the principal of the notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of more than 50% of the outstanding notes of the Controlling Class.

     If the notes are declared immediately due and payable as described above, the indenture trustee may institute proceedings to sell the assets of the trust pledged to secure the notes, exercise remedies as a secured party, sell the assets of the trust pledged to secure the notes or elect to have the trust maintain possession of the assets and continue to apply collections on the assets as if there had been no declaration of acceleration.

     However, the indenture trustee is prohibited from selling the assets of the trust following an Indenture Default unless certain conditions set forth in the indenture are satisfied.

     Proceeds from the sale of trust estate will be applied to payment of the notes and various expenses of the trust, as provided in the indenture.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Indenture Default;

•	the holders of a majority in principal balance of the outstanding notes of the Controlling Class have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee satisfactory indemnity;

•	the indenture trustee has for 60 days after receipt of notice of default failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period after the indenture trustee’s receipt of notice of default by the holders of a majority in principal balance of the outstanding notes of the Controlling Class.

     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of the ownership certificate nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Discharge or Redemption of Notes

     The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Offered Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Offered Notes. See “The Agreements” in the accompanying prospectus.

     Auction Call. On the first payment date (the “Initial Auction Call Date”) on which the aggregate principal balance of the mortgage loans of a Loan Group is less than 20% of the sum of:

•	the aggregate principal balances of the initial mortgage loans of such Loan Group as of the cut-off date; and

•	any amounts initially deposited in the related pre-funding subaccount,

the master servicer (or its agent) will begin to solicit bids in a commercially reasonable manner for the purchase of the mortgage loans in such Loan Group. The trust must sell the assets of such Loan Group to the highest bidder so long as the master servicer has received at least three bids from prospective purchasers (other than the holder of the ownership certificate and any of its affiliates) and at least one such bid is equal to the Minimum Bid Price. This process will be repeated as frequently as the master servicer deems reasonable (but in no event less frequently than every six months) until the Minimum Bid Price is received. The Offered Notes related to such Loan Group will be redeemed without a premium on the payment date next succeeding a successful auction. The master servicer will be reimbursed for the costs, including expenses associated with engaging an agent, of the sale before the proceeds are paid to securityholders.

     The “Minimum Bid Price” will equal the sum of (1) the aggregate unpaid principal balance of the then-outstanding Offered Notes related to such Loan Group, (2) interest accrued and unpaid on the Offered Notes related to such Loan Group (including any unpaid Available Funds Shortfalls), (3) the Class A-IO Redemption Payment, if any, and (4) any unreimbursed advances, fees and expenses of the master servicer, the servicer and the indenture trustee and any other unreimbursed administrative expenses of the trust allocated to such Loan Group.

     If the master servicer fails to conduct a successful auction for the mortgage loans of a Loan Group on the first possible auction call date, then on the third payment date following such date and each payment date thereafter, the amounts that would otherwise be payable to the holder of the ownership certificate will be paid to the holders of the related Notes as additional principal in the manner and priorities set forth under “Description of the Offered Notes—Excess Interest and Pledged Prepayment Penalty Cashflow.”

     By the Holder of the Ownership Certificate. To the extent the mortgage loans of a Loan Group have not been sold pursuant to the auction process described above, at its option, the holder of the ownership certificate may, on any payment date when the aggregate principal balance of the mortgage loans in such Loan Group is less than 10% of the sum of:

•	the aggregate principal balances of the initial mortgage loans in such Loan Group as of the cut-off date; and

•	any amounts initially deposited in the related pre-funding subaccount,

purchase from the trust all remaining mortgage loans of such Loan Group, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise with respect to such Loan Group at a price generally equal to the greater of (x) 100% of the aggregate principal balance of such mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the sale and servicing agreement and (y) the Minimum Bid Price on such date. The date on which this optional repurchase is made is known as the Clean-Up Call Date. The Offered Notes of a note group will be redeemed on the Clean-Up Call Date without any premium.

Sale of Mortgage Loans

     In connection with the sale of mortgage loans (except for any MERS loans, which are described in the prospectus under “The Trusts—Assignment of Mortgage Assets”), the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

•	the original mortgage note endorsed in blank or to the order of the indenture trustee or a custodian acting on behalf of the indenture trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original mortgage note directly to such custodian);

•	the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

•	each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

•	if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

•	except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

•	if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

     On the closing date, the depositor will also assign to the indenture trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include the representations and warranties described under “Origination of Mortgage Loans—Representations and Warranties” in the prospectus as well as a representation and warranty that no mortgage loan originated within six months of the cut-off date, and no other mortgage loan originated by the seller through its own retail or wholesale origination channels, was subject to the Home Ownership and Equity Protection Act of 1994 or is a “high cost” loan as defined by any comparable state law. Upon discovery by the indenture trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the notes, the discovering party will promptly notify the depositor and the seller. The seller will have 90 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan. See “Origination of Mortgage Loans—Representations and Warranties” in the prospectus.

Events of Default under Sale and Servicing Agreement

     The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the sale and servicing agreement. In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the sale and servicing agreement, including the obligation to make advances. See “The Mortgage Loan Pool—Advances and Payment of Compensating Interest” herein. If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

     The agreements (other than the trust agreement) and each note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein. The trust agreement will be construed in accordance with and governed by the laws of the State of Delaware.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Notes

     In the opinion of McKee Nelson, LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, the notes, other than the Retained Notes, will be classified as debt instruments. In addition, the owner trustee, on behalf of the trust, will agree, and the beneficial owners of the notes will agree by their purchase of notes, to treat the notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of McKee Nelson, LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, the trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the trust will, however, be classified as a taxable mortgage pool. Although the trust will be classified as a taxable mortgage pool, the trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, a 100% ownership interest in the ownership certificate.

     The initial holder of the ownership certificate will acquire at closing a 100% ownership interest in the ownership certificate. In the opinion of McKee Nelson, LLP, the initial holder of the ownership certificate (i) has been organized in conformity with the requirements for REIT qualification set forth in the Code; (ii) has operated in a manner that enables it to qualify as a REIT beginning with its taxable year ending December 31, 2003 and (iii) proposes a method of operation going forward that will enable it to continue to qualify as a REIT. The initial holder of the ownership certificate further represents that it will file with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it will continue to operate in a manner that enables it to qualify as a REIT, and that it will not undertake any action that would cause the Trust to be subject to federal income tax. The provisions of the Code, as amended, pertaining to REITs are, however, highly technical and complex. Furthermore, continued compliance with the REIT qualification requirements set forth in the Code is dependent on the initial holder of the ownership certificate’s actual operations, and McKee Nelson, LLP will not monitor the ongoing activities of the initial holder of the ownership certificate. As a result, prospective investors in the offered notes should consider the tax consequences to them if the initial holder of the ownership certificate failed to qualify as a REIT for federal income tax purposes. If the initial holder of the ownership certificate were to fail to qualify as a REIT while it owns the ownership certificate, the trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the trust could reduce cashflow that would otherwise be available to make payments on the offered notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary will constitute an Indenture Default.

     At the issuance of the notes, the initial holder of the ownership certificate will also acquire beneficial ownership of the Retained Notes. Because the initial holder of the ownership certificate will own the ownership certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the ownership certificate. If the initial holder of the ownership certificate were to sell the Retained Notes or the ownership certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the trust generally would be the same as those described in the section captioned "—Possible Alternative Treatment of the Notes” below. The remainder of this discussion, other than the portion captioned "—Possible Alternative Treatment of the Notes,” assumes that the notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

     Interest Income on the Notes. The Class A-IO Notes will, and other classes of Offered Notes may, be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax Consequences—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate and adjustable rate mortgage loans. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

     In addition to the federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered notes.

ERISA CONSIDERATIONS

General

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on,

certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the plan assets of the foregoing (each, a “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Asset Regulations”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Although there is little guidance on the subject, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the initial holder of the ownership certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the ownership certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Purchases of the Notes

     Without regard to whether the notes are considered an “equity interest” in the trust under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain prohibited transaction class exemptions (“PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (“Investor-Based Exemptions”). Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans, are referred to herein as “Benefit Plans.”

     The notes should not be purchased with the assets of a Benefit Plan if the depositor, the indenture trustee, the trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

     Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA, the Code and other Similar Laws, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

     Each purchaser and transferee of a note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

RATINGS

     It is a condition of the issuance of the offered notes that they receive ratings as set forth on page S-2.

     The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Available Funds Shortfall (as described in this prospectus supplement) will be paid.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the offered notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

     The ratings assigned by S&P and Moody’s to mortgage-backed securities address the likelihood of the receipt by holders of all payments to which holders are entitled. S&P’s and

Moody’s ratings address the structural and legal aspects associated with the offered notes, including the nature of the underlying mortgage loans. S&P’s and Moody’s ratings on mortgage-backed securities do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Available Funds Shortfall will be paid.

     The initial ratings assigned to the offered notes do not address the possibility that holders of the offered notes might suffer a lower than anticipated yield in the event of principal payments on the offered notes resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Payment Amount as described herein, or in the event that the trust is terminated before the maturity dates of the offered notes. The ratings on the offered notes do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

     Only the Class AV-1, Class AV-2, Class A-IO and Class MV-1 Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

USE OF PROCEEDS

     The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the Offered Notes. Net proceeds from the sale of the Offered Notes less the original pre-funded amount will represent, together with the ownership certificate, certain of which may be retained by the depositor, the seller or either of their affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

     Legal matters relating to the validity of the issuance of the Offered Notes will be passed upon for the depositor and the seller by McKee Nelson LLP. Legal matters relating to the validity of the Offered Notes will be passed upon for the underwriters by Hunton & Williams LLP.

UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement, the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts of Offered Notes:

			Merrill Lynch,	Greenwich
	Credit Suisse First	J.P. Morgan	Pierce, Fenner &	Capital
Class	Boston LLC	Securities Inc.	Smith Incorporated	Markets, Inc.
AF-1	$133,000,000	$19,000,000	$19,000,000	$19,000,000
AF-2	48,122,900	6,874,700	6,874,700	6,874,700
AF-3	61,177,900	8,739,700	8,739,700	8,739,700
AF-4	8,143,100	1,163,300	1,163,300	1,163,300
AF-5	27,827,100	3,975,300	3,975,300	3,975,300
MF-1	15,992,900	2,284,700	2,284,700	2,284,700
MF-2	11,994,500	1,713,500	1,713,500	1,713,500
MF-3	3,998,400	571,200	571,200	571,200
MF-4	3,198,300	456,900	456,900	456,900
MF-5	3,198,300	456,900	456,900	456,900
MF-6	3,197,600	456,800	456,800	456,800
AV-1	216,510,700	30,930,100	30,930,100	30,930,100
AV-2	216,513,500	30,930,500	30,930,500	30,930,500
A-IO	138,500,000	—	—	—
MV-1	33,810,000	4,830,000	4,830,000	4,830,000
MV-2	27,307,700	3,901,100	3,901,100	3,901,100
MV-3	7,802,200	1,114,600	1,114,600	1,114,600
MV-4	7,802,200	1,114,600	1,114,600	1,114,600
MV-5	5,201,700	743,100	743,100	743,100
MV-6	5,201,000	743,000	743,000	743,000

     The depositor intends initially to retain 100% percentage interest in the Class A-IO Notes but may offer such notes for sale from time to time in the future.

     The underwriting agreement provides that the underwriters are obligated to purchase all of the Offered Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the Offered Notes may be terminated.

     The underwriters will offer the Offered Notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the Offered Notes to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the Offered Notes for whom they may act as agents. In connection with the sale of the Offered Notes, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the Offered Notes for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In addition to the Class A-IO Notes retained by it, the depositor expects to receive net proceeds (including accrued interest) of approximately $1,196,012,475 before deducting expenses payable by it of approximately $750,000.

     The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

     There is currently no secondary market for the Offered Notes. Each underwriter intends to make a secondary market in Offered Notes offered by that underwriter but has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

     Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

     An “accrual period” means, with respect to any payment date and the Class AF-1 Notes and the Group II Notes (excluding the Class A-IO Notes), the period from the preceding payment date (or from the closing date in the case of the first payment date) to and including the day prior to the current payment date. An “accrual period” means, with respect to any payment date and the Group I Notes (excluding the Class AF-1 Notes) and the Class A-IO Notes, the calendar month immediately preceding the month of such payment date.

     “Assumed Principal Balance” as of any payment date is the aggregate principal balance of the mortgage loans in a Loan Group plus applicable amounts on deposit in the related pre-funding subaccount, in each case as of the related determination date (or, in the case of any calculation made as of the cut-off date, amounts on deposit in the related pre-funding subaccount on the closing date).

     “Auction Call Date” means, the first payment date on which the principal balance of a Loan Group is less than 20% of the sum of the aggregate principal balance of such Loan Group as of the cut-off date and the amount deposited in the related pre-funding subaccount on the Closing Date.

     “Auction Call Turbo Payment Amount” means, with respect to any class of notes and for any payment date prior to the third payment date following the Auction Call Date, zero. If the master servicer fails to conduct a successful auction for the mortgage loans on or after the Auction Call Date, then on the third payment date following such date and on each payment date thereafter, the Auction Call Turbo Payment Amount will equal any amounts that otherwise would have been payable to the holders of the ownership certificate.

     “Available Funds” means for any payment date, the sum of all Principal Funds and Interest Funds for such date.

     “Available Funds Rate” means for any payment date (other than the first two payment dates) and for any class of Group I Notes, a per annum rate equal to the quotient of (a) Interest Funds for Loan Group I, divided by (b) the product of (1) the Class Principal Balances of the Group I Notes before taking into account any payments of principal on such payment date, multiplied by (2), in the case of the Class AF-1 Notes, a fraction the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, and in the case of the other Group I Notes, one-twelfth.

     As to any payment date (other than the first two payment dates) and for any class of Group II Notes, a per annum rate equal to the sum of:

     (i) the quotient of (a) the excess of (1) Interest Funds for Loan Group II, over (2) for the first 23 payment dates only, current interest on the Class A-IO Notes for such payment date, divided by (b) the product of (1) Class Principal Balance of the Group II Notes before taking into account any payments of principal on such payment date, multiplied by (2) a fraction, the numerator of which is (i) the actual number of days in the accrual period and the denominator of which is (ii) 360; and

     (ii) the quotient of (a) any amounts received under the Yield Maintenance Agreement divided by (b) the product of (1) the Class Principal Balance of the Group II Notes before taking into account any payments of principal on such payment date, multiplied by (2) a fraction, the numerator of which is (i) the actual number of days in the accrual period, and the denominator of which is (ii) 360.

     “Available Funds Shortfall” means for any class of notes, other than the Class A-IO Notes, and any payment date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such class had the interest rate for such class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such class, plus (b) any excess described in clause (a) for any prior payment date that remains unpaid, plus (c) interest accrued during the accrual period related to such payment date on the amount described in clause (b) at the Interest Rate applicable to such class, determined without regard to the Available Funds Rate.

     “Cap Account” means a separate account created under the sale and servicing agreement and held by the indenture trustee, on behalf of the holders of the Group II Notes, for the deposit of all amounts received under the Yield Maintenance Agreement and for payment of interest on the Group II Notes.

     “Class AF-5 Payment Amount” means for any payment date, the product of (i) a fraction, the numerator of which is the Class Principal Balance of the Class AF-5 Notes on such date and the denominator of which is the sum of the aggregate Class Principal Balance of the Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Notes, in each case, immediately prior to such Payment Date, and (ii) the Senior Principal Payment Amount for the Group I Notes for such Payment Date; and (iii) the applicable percentage for such payment date set forth in the following table:

Payment Date	Percentage
August 2004 — July 2007	0%
August 2007 — July 2009	45%
August 2009 — July 2010	80%
August 2010 — July 2011	100%
August 2011 and thereafter	300%

     The “Class M Notes” are the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MV-1, Class MV-2, Class MF-3, Class MV-4, Class MV-5 and Class MV-6 Notes.

     The “Class M-1 Notes” are the Class MF-1 Notes, with respect to Loan Group I, and Class MV-1 Notes, with respect to Loan Group II.

     The “Class M-2 Notes” are the Class MF-2 Notes, with respect to Loan Group I, and Class MV-2 Notes, with respect to Loan Group II.

     The “Class M-3 Notes” are the Class MF-3 Notes, with respect to Loan Group I, and the Class MV-3 Notes, with respect to Loan Group II.

     The “Class M-4 Notes” are the Class MF-4 Notes, with respect to Loan Group I, and the Class MV-4 Notes, with respect to Loan Group II.

     The “Class M-5 Notes” are the Class MF-5 Notes, with respect to Loan Group I, and the Class MV-5 Notes, with respect to Loan Group II.

     The “Class M-6 Notes” are the Class MF-6 Notes, with respect to Loan Group I, and the Class MV-6 Notes, with respect to Loan Group II.

     “Class M-1 Principal Payment Amount” with respect to each Note Group and any Payment Date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on or after the related Stepdown Date and as long as a Trigger Event for each Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date), and

(B)	the Class Principal Balance of the related Class M-1 Notes immediately prior to such Payment Date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for the related Loan Group on the preceding determination date, and

(B)	the Assumed Principal Balance for the related Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class M-2 Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on or after the related Stepdown Date and as long as a Trigger Event for such Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date),

(B)	the Class Principal Balance of the related Class M-1 Notes (after giving effect to payments on such date), and

(C)	the Class Principal Balance of the related Class M-2 Notes immediately prior to such Payment Date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for the related Loan Group on the preceding determination date, and

(B)	the Assumed Principal Balance for the related Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class M-3 Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on or after the related Stepdown Date and as long as a Trigger Event for such Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date);

(B)	the Class Principal Balance of the related Class M-1 Notes (after giving effect to payments on such date);

(C)	the Class Principal Balance of the related Class M-2 Notes (after giving effect to payments on such date); and

(D)	the Class Principal Balance of the related Class M-3 Notes immediately prior to such Payment Date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for such Loan Group on the preceding determination date; and

(B)	the Assumed Principal Balance for such Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class M-4 Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on or after the related Stepdown Date and as long as a Trigger Event for such Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date);

(B)	the Class Principal Balance of the related Class M-1 Notes (after giving effect to payments on such date);

(C)	the Class Principal Balance of the related Class M-2 Notes (after giving effect to payments on such date);

(D)	the Class Principal Balance of the related Class M-3 Notes (after giving effect to payments on such date); and

(E)	the Class Principal Balance of the related Class M-4 Notes immediately prior to such Payment Date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for such Loan Group on the preceding determination date; and

(B)	the Assumed Principal Balance for such Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class M-5 Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on and after the related Stepdown Date and as long as a Trigger Event for such Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date);

(B)	the Class Principal Balance of the related Class M-1 Notes (after giving effect to payments on such date);

(C)	the Class Principal Balance of the related Class M-2 Notes (after giving effect to payments on such date);

(D)	the Class Principal Balance of the related Class M-3 Notes (after giving effect to payments on such date);

(E)	the Class Principal Balance of the related Class M-4 Notes (after giving effect to payments on such date); and

(F)	the Class Principal Balance of the related Class M-5 Notes immediately prior to such payment date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for the related Loan Group on the preceding determination date, and

(B)	the Assumed Principal Balance for the related Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class M-6 Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or for which a Trigger Event for such group is in effect, zero, and with respect to any payment date on and after the related Stepdown Date and as long as a Trigger Event for such Note Group is not in effect the excess of:

     (i) the sum of:

(A)	the Class Principal Balance of the related Class A Notes (after giving effect to payments on such date);

(B)	the Class Principal Balance of the related Class M-1 Notes (after giving effect to payments on such date);

(C)	the Class Principal Balance of the related Class M-2 Notes (after giving effect to payments on such date);

(D)	the Class Principal Balance of the related Class M-3 Notes (after giving effect to payments on such date);

(E)	the Class Principal Balance of the related Class M-4 Notes (after giving effect to payments on such date);

(F)	the Class Principal Balance of the related Class M-5 Notes (after giving effect to payments on such date); and

(G)	the Class Principal Balance of the related Class M-6 Notes immediately prior to such payment date, over

     (ii) the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for the related Loan Group on the preceding Determination Date, and

(B)	the Assumed Principal Balance for the related Loan Group on the preceding Determination Date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Class Principal Balance” means with respect to any Class of Notes (other than the Class A-IO Notes) and as of any Payment Date, the aggregate of the Note Principal Balances of all Notes of such class as of such date.

     “Clean-Up Call Date” is any payment date when the Assumed Principal Balance of a Loan Group is less than 10% of the Assumed Principal Balance of such Loan Group on the cut-off date.

     The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

     “Compensating Interest” means an amount, as of any payment date, payable by the servicer or the master servicer, as the case may be, equal to the lesser of:

•	Prepayment Interest Shortfalls for such date in respect of any prepayments in full, and

•	the servicing fee or master servicing fee, as applicable, for such date.

     A “conforming” mortgage loan means a mortgage loan having a principal balance that conforms to the applicable Freddie Mac original loan amount limitations (although such mortgage loan may not otherwise have been underwritten in accordance with all such agency’s purchase requirements).

     “Controlling Class” means with respect to each Loan Group, the Class A Notes, as long as any Class A Notes are outstanding, then the Class M-1 Notes, as long as any Class M-1 Notes are outstanding, then the Class M-2 Notes, as long as any Class M-2 Notes are outstanding, then the Class M-3 Notes, as long as any Class M-3 Notes are outstanding, then the Class M-4 Notes, as long as any Class M-4 Notes are outstanding, then the Class M-5 Notes, as long as any Class M-5 Notes are outstanding, then the Class M-6 Notes, as long as any Class M-6 Notes are outstanding.

     “Counterparty” means Swiss Re Financial Products Corporation under the Yield Maintenance Agreement.

     “CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust estate.

     “Current Interest,” means with respect to any payment date and each class of Offered Notes, the interest accrued on the principal balance thereof (or, in the case of the Class A-IO Notes, the Notional Principal Balance thereof) immediately prior to the payment date during the applicable accrual period at the applicable interest rate.

     The “cut-off date” is July 1, 2004 in respect of the mortgage loans to be sold to the trust on the closing date.

     The “depositor” under the agreement is Saxon Asset Securities Company, a Virginia corporation.

     The “determination date” for each payment date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

     A “due period” is the period from and including the second day of a month to and including the first day of the following month.

     “Excess Interest” for any payment date and any Loan Group means, Interest Funds remaining after the payment of all related interest payments as described under “Description of the Offered Notes—Payments—Payments of Interest” in this prospectus supplement.

     “Extra Principal Payment Amount Shortfall” means as to each Note Group and any payment date, the excess of (x) the Extra Principal Payment Amount (calculated without regard to paragraph (i) of the definition thereof) for such group and date, over (y) the amount distributed to such Note Group on such date as an Extra Principal Payment Amount.

     “Extra Principal Payment Amount” means with respect to each Note Group and any payment date, the lesser of:

(i)	the sum of Pledged Prepayment Penalties and Interest Funds available to such Note Group after Current Interest for such payment date on all Note classes has been paid; and

(ii)	the excess of:

(A)	the Group I Required Overcollateralization Amount (in the case of Note Group I) or the Group II Required Overcollateralization Amount (in the case of Note Group II) for such date, over

(B)	the Overcollateralization Amount for such Note Group on such date (assuming that all related Principal Funds are paid as principal on the Notes on such date).

     “Fixed Rate Cap” as to the Class AF-1 and the Group II Notes (other than the Class A-IO Notes) and any payment date is a per annum rate equal to 10.00%.

     “Group I Mortgage Loan” means the Mortgage Loans included in Loan Group I.

     “Group I Notes” means each Class of Notes included in Note Group I.

     The “Group I Required Overcollateralization Amount” for any payment date:

(i)	prior to the Stepdown Date, the product of 3.00% and the Assumed Principal Balance of such Loan Group as of the cut-off date;

(ii)	on and after the related Stepdown Date, if a Trigger Event for such group is not in effect, the greater of:

(A)	the lesser of:

(x)	3.00% of the Assumed Principal Balance for such group as of the cut-off date, and

(y)	6.00% of the Assumed Principal Balance for such group on the preceding determination date, and

(B)	0.50% of the Assumed Principal Balance for such group as of the cut-off date; and

(iii)	if a Trigger Event for such group is in effect, the related Overcollateralization Amount as of the preceding payment date.

     “Group II Notes” means each Class of Notes included in Note Group II.

     “Group II Mortgage Loans” means the Mortgage Loans included in Loan Group II.

     The “Group II Required Overcollateralization Amount” for any payment date:

(i)	prior to the Stepdown Date, the product of 2.70% and the Assumed Principal Balance of such group as of the cut-off-date;

(ii)	on and after the related Stepdown Date, if a Trigger Event for such group is not in effect, the greater of:

               (A) the lesser of:

(x)	2.70% of the Assumed Principal Balance for such group as of the cut-off-date, and

(y)	5.40% of the Assumed Principal Balance for such group on the preceding Determination Date, and

(B)	0.50% of the Assumed Principal Balance for such group as of the cut-off-date; and

(iii)	if a Trigger Event for such group is in effect, the related Overcollateralization Amount as of the preceding payment date.

     “Group II Senior Note Principal Allocation Percentage” means as to the Class AV-1 and Class AV-2 Notes, as applicable, and any payment date, the percentage equivalent of a fraction, the numerator of which is (x) Principal Funds for the related Subgroup on such Payment Date, and the denominator of which is (y) Principal Funds for the Group II Mortgage Loans on such payment date.

     “Group II Senior Note Principal Payment Amount” means as to each of the Class AV-1 and Class AV-2 Notes and any payment date, the related Group II Senior Note Principal Allocation Percentage of the Senior Principal Payment Amount for Note Group II, in each case, for such date.

     The “indenture” referred to in this prospectus supplement means the indenture, dated as of the cut-off date, between the trust and the indenture trustee.

     The “Interest Funds” with respect to each Loan Group and any determination date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•	all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee and any applicable PMI Insurance Premium;

•	all advances relating to interest;

•	all Compensating Interest;

•	liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

•	the interest component of any Subsequent Recoveries for such date.

     “Loan Group” refers to either Loan Group I or Loan Group II, as applicable.

     “Loan Group I” refers to the group of Mortgage Loans designated as such on the Mortgage Loan Schedule.

     “Loan Group II” refers to the group of Mortgage Loans designated as such on the Mortgage Loan Schedule.

     The “master servicer” under the agreement is Saxon Mortgage, Inc., a Virginia corporation.

     The “maturity date” of the notes is August 25, 2035 (or, in the case of the Class A-IO Notes, June 25, 2006).

     The “mortgage loans” are the mortgage loans to be conveyed by the depositor to the trust under the sale and servicing agreement.

     A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

     The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the sale and servicing agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

•	the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

•	interest accrued on such loan.

     The “Notional Principal Balance” of the Class A-IO Notes as of the first twenty-three payment dates is equal to the sum of the component notional principal balances of A-IO-A and A-IO-B Components as set forth below for such date:

Payment	Class A-IO-A	Class A-IO-B	Class A-IO Total
Date	Notional Balance	Notional Balance	Notional Balance
1	$69,250,000	$69,250,000	$138,500,000
2	$69,250,000	$69,250,000	$138,500,000
3	$69,250,000	$69,250,000	$138,500,000
4	$69,250,000	$69,250,000	$138,500,000
5	$69,250,000	$69,250,000	$138,500,000
6	$69,250,000	$69,250,000	$138,500,000
7	$69,250,000	$69,250,000	$138,500,000
8	$69,250,000	$69,250,000	$138,500,000
9	$69,250,000	$69,250,000	$138,500,000
10	$69,250,000	$69,250,000	$138,500,000
11	$69,250,000	$69,250,000	$138,500,000
12	$69,250,000	$69,250,000	$138,500,000
13	$69,250,000	$69,250,000	$138,500,000
14	$69,250,000	$69,250,000	$138,500,000
15	$69,250,000	$69,250,000	$138,500,000
16	$69,250,000	$69,250,000	$138,500,000
17	$69,250,000	$69,250,000	$138,500,000
18	$69,250,000	$69,250,000	$138,500,000
19	$69,250,000	$69,250,000	$138,500,000
20	$69,250,000	$69,250,000	$138,500,000
21	$69,250,000	$69,250,000	$138,500,000
22	$69,250,000	$69,250,000	$138,500,000
23	$69,250,000	$69,250,000	$138,500,000
24	$0	$0	$0

     “Note Group” means either of Note Group I or Note Group II, as applicable.

     “Note Group I” means each Class of Notes whose class designation includes the letter “F”. For purposes hereof, such Classes of Notes relate to Loan Group I.

     “Note Group II” means the Class A-IO Notes and each class of Notes whose class designation includes the letter “V”. For purposes hereof, such Classes of Notes relate to Loan Group II.

     “Note Principal Balance” with respect to any Note and as of any payment date, the Note Principal Balance on the date of the initial issuance of such Note as set forth on the face thereof,

as reduced by all amounts paid on previous payment dates on such Notes in reduction of the Note Principal Balance thereof.

     The “Operative Agreements” referred to in this prospectus supplement means (i) the sale and servicing agreement, dated as of the cut-off date, among the trust, the depositor, the servicer, the master servicer and the indenture trustee, (ii) the indenture, dated as of the cut-off date, between the trust and the indenture trustee and (iii) the trust agreement, dated as of the cut-off date, among the depositor, the owner trustee and the trust administrator.

     “Overcollateralization Amount” for each payment date and each Loan Group is the excess of the Assumed Principal Balance on that payment date for such Loan Group over the aggregate principal balance of the related notes after giving effect to principal payments on that payment date.

     The “payment account” is an account maintained by the indenture trustee from which payments are made on the notes.

     “Pledged Prepayment Penalties” for any payment date is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected during the related Prepayment Period and (y) 60% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the sale and servicing agreement for the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior payment dates.

     A “Prepayment Interest Shortfall” means, as to each payment date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such payment date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

     “Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool—Characteristics of the Mortgage Loans.”

     “Prepayment Period” with respect to each payment date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such payment date occurs (or, in the case of the first payment date, the cut-off date) and ending on the Determination Date of the month in which such payment date occurs.

     “Principal Funds” with respect to each Loan Group and any determination date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•	the scheduled principal collected by the servicer on the related Mortgage Loans during the related due period or advanced on or before the master servicer remittance date;

•	prepayments of principal collected by the servicer on the related Mortgage Loans in the applicable prepayment period;

•	the scheduled principal balance of each Mortgage Loan in such Loan Group that was repurchased by the depositor;

•	any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of Mortgage Loans;

•	the principal component of any Subsequent Recoveries; and

•	all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

     The “Principal Payment Amount” with respect to each Note Group and payment date, the sum of:

(i)	the excess of:

(A)	the related Principal Funds for such payment date, over

(B)	the related Released Principal Amount for such payment date, and

(ii)	any related Extra Principal Payment Amount for that payment date.

     “Realized Loss” means as to any payment date and any

•	liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

•	Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

     In addition, the amount of a Realized Loss for any PMI Mortgage Loan will be reduced by payments under the MGIC PMI Policy.

     “Released Principal Amount” as to any payment date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are paid as principal to the notes) for a Loan Group on that payment date exceeds the Group I Required Overcollateralization Amount (in the case of Loan Group I) or the Group II Required Overcollateralization Amount (in the case of Loan Group II) for that payment date.

     “Retained Notes” means those certain classes, or portions of certain classes, of notes which, at the time of their issuance, the initial holder of the ownership certificate or one of its qualified REIT subsidiaries acquires beneficial ownership thereof.

     The “sale and servicing agreement” referred to in this prospectus supplement means the sale and servicing agreement, dated as of the cut-off date, among the trust, the depositor, the servicer, the master servicer and the indenture trustee.

     The “seller” of the mortgage loans to the trust is Saxon Mortgage, Inc., a Virginia corporation.

     “Senior Credit Enhancement Percentage” as of any payment date and each Note Group is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balance of the subordinate notes for such payment date and the Overcollateralization Amount for such payment date, and the denominator of which is the Assumed Principal Balance of the related Loan Group as of such payment date.

     “Senior Principal Payment Amount” with respect to each Note Group and any payment date before the related Stepdown Date or as to which a Trigger Event for such group has occurred, 100% of the related Principal Payment Amount for such payment date, and with respect to any payment date on or after the related Stepdown Date and as to which a Trigger Event for such group has not occurred, the excess of:

(i)	the Class Principal Balance of the related Class A Notes immediately prior to such Payment Date, over

(ii)	the lesser of:

(A)	the related Target Percentage of the Assumed Principal Balance for the related Loan Group on the preceding determination date, and

(B)	the Assumed Principal Balance for the related Loan Group on the preceding determination date less 0.50% of such Assumed Principal Balance as of the cut-off date (but in no event less than zero).

     “Senior Notes” means any Class of Offered Notes including the letter “A” in its class designation.

     The “servicer” of the mortgage loans is Saxon Mortgage Services, Inc., a Texas corporation.

     “Stepdown Date” for any Loan Group is the earlier to occur of:

(i)	the later to occur of:

(A)	the payment date in August 2007, and

(B)	the first payment date on which the Class Principal Balance of the related Class A Notes immediately prior to such payment date (less the Principal Funds for such Payment Date) is less than or equal to 68.00%, in the case of Note Group I and 61.10%, in the case of Note Group II, of the related Assumed Principal Balance on the preceding determination date, and

(ii)	the payment date after which the Class Principal Balance of the related Class A Notes has been reduced to zero.

     “Subgroup” means either of the following subgroupings of Group II Mortgage Loans, as applicable: Subgroup II-A or Subgroup II-B.

     “Subgroup II-A” means the Subgroup of Group II Mortgage Loans designated as such on the Mortgage Loan Schedule. For purposes hereof, such loans relate to the Class AV-1 Notes.

     “Subgroup II-B” means the Subgroup of Group II Mortgage Loans designated as such on the Mortgage Loan Schedule. For purposes hereof, such Mortgage Loans relate to the Class AV-2 Notes.

     “Subordinate Note” is any Class M Note.

     “Subsequent Recovery” means as to any Nonrecoverable Mortgage Loan, the excess of any net liquidation proceeds received in respect of such loan over (ii) the projected net liquidation value thereof.

     “Target Percentage” means with respect to any payment date and each Loan Group (and related Note Group), the following percentages:

	Group I Notes	Group II Notes
Class A	68.00%	61.10%
Class M-1	78.00%	74.10%
Class M-2	85.50%	84.60%
Class M-3	88.00%	87.60%
Class M-4	90.00%	90.60%
Class M-5	92.00%	92.60%
Class M-6	94.00%	94.60%

     “Trigger Event” with respect to each Loan Group and any payment date after the related Stepdown Date, a Trigger Event exists if either (x) the quotient (expressed as a percentage) of:

(i)	the scheduled principal balance of all 60 or more days delinquent Mortgage Loans in such Loan Group (including Mortgage Loans subject to bankruptcy or foreclosure proceedings and REO Property), divided by

(ii)	the Assumed Principal Balance of the Mortgage Loans in such Loan Group as of the preceding Determination Date,

exceeds 50.00% for Loan Group I and 41.50% for Loan Group II of the related Senior Credit Enhancement Percentage, or (y) Realized Losses occurring since the Closing Date as a percentage of the related Assumed Principal Balance as of the cut-off date, for the related payment date, are greater than the following Cumulative Loss Percentages for the due periods indicated:

Payment Date	Group I Loans Cumulative Loss Percentage
37 to 48	1.75% in the first month plus 1/12th of 1.00% for every month thereafter
49 to 60	2.75% in the first month plus 1/12th of 0.75% for every month thereafter
61 to 72	3.50% in the first month plus 1/12th of 0.50% for every month thereafter
73 and thereafter	4.00%

Payment Date	Group II Loans Cumulative Loss Percentage
37 to 48	2.75% in the first month plus 1/12th of 1.75% for every month thereafter
49 to 60	4.50% in the first month plus 1/12th of 1.25% for every month thereafter
61 to 72	5.75% in the first month plus 1/12th of 0.35% for every month thereafter
73 and thereafter	6.10%

     The “trust agreement” referred to in this prospectus supplement means the trust agreement, dated as of the cut-off date, among the depositor, the owner trustee and the trust administrator.

     The “trust estate” will consist primarily of:

•	the mortgage loans;

•	prepayment penalties to the extent described in this prospectus supplement;

•	a Yield Maintenance Agreement and the cap account;

•	the MGIC PMI Policy;

•	those assets that are held in any account held for the benefit of the noteholders;

•	any mortgaged premises acquired on behalf of the noteholders by foreclosure or by deed in lieu of foreclosure;

•	the rights of the trust to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the sale and servicing agreement;

•	certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans; and

•	all proceeds of the foregoing.

     “Weighted Average Net Rate” with respect to any Loan Group is the weighted average of the mortgage interest rates of the mortgage loans of such Group less the sum of the servicing fee rate and master servicing fee rate and any PMI Insurance Premium, as applicable

     “Yield Maintenance Agreement” means the interest rate of agreement dated July 27, 2004, between the indenture trustee on behalf of the trust and the Counterparty, including the form of ISDA Master Agreement and long form confirmation.

Annex 1

Scheduled Notional Amounts and Strike Rates
for the Group II Yield Maintenance Agreement

		Strike
Payment Date	Notional Balance	Rate
October 25, 2004	728,713,221	5.21%
November 25, 2004	719,609,091	5.02%
December 25, 2004	709,285,017	5.20%
January 25, 2005	697,763,926	5.03%
February 25, 2005	685,075,168	5.02%
March 25, 2005	671,251,174	5.58%
April 25, 2005	656,338,055	4.98%
May 25, 2005	640,463,520	5.15%
June 25, 2005	623,748,901	4.85%
July 25, 2005	606,446,892	5.02%
August 25, 2005	589,357,098	4.82%
September 25, 2005	572,520,576	4.79%
October 25, 2005	555,936,171	4.94%
November 25, 2005	539,828,674	4.74%
December 25, 2005	524,183,901	4.89%
January 25, 2006	508,988,572	4.70%
February 25, 2006	494,217,757	4.67%
March 25, 2006	479,855,792	5.19%
April 25, 2006	465,832,613	4.61%
May 25, 2006	450,032,727	4.75%
June 25, 2006	426,478,141	4.70%
July 25, 2006	404,310,158	7.42%
August 25, 2006	383,563,532	7.20%
September 25, 2006	361,566,698	7.53%
October 25, 2006	342,197,571	7.80%
November 25, 2006	328,934,638	7.53%
December 25, 2006	316,250,786	7.87%
January 25, 2007	304,107,503	8.01%
February 25, 2007	293,946,317	7.78%
March 25, 2007	284,126,888	8.77%
April 25, 2007	274,637,898	7.88%
May 25, 2007	265,467,135	8.17%
June 25, 2007	256,604,273	8.11%
July 25, 2007	248,060,025	9.05%
August 25, 2007	239,817,217	8.80%
September 25, 2007	231,850,532	8.96%
October 25, 2007	224,150,533	9.27%
November 25, 2007	216,714,420	8.96%
December 25, 2007	209,525,941	9.40%

Appendix A:
Mortgage Loan Pool Information

	Group I Pool Information
Total Outstanding Principal Balance:	$328,419,661.89
Number of Loans:	2,382

	Average	Minimum	Maximum

Original Loan Amount:	$139,398.65	$10,300.00	$998,000.00
Outstanding Principal Balance:	$137,875.59	$1,078.29	$994,966.02

	Weighted Average	Minimum	Maximum

Mortgage Rate:	6.812%	5.550%	14.750%

Combined Original LTV(1):	77.15%	11.25%	100.00%
Original LTV(2):	77.12%	10.14%	100.00%
Credit Score:	640 (3)	440	818

Original Term (months):	332	60	360
Remaining Term (months):	325	41	360
Seasoning (months):	7	0	99

Top Property State Concentrations($):	23.00% California, 8.57%	Virginia, 7.65% Florida
Maximum Zip Code Concentration($):	0.37% 20164

		Earliest	Latest

First Payment Date:		5/01/1996	9/01/2004
Maturity Date:		12/01/2007	8/01/2034

First Lien:	99.93%
Second Lien:	0.07%

(1)	The combined loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(3)	The weighted average credit score is calculated based on the 99.96% of the Group I Mortgage Loans (by scheduled principal balance) that have valid FICO scores.

Current Scheduled Principal Balance of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Scheduled	Number of	Balance as of the	Principal Balance as
Principal Balance ($)	Mortgage Loans	Cut-off Date	of the Cut-off Date
0.01 to 50,000.00	280	$9,820,690.85	2.99%
50,000.01 to 100,000.00	806	60,239,736.38	18.34
100,000.01 to 150,000.00	506	63,092,241.15	19.21
150,000.01 to 200,000.00	324	56,592,358.94	17.23
200,000.01 to 250,000.00	178	39,563,852.29	12.05
250,000.01 to 300,000.00	120	32,991,316.35	10.05
300,000.01 to 350,000.00	61	19,552,109.36	5.95
350,000.01 to 400,000.00	47	17,656,247.88	5.38
400,000.01 to 450,000.00	26	11,059,584.92	3.37
450,000.01 to 500,000.00	21	10,045,469.02	3.06
500,000.01 to 550,000.00	3	1,578,761.65	0.48
550,000.01 to 600,000.00	8	4,611,527.08	1.40
600,000.01 to 650,000.00	1	620,800.00	0.19
950,000.01 to 1,000,000.00	1	994,966.02	0.30

Total:	2,382	$328,419,661.89	100.00%

Current Mortgage Interest Rates of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Mortgage	Number of	Balance as of the	Principal Balance as
Interest Rates (%)	Mortgage Loans	Cut-off Date	of the Cut-off Date
5.501 to 6.000	480	$86,896,756.08	26.46%
6.001 to 6.500	539	89,486,968.49	27.250
6.501 to 7.000	474	66,959,413.85	20.390
7.001 to 7.500	213	29,428,200.83	8.960
7.501 to 8.000	152	17,777,397.86	5.410
8.001 to 8.500	97	10,906,737.73	3.320
8.501 to 9.000	98	7,880,845.36	2.400
9.001 to 9.500	67	5,179,797.35	1.580
9.501 to 10.000	87	5,309,437.09	1.620
10.001 to 10.500	46	2,583,422.88	0.790
10.501 to 11.000	57	2,948,878.96	0.900
11.001 to 11.000	25	1,191,554.59	0.360
11.501 to 12.000	20	962,509.13	0.290
12.001 to 12.500	12	502,834.77	0.150
12.501 to 13.000	7	192,509.83	0.060
13.001 to 13.500	2	56,026.81	0.020
13.501 to 14.000	3	106,943.39	0.030
14.001 to 14.500	2	39,664.30	0.010
14.501 to 15.000	1	9,762.59	0.000

Total:	2,382	$328,419,661.89	100.00%

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans(1)

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Original Combined	Number of	Balance as of the	Principal Balance as
Loan-to-Value Ratio (%) (1)	Mortgage Loans	Cut-off Date	of the Cut-off Date

10.001 to 15.000	3	$151,601.80	0.05%
15.001 to 20.000	8	385,285.69	0.12
20.001 to 25.000	8	468,943.53	0.14
25.001 to 30.000	10	465,014.40	0.14
30.001 to 35.000	16	1,211,233.09	0.37
35.001 to 40.000	25	2,519,428.49	0.77
40.001 to 45.000	44	3,556,550.00	1.08
45.001 to 50.000	46	5,090,418.67	1.55
50.001 to 55.000	69	7,873,969.75	2.40
55.001 to 60.000	78	10,219,464.04	3.11
60.001 to 65.000	135	17,565,589.51	5.35
65.001 to 70.000	202	26,189,834.51	7.97
70.001 to 75.000	288	37,882,127.26	11.53
75.001 to 80.000	702	103,667,485.52	31.57
80.001 to 85.000	245	37,235,830.54	11.34
85.001 to 90.000	386	56,506,753.34	17.21
90.001 to 95.000	85	12,955,684.84	3.94
95.001 to 100.000	32	4,474,446.91	1.36

Total:	2,382	$328,419,661.89	100.00%

(1)	The combined loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Remaining Term (months)	Mortgage Loans	Cut-off Date	of the Cut-off Date
Less than 49	5	$141,705.39	0.04%
49 to 60	2	153,173.73	0.05
85 to 96	5	199,914.75	0.06
97 to 108	102	5,045,916.30	1.54
109 to 120	33	2,430,619.74	0.74
133 to 144	9	701,280.55	0.21
145 to 156	1	39,404.68	0.01
157 to 168	15	738,500.52	0.22
169 to 180	264	26,583,100.98	8.09
229 to 240	177	19,445,102.01	5.92
253 to 264	1	512,864.73	0.16
265 to 276	3	217,605.23	0.07
277 to 288	246	16,235,332.10	4.94
289 to 300	40	4,922,269.87	1.50
349 to 360	1,479	251,052,871.31	76.44

Total:	2,382	$328,419,661.89	100.00%

Occupancy Type of the Mortgage Premises of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Occupancy Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Primary Home	2,261	$318,564,920.93	97.00%
Investment	93	8,121,777.06	2.47
Second Home	28	1,732,963.90	0.53

Total:	2,382	$328,419,661.89	100.00%

Origination Program of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Origination Program	Mortgage Loans	Cut-off Date	of the Cut-off Date
Full Documentation	1,962	$258,571,715.91	78.73%
Stated Documentation	314	53,886,511.39	16.41
Limited Documentation	103	15,814,630.80	4.82
No Ratio	3	146,803.79	0.04

Total:	2,382	$328,419,661.89	100.00%

Mortgage Loan Purpose of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Mortgage Loan Purpose	Mortgage Loans	Cut-off Date	of the Cut-off Date
Cash Out Refinance	1,842	$253,488,843.83	77.18%
Purchase	266	40,713,190.56	12.40
Rate/Term Refinance	274	34,217,627.50	10.42

Total:	2,382	$328,419,661.89	100.00%

Index Type of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Index Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Fixed Rate	2,382	$328,419,661.89	100.00%

Total:	2,382	$328,419,661.89	100.00%

Property Type of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Property Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Single Family Detached	2,023	$272,851,494.44	83.08%
Planned Unit Development	131	30,432,176.03	9.27
Condominium Low-Rise	58	7,006,670.70	2.13
Two to Four Family	47	6,873,266.38	2.09
Single Family Attached	45	3,993,350.17	1.22
Townhouse	28	3,835,419.11	1.17
Manufactured Housing	40	2,143,784.38	0.65
Condominium High-Rise	9	1,132,876.07	0.34
De Minimus PUD	1	150,624.61	0.05

Total:	2,382	$328,419,661.89	100.00%

Loan Type of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Loan Types	Mortgage Loans	Cut-off Date	of the Cut-off Date
30 Year Fixed Rate	1,528	$221,418,902.54	67.42%
30 Year 5 Yr I-O Fixed Rate	204	46,764,132.33	14.24
15 Year Fixed Rate	321	27,573,361.46	8.40
20 Year Fixed	187	19,277,437.98	5.87
25 Year Fixed Rate	37	4,757,908.37	1.45
30/15 Year Balloon	41	3,057,974.34	0.93
10 Year Fixed Rate	38	2,572,325.13	0.78
15 Year 5 Yr I-O Fixed Rate	9	1,197,596.23	0.36
20 Year 5 Yr I-O Fixed Rate	6	945,569.23	0.29
12 Year Fixed Rate	9	701,280.55	0.21
5 Year Fixed Rate	2	153,173.73	0.05

Total:	2,382	$328,419,661.89	100.00%

Geographic Distributions of Mortgaged Premises of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
State	Mortgage Loans	Cut-off Date	of the Cut-off Date
Alaska	6	$690,917.26	0.21%
Arizona	59	6,829,699.22	2.08
Arkansas	18	1,342,018.98	0.41
California	351	75,531,621.55	23.00
Colorado	21	2,905,889.76	0.88
Connecticut	92	14,187,027.14	4.32
Delaware	26	3,364,836.33	1.02
Florida	210	25,140,120.03	7.65
Georgia	83	9,401,324.33	2.86
Hawaii	10	2,249,843.99	0.69
Idaho	13	1,259,746.41	0.38
Illinois	55	6,242,764.47	1.90
Indiana	23	1,684,419.87	0.51
Iowa	11	1,018,292.59	0.31
Kansas	20	1,978,256.21	0.60
Kentucky	17	1,546,789.03	0.47
Louisiana	35	2,572,859.79	0.78
Maine	9	971,379.51	0.30
Maryland	82	16,741,976.02	5.10
Massachusetts	26	5,512,773.92	1.68
Michigan	55	4,248,636.13	1.29
Minnesota	14	2,158,541.64	0.66
Mississippi	33	2,920,972.42	0.89
Missouri	14	1,141,559.99	0.35
Montana	6	359,781.21	0.11
Nebraska	34	3,352,190.26	1.02
Nevada	50	8,632,819.09	2.63
New Hampshire	5	705,934.31	0.21
New Jersey	5	319,064.94	0.10
New Mexico	14	807,134.12	0.25
New York	101	16,993,067.38	5.17
North Carolina	59	6,382,211.15	1.94
Ohio	52	5,222,000.51	1.59
Oklahoma	17	980,829.94	0.30
Oregon	55	7,171,194.93	2.18
Pennsylvania	131	13,929,266.92	4.24
Rhode Island	8	956,051.72	0.29
South Carolina	22	2,168,295.07	0.66
South Dakota	1	52,997.80	0.02
Tennessee	75	7,118,144.93	2.17
Texas	218	22,180,133.20	6.75
Utah	18	1,825,916.22	0.56
Vermont	8	1,026,631.12	0.31
Washington	42	6,510,368.69	1.98
Virginia	157	28,155,189.09	8.57
West Virginia	15	1,387,320.53	0.42
Wisconsin	6	540,852.17	0.16

Total:	2,382	$328,419,661.89	100.00%

No more than approximately 0.37% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Score	Mortgage Loans	Cut-off Date	of the Cut-off Date
Not Available	3	$121,661.12	0.04%
426 to 450	1	54,969.34	0.02
451 to 475	5	293,274.31	0.09
476 to 500	16	821,968.89	0.25
501 to 525	57	4,979,272.65	1.52
526 to 550	107	9,961,775.62	3.03
551 to 575	158	19,540,234.98	5.95
576 to 600	352	47,172,946.42	14.36
601 to 625	413	56,068,333.65	17.07
626 to 650	385	56,020,779.02	17.06
651 to 675	339	51,020,489.57	15.54
676 to 700	248	36,810,614.63	11.21
701 to 725	129	21,552,547.97	6.56
726 to 750	81	12,111,468.57	3.69
751 to 775	49	6,113,822.64	1.86
776 to 800	34	5,401,509.84	1.64
801 to 825	5	373,992.67	0.11

Total:	2,382	$328,419,661.89	100.00%

Credit Grade of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Grade	Mortgage Loans	Cut-off Date	of the Cut-off Date
A+	877	$139,285,314.65	42.41%
A	532	70,432,956.74	21.45
A-	459	51,943,229.07	15.82
B	134	12,844,644.71	3.91
C	39	2,351,608.49	0.72
D	9	662,123.66	0.20
Score Direct	332	50,899,784.57	15.50

Total:	2,382	$328,419,661.89	100.00%

Amortization Type of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Amortization Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Fully Amortizing	2,122	$276,454,389.76	84.18%
Interest Only	219	48,907,297.79	14.89
Balloon	41	3,057,974.34	0.93

Total:	2,382	$328,419,661.89	100.00%

Prepayment Penalty of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Prepayment Penalty Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Months	13	$2,032,346.32	0.62%
12 Months	88	15,154,273.44	4.61
24 Months	22	4,200,497.20	1.28
30 Months	6	1,661,954.62	0.51
36 Months	1,350	213,809,384.53	65.10
60 Months	28	4,056,520.98	1.24
No Prepayment Penalty*.	875	87,504,684.80	26.64

Total:	2,382	$328,419,661.89	100.00%

*	This value includes the identified subsequent mortgage loans for which the prepayment penalty period has expired.

Delinquency of the Group I Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Delinquency*	Mortgage Loans	Cut-off Date	of the Cut-off Date
Current	2,358	$326,839,389.06	99.52%
Delinquent 30 Days	24	1,580,272.83	0.48

Total:	2,382	$328,419,661.89	100.00%

* Determined as of July 7, 2004

Group II Pool Information

Total Outstanding Principal Balance:	$646,886,014.48
Number of Loans:	3,481

		Average	Minimum	Maximum
Original Loan Amount:	$	186,219.60	$16,800.00	$1,100,000.00
Outstanding Principal Balance:	$	185,833.39	$5,192.23	$1,100,000.00
		Weighted Average	Minimum	Maximum
Mortgage Rate:		6.756%	4.500%	12.990%
Gross Margin		5.408%	2.750%	9.875%
Initial Periodic Rate Cap		2.878%	1.000%	3.000%
Periodic Rate Cap		1.027%	1.000%	2.000%
Life Floor		5.939%	2.750%	11.625%
Life Cap		12.819%	10.500%	18.625%
Months to Roll		26	1	60
Original LTV(1):		79.80%	10.42%	100.00%
Credit Score:		625 (2)	465	820
Original Term (months):		356	120	360
Remaining Term (months):		354	42	360
Seasoning (months):		2	0	88

Top Property State Concentrations($):	31.55% California, 7.55% Florida, 7.55% Virginia

Maximum Zip Code Concentration($):	0.34%	20774

		Earliest	Latest
First Payment Date:		4/01/1997	9/01/2004
Maturity Date:		1/01/2008	8/01/2034
First Lien:	100.00%
Second Lien:	0.00%

(1)	The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average credit score is calculated based on the 99.87% of the Group II Mortgage Loans (by scheduled principal balance) that have valid FICO scores.

Current Scheduled Principal Balance of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Scheduled	Number of	Balance as of the	Principal Balance as
Principal Balance ($)	Mortgage Loans	Cut-off Date	of the Cut-off Date
0.01 to 50,000.00	111	$4,217,146.24	0.65%
50,000.01 to 100,000.00	771	58,478,850.03	9.04
100,000.01 to 150,000.00	816	101,273,468.36	15.66
150,000.01 to 200,000.00	580	101,402,982.33	15.68
200,000.01 to 250,000.00	417	93,487,590.18	14.45
250,000.01 to 300,000.00	281	77,133,458.08	11.92
300,000.01 to 350,000.00	153	49,891,206.93	7.71
350,000.01 to 400,000.00	140	52,681,324.69	8.14
400,000.01 to 450,000.00	76	32,402,596.69	5.01
450,000.01 to 500,000.00	61	29,383,168.12	4.54
500,000.01 to 550,000.00	24	12,652,437.13	1.96
550,000.01 to 600,000.00	24	13,911,656.37	2.15
600,000.01 to 650,000.00	10	6,315,712.09	0.98
650,000.01 to 700,000.00	3	2,028,029.25	0.31
700,000.01 to 750,000.00	5	3,637,494.13	0.56
750,000.01 to 800,000.00	3	2,367,500.00	0.37
850,000.01 to 900,000.00	3	2,611,393.86	0.40
900,000.01 to 950,000.00	1	910,000.00	0.14
950,000.01 to 1,000,000.00.	1	1,000,000.00	0.15
1,050,000.01 to1,100,000.00	1	1,100,000.00	0.17

Total:	3,481	$646,886,014.48	100.00%

Current Mortgage Interest Rates of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Mortgage	Number of	Balance as of the	Principal Balance as
Interest Rates (%)	Mortgage Loans	Cut-off Date	of the Cut-off Date
4.001 to 4.500	12	$2,698,492.87	0.42%
4.501 to 5.000	66	16,780,084.63	2.59
5.001 to 5.500	245	59,057,468.36	9.13
5.501 to 6.000	614	133,317,139.68	20.61
6.001 to 6.500	629	120,769,812.21	18.67
6.501 to 7.000	574	102,293,303.74	15.81
7.001 to 7.500	397	76,047,779.98	11.76
7.501 to 8.000	335	56,007,120.31	8.66
8.001 to 8.500	172	26,426,667.26	4.09
8.501 to 9.000	166	22,479,796.48	3.48
9.001 to 9.500	73	8,588,357.21	1.33
9.501 to 10.000	82	10,112,039.39	1.56
10.001 to 10.500	40	3,713,426.80	0.57
10.501 to 11.000	31	3,534,789.29	0.55
11.001 to 11.500	21	2,182,864.42	0.34
11.501 to 12.000	17	1,797,901.98	0.28
12.001 to 12.500	3	405,157.94	0.06
12.501 to 13.000	4	673,811.93	0.10

Total:	3,481	$646,886,014.48	100.00%

Original Loan-to-Value Ratio(1) of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Original Combined	Number of	Balance as of the	Principal Balance as
Loan-to-Value Ratio (%) (1)	Mortgage Loans	Cut-off Date	of the Cut-off Date
10.001 to 15.000	3	$177,183.74	0.03%
15.001 to 20.000	1	13,714.59	0.00
20.001 to 25.000	8	551,114.65	0.09
25.001 to 30.000	7	466,070.23	0.07
30.001 to 35.000	18	1,446,243.21	0.22
35.001 to 40.000	15	1,431,218.90	0.22
40.001 to 45.000	17	2,353,001.77	0.36
45.001 to 50.000	25	2,198,289.73	0.34
50.001 to 55.000	38	7,262,105.09	1.12
55.001 to 60.000	79	16,468,498.40	2.55
60.001 to 65.000	119	23,566,236.77	3.64
65.001 to 70.000	219	40,663,348.56	6.29
70.001 to 75.000	317	65,644,876.60	10.15
75.001 to 80.000	1,345	260,663,863.85	40.30
80.001 to 85.000	372	64,753,077.91	10.01
85.001 to 90.000	654	116,286,715.58	17.98
90.001 to 95.000	147	26,211,940.19	4.05
95.001 to 100.000	97	16,728,514.71	2.59

Total:	3,481	$646,886,014.48	100.00%

(1)	The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Remaining Term (months)	Mortgage Loans	Cut-off Date	of the Cut-off Date
Less than 48	1	$18,491.53	0.00%
97 to 108	29	1,359,927.41	0.21
109 to 120	11	809,084.25	0.13
133 to 144	2	267,244.52	0.04
157 to 168	1	14,322.01	0.00
169 to 180	80	7,554,822.24	1.17
229 to 240	50	5,540,967.21	0.86
265 to 276	3	153,987.62	0.02
277 to 288	97	7,487,792.30	1.16
289 to 300	11	1,763,999.11	0.27
349 to 360	3,196	621,915,376.28	96.14

Total:	3,481	$646,886,014.48	100.00%

Gross Margin (%) of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Gross Margin (%) (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
2.501 to 3.000	12	$2,290,445.96	0.42%
3.001 to 3.500	68	15,153,742.55	2.76
3.501 to 4.000	231	54,197,705.58	9.86
4.001 to 4.500	301	67,984,103.90	12.36
4.501 to 5.000	340	71,331,561.33	12.97
5.001 to 5.500	502	101,461,747.75	18.45
5.501 to 6.000	441	86,573,827.34	15.74
6.001 to 6.500	332	65,429,058.74	11.90
6.501 to 7.000	252	45,260,872.25	8.23
7.001 to 7.500	139	21,832,035.93	3.97
7.501 to 8.000	80	10,505,907.42	1.91
8.001 to 8.500	29	4,519,097.19	0.82
8.501 to 9.000	12	2,118,380.36	0.39
9.001 to 9.500	6	1,097,956.94	0.20
9.501 to 10.000	1	116,100.00	0.02

Total:	2,746	$549,872,543.24	100.00%

Maximum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
Maximum Lifetime		Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
Less than 12.501	1,230	$275,056,716.11	50.02%
12.501 to 13.000	395	79,383,130.47	14.44
13.001 to 13.500	307	63,584,305.28	11.56
13.501 to 14.000	280	49,001,649.83	8.91
14.001 to 14.500	160	26,931,024.73	4.90
14.501 to 15.000	142	23,576,502.05	4.29
15.001 to 15.500	58	8,385,518.40	1.52
15.501 to 16.000	71	9,215,690.68	1.68
16.001 to 16.500	39	4,939,275.34	0.90
16.501 to 17.000	28	5,015,624.22	0.91
17.001 to 17.500	16	1,731,799.54	0.31
17.501 to 18.000	13	1,766,998.23	0.32
18.001 to 18.500	4	531,074.78	0.10
18.501 to 19.000	3	753,233.58	0.14

Total:	2,746	$549,872,543.24	100.00%

Minimum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
Minimum Lifetime		Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
2.501 to 3.000	2	$460,213.00	0.08%
3.001 to 3.500	17	3,463,303.22	0.63
3.501 to 4.000	61	15,219,243.81	2.77
4.001 to 4.500	207	51,034,340.76	9.28
4.501 to 5.000	346	78,969,513.76	14.36
5.001 to 5.500	428	89,610,844.79	16.30
5.501 to 6.000	440	91,385,006.73	16.62
6.001 to 6.500	332	69,222,057.17	12.59
6.501 to 7.000	317	58,755,254.22	10.69
7.001 to 7.500	195	33,763,971.33	6.14
7.501 to 8.000	159	24,372,883.30	4.43
8.001 to 8.500	72	10,386,568.11	1.89
8.501 to 9.000	65	7,967,732.78	1.45
9.001 to 9.500	33	4,394,115.78	0.80
9.501 to 10.000	32	5,287,608.77	0.96
10.001 to 10.500	17	1,861,487.20	0.34
10.501 to 11.000	13	2,163,635.64	0.39
11.001 to 11.500	7	801,529.29	0.15
11.501 to 12.000	3	753,233.58	0.14

Total:	2,746	$549,872,543.24	100.00%

Next Interest Rate Adjustment Date of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Next Interest Rate	Number of	Balance as of the	Principal Balance as
Adjustment Date (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
August 2004	2	$494,697.05	0.09%
September 2004	2	115,909.42	0.02
October 2004	1	67,368.59	0.01
November 2004	6	1,283,409.58	0.23
December 2004	14	954,856.66	0.17
January 2005	18	1,215,248.66	0.22
February 2005	1	91,898.20	0.02
January 2006	7	1,227,667.91	0.22
February 2006	16	2,840,399.70	0.52
March 2006	56	12,147,420.61	2.21
April 2006	219	47,694,721.03	8.67
May 2006	311	66,031,117.68	12.01
June 2006	604	128,343,219.11	23.34
July 2006	649	135,010,216.96	24.55
August 2006	40	6,954,495.00	1.26
October 2006	1	93,147.55	0.02
December 2006	3	423,923.98	0.08
January 2007	4	322,426.64	0.06
February 2007	9	1,506,059.47	0.27
March 2007	22	4,497,672.92	0.82
April 2007	61	12,789,360.99	2.33
May 2007	85	16,392,809.80	2.98
June 2007	247	42,960,287.29	7.81
July 2007	329	59,478,173.16	10.82
August 2007	19	2,505,570.00	0.46
September 2008	1	122,957.25	0.02
April 2009	1	69,749.04	0.01
May 2009	4	806,562.53	0.15
June 2009	9	2,373,046.46	0.43
July 2009	5	1,058,150.00	0.19

Total:	2,746	$549,872,543.24	100.00%

Occupancy Type of Mortgage Premises of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Occupancy Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Primary Home	3,345	$630,482,557.78	97.46%
Investment	123	14,496,805.34	2.24
Second Home	13	1,906,651.36	0.29

Total:	3,481	$646,886,014.48	100.00%

Origination Program of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Origination Program	Mortgage Loans	Cut-off Date	of the Cut-off Date
Full Documentation	2,649	$456,678,935.37	70.60%
Stated Documentation.	737	166,465,243.45	25.73
Limited Documentation	94	23,681,718.23	3.66
No Ratio	1	60,117.43	0.01

Total:	3,481	$646,886,014.48	100.00%

Mortgage Loan Purpose of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Mortgage Loan Purpose	Mortgage Loans	Cut-off Date	of the Cut-off Date
Cash Out Refinance	2,231	$409,523,066.47	63.31%
Purchase	1,003	199,542,838.25	30.85
Rate/Term Refinance	247	37,820,109.76	5.85

Total:	3,481	$646,886,014.48	100.00%

Index Type of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Index Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Month LIBOR	2,743	$549,680,685.66	84.97%
Fixed Rate	735	97,013,471.24	15.00
1 Year CMT	3	191,857.58	0.03

Total:	3,481	$646,886,014.48	100.00%

Property Type of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Property Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Single Family Detached	2,708	$486,165,268.83	75.15%
Planned Unit Development	388	94,794,405.27	14.65
Condominium Low-Rise	197	31,729,806.94	4.91
Two to Four Family	67	13,771,179.52	2.13
Single Family Attached	51	8,701,567.47	1.35
Townhouse	39	6,274,048.14	0.97
Condominium High-Rise	17	3,874,433.34	0.60
De Minimus PUD	5	1,176,807.11	0.18
Manufactured Housing	9	398,497.86	0.06

Total:	3,481	$646,886,014.48	100.00%

Loan Types of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Loan Types	Mortgage Loans	Cut-off Date	of the Cut-off Date
2/28 6 Mo LIBOR 3 Yr I-O ARM	884	$223,615,500.69	34.57%
2/28 6 Mo LIBOR ARM	1,018	176,633,757.31	27.31
3/27 6 Mo LIBOR ARM	559	91,850,871.86	14.20
30 Year Fixed Rate	492	66,962,450.54	10.35
3/27 6 Mo LIBOR 5 Yr I-O ARM	218	47,981,559.95	7.42
30 Year 5 Yr I-O Fixed Rate	60	13,185,054.90	2.04
15 Year Fixed Rate	94	7,256,999.00	1.12
20 Year Fixed	50	5,379,159.22	0.83
6 Month LIBOR ARM	41	4,031,530.58	0.62
5/25 6 Mo LIBOR 3 Yr I-O ARM	10	2,263,306.99	0.35
5/25 6 Mo LIBOR ARM	10	2,167,158.29	0.34
25 Year Fixed Rate	10	1,371,999.12	0.21
30/15 Year Balloon	12	1,258,317.92	0.19
10 Year Fixed Rate	12	827,575.78	0.13
3/27 6 Mo LIBOR 3 Yr I-O ARM	2	745,000.00	0.12
3/22 6 Mo LIBOR 5 Yr I-O ARM	1	391,999.99	0.06
15 Year 5 Yr I-O Fixed Rate	2	328,540.24	0.05
12 Year Fixed Rate	2	267,244.52	0.04
One-Year Treasury ARM	3	191,857.58	0.03
20 Year 5 Yr I-O Fixed Rate	1	176,130.00	0.03

Total:	3,481	$646,886,014.48	100.00%

Geographic Distributions of Mortgaged Premises of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
State	Mortgage Loans	Cut-off Date	of the Cut-off Date
Alaska	24	$4,341,543.91	0.67%
Arizona	91	12,407,260.02	1.92
Arkansas	14	1,652,306.51	0.26
California	759	204,105,273.64	31.55
Colorado	48	9,161,035.73	1.42
Connecticut	57	12,387,010.19	1.91
Delaware	17	2,431,991.49	0.38
Florida	304	48,832,731.01	7.55
Georgia	152	23,642,784.42	3.65
Hawaii	2	658,000.00	0.10
Idaho	6	608,695.98	0.09
Illinois	133	22,612,085.92	3.50
Indiana	39	3,655,006.09	0.57
Iowa	7	577,619.74	0.09
Kansas	28	3,586,960.50	0.55
Kentucky	26	2,343,693.66	0.36
Louisiana	25	2,066,142.88	0.32
Maine	6	618,013.02	0.10
Maryland	213	47,644,137.71	7.37
Massachusetts	34	7,605,437.05	1.18
Michigan	104	11,387,926.30	1.76
Minnesota	26	5,114,256.40	0.79
Mississippi	43	4,266,815.10	0.66
Missouri	41	4,067,842.11	0.63
Montana	2	227,377.92	0.04
Nebraska	29	2,737,185.81	0.42
Nevada	118	23,925,180.56	3.70
New Hampshire	11	1,544,772.89	0.24
New Jersey	10	2,171,149.56	0.34
New Mexico	9	864,595.54	0.13
New York	125	29,496,281.16	4.56
North Carolina	60	6,958,281.87	1.08
North Dakota	1	59,803.03	0.01
Ohio	91	9,585,730.69	1.48
Oklahoma	33	3,263,509.59	0.50
Oregon	70	10,869,485.34	1.68
Pennsylvania	102	15,291,123.93	2.36
Rhode Island	7	2,020,386.82	0.31
South Carolina	22	2,488,097.45	0.38
South Dakota	2	176,400.00	0.03
Tennessee	68	8,692,760.30	1.34
Texas	131	14,909,284.44	2.30
Utah	27	4,016,334.13	0.62
Vermont	6	1,029,525.30	0.16
Washington	92	17,027,088.13	2.63
Virginia	229	48,818,252.04	7.55
West Virginia	12	1,675,197.85	0.26
Wisconsin	23	3,055,315.33	0.47
Wyoming	2	208,325.42	0.03

Total:	3,481	$646,886,014.48	100.00%

No more than approximately 0.34% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Score	Mortgage Loans	Cut-off Date	of the Cut-off Date
Not Available	7	$855,878.36	0.13%
451 to 475	2	317,396.75	0.05
476 to 500	12	1,459,132.51	0.23
501 to 525	221	36,326,422.43	5.62
526 to 550	269	44,205,315.78	6.83
551 to 575	288	51,946,770.95	8.03
576 to 600	472	86,492,273.67	13.37
601 to 625	567	107,716,663.26	16.65
626 to 650	530	103,460,967.95	15.99
651 to 675	462	89,107,465.06	13.77
676 to 700	289	56,144,593.40	8.68
701 to 725	170	33,879,879.19	5.24
726 to 750	111	20,196,045.27	3.12
751 to 775	60	11,266,775.15	1.74
776 to 800	16	2,707,270.52	0.42
801 to 825	5	803,164.23	0.12

Total:	3,481	$646,886,014.48	100.00%

Credit Grade of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Grade	Mortgage Loans	Cut-off Date	of the Cut-off Date
A+	1,300	$258,677,144.79	39.99%
A	689	133,838,519.81	20.69
A-	777	136,828,872.22	21.15
B	234	33,592,430.65	5.19
C	105	15,635,530.03	2.42
D	34	3,788,446.93	0.59
Score Direct.	342	64,525,070.05	9.97

Total:	3,481	$646,886,014.48	100.00%

Amortization Type of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Amortization Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Fully Amortizing	2,291	$356,940,603.80	55.18%
Interest Only	1,178	288,687,092.76	44.63
Balloon	12	1,258,317.92	0.19

Total:	3,481	$646,886,014.48	100.00%

Prepayment Penalty of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Prepayment Penalty Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Months	17	$2,744,714.94	0.42%
12 Months	30	5,305,984.50	0.82
24 Months	1,349	289,425,335.11	44.74
30 Months	12	2,870,787.56	0.44
36 Months	989	164,058,349.78	25.36
60 Months	10	1,044,619.21	0.16
No Prepayment Penalty*.	1,074	181,436,223.38	28.05

Total:	3,481	$646,886,014.48	100.00%

*	This value includes the identified subsequent mortgage loans for which the prepayment penalty period has expired.

Delinquency of the Group II Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Delinquency*	Mortgage Loans	Cut-off Date	of the Cut-off Date
Current	3,443	$641,363,432.32	99.15%
Delinquent 30 Days	38	5,522,582.16	0.85

Total:	3,481	$646,886,014.48	100.00%

* Determined as of July 7, 2004

Subgroup II-A Pool Information

Total Outstanding Principal Balance:	$323,442,782.39
Number of Loans:	2,082
	Average	Minimum	Maximum
Original Loan Amount:	$155,675.19	$16,800.00	$472,000.00
Outstanding Principal Balance:	$155,351.96	$5,192.23	$472,000.00
	Weighted Average	Minimum	Maximum
Mortgage Rate:	6.782%	4.500%	12.990%
Gross Margin	5.447%	2.750%	9.500%
Initial Periodic Rate Cap	2.871%	1.000%	3.000%
Periodic Rate Cap	1.030%	1.000%	2.000%
Life Floor	5.974%	2.875%	11.625%
Life Cap	12.844%	10.500%	18.625%
Months to Roll	26	1	60
Original LTV(1):	80.67%	13.78%	100.00%
Credit Score:	623 (2)	465	813
Original Term (months):	356	120	360
Remaining Term (months):	353	97	360
Seasoning (months):	2	0	88

Top Property State Concentrations($):	26.23% California, 8.18% Florida, 6.56% Virginia

Maximum Zip Code Concentration($):	0.54%	20774
				Earliest	Latest
First Payment Date:				4/01/1997	9/01/2004
Maturity Date:				8/01/2012	8/01/2034
First Lien:			100.00%
Second Lien:			0.00%

(1)	The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average credit score is calculated based on the 99.80% of the Subgroup II-A Mortgage Loans (by scheduled principal balance) that have valid FICO scores.

Current Scheduled Principal Balance of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Scheduled	Number of	Balance as of the	Principal Balance as
Principal Balance ($)	Mortgage Loans	Cut-off Date	of the Cut-off Date
0.01 to 50,000.00	71	$2,729,326.31	0.84%
50,000.01 to 100,000.00	499	38,299,491.68	11.84
100,000.01 to 150,000.00	540	67,059,750.61	20.73
150,000.01 to 200,000.00	406	71,043,627.07	21.96
200,000.01 to 250,000.00	297	66,666,645.88	20.61
250,000.01 to 300,000.00	190	51,942,920.04	16.06
300,000.01 to 350,000.00	73	23,266,765.30	7.19
350,000.01 to 400,000.00	2	741,055.50	0.23
400,000.01 to 450,000.00	3	1,221,200.00	0.38
450,000.01 to 500,000.00	1	472,000.00	0.15

Total:	2,082	$323,442,782.39	100.00%

Current Mortgage Interest Rates of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Mortgage	Number of	Balance as of the	Principal Balance as
Interest Rates (%)	Mortgage Loans	Cut-off Date	of the Cut-off Date
4.001 to 4.500	9	$1,649,435.59	0.51%
4.501 to 5.000	40	8,437,693.99	2.61
5.001 to 5.500	149	29,442,705.89	9.10
5.501 to 6.000	346	62,573,708.87	19.35
6.001 to 6.500	372	61,843,734.66	19.12
6.501 to 7.000	324	48,121,547.99	14.88
7.001 to 7.500	247	37,884,655.09	11.71
7.501 to 8.000	210	29,345,629.72	9.07
8.001 to 8.500	110	14,871,285.74	4.60
8.501 to 9.000	112	13,351,444.68	4.13
9.001 to 9.500	49	5,391,450.45	1.67
9.501 to 10.000	46	5,571,917.76	1.72
10.001 to 10.500	25	1,698,551.64	0.53
10.501 to 11.000	16	1,226,941.37	0.38
11.001 to 11.500	12	890,301.25	0.28
11.501 to 12.000	10	863,165.77	0.27
12.001 to 12.500	2	231,250.00	0.07
12.501 to 13.000	3	47,361.93	0.01

Total:	2,082	$323,442,782.39	100.00%

Original Loan-to-Value Ratio(1) of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Original Combined	Number of	Balance as of the	Principal Balance as
Loan-to-Value Ratio (%) (1)	Mortgage Loans	Cut-off Date	of the Cut-off Date
10.001 to 15.000	1	$101,844.25	0.03%
20.001 to 25.000	6	440,049.93	0.14
25.001 to 30.000	4	289,439.30	0.09
30.001 to 35.000	9	689,375.95	0.21
35.001 to 40.000	9	820,335.68	0.25
40.001 to 45.000	10	1,342,306.30	0.42
45.001 to 50.000	17	1,181,339.23	0.37
50.001 to 55.000	20	2,327,802.62	0.72
55.001 to 60.000	40	5,889,777.37	1.82
60.001 to 65.000	69	9,871,675.68	3.05
65.001 to 70.000	127	18,536,918.33	5.73
70.001 to 75.000	171	24,922,019.90	7.71
75.001 to 80.000	816	136,224,351.48	42.12
80.001 to 85.000	220	31,952,438.00	9.88
85.001 to 90.000	404	63,288,302.77	19.57
90.001 to 95.000	94	15,369,513.99	4.75
95.001 to 100.000	65	10,195,291.61	3.15

Total:	2,082	$323,442,782.39	100.00%

(1)	The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Remaining Term (months)	Mortgage Loans	Cut-off Date	of the Cut-off Date
97 to 108	16	$720,982.31	0.22%
109 to 120	7	486,744.10	0.15
133 to 144	2	267,244.52	0.08
169 to 180	42	3,827,936.44	1.18
229 to 240	29	3,031,167.94	0.94
265 to 276	3	153,987.62	0.05
277 to 288	55	3,649,637.95	1.13
289 to 300	6	938,388.00	0.29
349 to 360	1,922	310,366,693.51	95.96

Total:	2,082	$323,442,782.39	100.00%

Gross Margin (%) of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Gross Margin (%) (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
2.501 to 3.000	8	$1,317,659.54	0.48%
3.001 to 3.500	43	8,158,043.14	2.97
3.501 to 4.000	129	25,138,022.68	9.14
4.001 to 4.500	177	32,044,204.00	11.66
4.501 to 5.000	205	35,882,766.26	13.05
5.001 to 5.500	303	50,789,782.31	18.47
5.501 to 6.000	263	43,351,933.79	15.77
6.001 to 6.500	206	31,529,509.41	11.47
6.501 to 7.000	173	24,581,195.75	8.94
7.001 to 7.500	86	11,150,462.37	4.06
7.501 to 8.000	53	6,205,229.62	2.26
8.001 to 8.500	24	3,474,187.95	1.26
8.501 to 9.000	7	1,056,884.22	0.38
9.001 to 9.500	3	246,649.00	0.09

Total:	1,680	$274,926,530.04	100.00%

Maximum Lifetime Mortgage Interest Rates of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
Maximum Lifetime		Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
Less than 12.501	735	$136,890,986.93	49.79%
12.501 to 13.000	223	35,880,496.72	13.05
13.001 to 13.500	194	31,171,439.74	11.34
13.501 to 14.000	179	25,983,183.88	9.45
14.001 to 14.500	102	15,194,870.97	5.53
14.501 to 15.000	94	12,433,544.37	4.52
15.001 to 15.500	36	4,404,563.90	1.60
15.501 to 16.000	51	6,623,757.67	2.41
16.001 to 16.500	25	2,547,197.48	0.93
16.501 to 17.000	17	1,698,963.31	0.62
17.001 to 17.500	12	863,439.23	0.31
17.501 to 18.000	8	876,052.26	0.32
18.001 to 18.500	2	231,250.00	0.08
18.501 to 19.000	2	126,783.58	0.05

Total:	1,680	$274,926,530.04	100.00%

Minimum Lifetime Mortgage Interest Rates of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
Minimum Lifetime		Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date

2.501 to 3.000	1	$284,213.00	0.10%
3.001 to 3.500	14	2,672,845.93	0.97
3.501 to 4.000	40	8,793,891.62	3.20
4.001 to 4.500	121	23,384,853.77	8.51
4.501 to 5.000	199	36,802,040.99	13.39
5.001 to 5.500	257	44,927,880.89	16.34
5.501 to 6.000	256	44,199,679.36	16.08
6.001 to 6.500	195	32,443,853.63	11.80
6.501 to 7.000	204	30,314,735.25	11.03
7.001 to 7.500	132	19,350,096.05	7.04
7.501 to 8.000	102	13,411,417.40	4.88
8.001 to 8.500	45	5,993,738.37	2.18
8.501 to 9.000	46	5,531,509.09	2.01
9.001 to 9.500	23	2,409,744.94	0.88
9.501 to 10.000	21	2,304,038.72	0.84
10.001 to 10.500	11	734,633.14	0.27
10.501 to 11.000	7	818,069.80	0.30
11.001 to 11.500	4	422,504.51	0.15
11.501 to 12.000	2	126,783.58	0.05

Total:	1,680	$274,926,530.04	100.00%

Next Interest Rate Adjustment Date of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Next Interest Rate	Number of	Balance as of the	Principal Balance as
Adjustment Date (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
August 2004	1	$67,064.63	0.02%
September 2004	2	115,909.42	0.04
October 2004	1	67,368.59	0.02
November 2004	1	84,450.34	0.03
December 2004	12	793,284.09	0.29
January 2005	15	1,069,077.23	0.39
January 2006	7	1,227,667.91	0.45
February 2006	7	1,384,764.15	0.50
March 2006	30	4,578,645.08	1.67
April 2006	132	24,243,302.00	8.82
May 2006	193	33,886,471.03	12.33
June 2006	355	61,349,621.45	22.31
July 2006	389	64,194,071.21	23.35
August 2006	23	2,723,520.00	0.99
October 2006	1	93,147.55	0.03
December 2006	3	423,923.98	0.15
January 2007	3	263,987.11	0.10
February 2007	3	430,323.43	0.16
March 2007	13	2,258,635.83	0.82
April 2007	36	6,804,336.50	2.47
May 2007	50	7,632,999.34	2.78
June 2007	162	24,359,972.19	8.86
July 2007	213	32,442,710.16	11.80
August 2007	17	2,331,870.00	0.85
September 2008	1	122,957.25	0.04
April 2009	1	69,749.04	0.03
May 2009	3	728,700.53	0.27
June 2009	1	119,850.00	0.04
July 2009	5	1,058,150.00	0.38

Total	1,680	$274,926,530.04	100.00%

Occupancy Type of Mortgage Premises of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Occupancy Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Primary Home	1,991	$313,532,288.54	96.94%
Investment	85	9,449,417.39	2.92
Second Home	6	461,076.46	0.14

Total:	2,082	$323,442,782.39	100.00%

Origination Program of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Origination Program	Mortgage Loans	Cut-off Date	of the Cut-off Date
Full Documentation	1,629	$243,218,621.87	75.20%
Stated Documentation	409	73,312,120.01	22.67
Limited Documentation	44	6,912,040.51	2.14

Total:	2,082	$323,442,782.39	100.00%

Mortgage Loan Purpose of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Mortgage Loan Purpose	Mortgage Loans	Cut-off Date	of the Cut-off Date
Cash Out Refinance	1,312	$199,545,095.64	61.69%
Purchase	624	104,528,718.16	32.32
Rate/Term Refinance	146	19,368,968.59	5.99

Total:	2,082	$323,442,782.39	100.00%

Index Type of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Index Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Month LIBOR	1,679	$274,867,185.79	84.98%
Fixed Rate	402	48,516,252.35	15.00
1 Year CMT	1	59,344.25	0.02

Total:	2,082	$323,442,782.39	100.00%

Property Type of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Property Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Single Family Detached	1,626	$242,095,431.25	74.85%
Planned Unit Development	211	40,907,950.91	12.65
Condominium Low-Rise	132	20,502,477.46	6.34
Two to Four Family	39	8,089,299.02	2.50
Single Family Attached	32	4,803,100.90	1.48
Townhouse	27	4,391,160.55	1.36
Condominium High-Rise	11	1,820,618.02	0.56
De Minimus PUD	4	832,744.28	0.26

Total:	2,082	$323,442,782.39	100.00%

Loan Types of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Loan Types	Mortgage Loans	Cut-off Date	of the Cut-off Date
2/28 6 Mo LIBOR 3 Yr I-O ARM	504	$98,262,895.44	30.38%
2/28 6 Mo LIBOR ARM	632	95,325,167.39	29.47
3/27 6 Mo LIBOR ARM	364	51,941,373.80	16.06
30 Year Fixed Rate	266	33,046,999.71	10.22
3/27 6 Mo LIBOR 5 Yr I-O ARM	137	25,100,532.29	7.76
30 Year 5 Yr I-O Fixed Rate	35	6,267,681.82	1.94
15 Year Fixed Rate	51	3,815,203.96	1.18
20 Year Fixed	29	3,031,167.94	0.94
6 Month LIBOR ARM	31	2,137,810.05	0.66
5/25 6 Mo LIBOR ARM	7	1,313,306.82	0.41
25 Year Fixed Rate	6	938,388.00	0.29
5/25 6 Mo LIBOR 3 Yr I-O ARM	4	786,100.00	0.24
30/15 Year Balloon	6	662,822.30	0.20
10 Year Fixed Rate	7	486,744.10	0.15
12 Year Fixed Rate	2	267,244.52	0.08
One-Year Treasury ARM	1	59,344.25	0.02

Total:	2,082	$323,442,782.39	100.00%

Geographic Distributions of Mortgaged Premises of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
State	Mortgage Loans	Cut-off Date	of the Cut-off Date
Alaska	14	$2,715,138.99	0.84%
Arizona	63	7,651,727.10	2.37
Arkansas	11	1,330,920.81	0.41
California	398	84,850,472.96	26.23
Colorado	27	4,479,177.27	1.38
Connecticut	34	6,188,291.23	1.91
Delaware	10	1,297,702.88	0.40
Florida	186	26,446,787.75	8.18
Georgia	97	14,014,663.58	4.33
Idaho	4	403,443.13	0.12
Illinois	76	10,496,724.64	3.25
Indiana	25	2,466,217.85	0.76
Iowa	4	259,636.88	0.08
Kansas	20	2,168,102.05	0.67
Kentucky	17	1,566,987.30	0.48
Louisiana	16	1,320,271.79	0.41
Maine	4	383,951.30	0.12
Maryland	113	20,714,471.36	6.40
Massachusetts	17	3,118,557.12	0.96
Michigan	73	7,473,810.27	2.31
Minnesota	16	2,659,816.73	0.82
Mississippi	25	2,180,683.65	0.67
Missouri	29	3,060,587.94	0.95
Montana	2	227,377.92	0.07
Nebraska	22	2,176,386.28	0.67
Nevada	77	14,147,530.93	4.37
New Hampshire	7	995,622.81	0.31
New Jersey	6	1,389,298.42	0.43
New Mexico	6	634,351.33	0.20
New York	78	15,465,255.13	4.78
North Carolina	37	4,438,094.91	1.37
North Dakota	1	59,803.03	0.02
Ohio	52	5,710,301.01	1.77
Oklahoma	22	1,808,695.29	0.56
Oregon	47	6,747,899.64	2.09
Pennsylvania	59	7,685,168.22	2.38
Rhode Island	4	551,423.83	0.17
South Carolina	12	1,251,920.75	0.39
South Dakota	2	176,400.00	0.05
Tennessee	39	4,599,893.84	1.42
Texas	88	9,421,293.23	2.91
Utah	19	2,520,461.27	0.78
Vermont	3	541,314.38	0.17
Washington	65	11,479,598.66	3.55
Virginia	131	21,202,191.74	6.56
West Virginia	10	1,307,352.65	0.40
Wisconsin	13	1,557,275.02	0.48
Wyoming	1	99,727.52	0.03

Total:	2,082	$323,442,782.39	100.00%

No more than approximately 0.54% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Score	Mortgage Loans	Cut-off Date	of the Cut-off Date
Not Available	6	$640,002.63	0.20%
451 to 475	2	317,396.75	0.10
476 to 500	7	669,868.88	0.21
501 to 525	147	20,908,064.68	6.46
526 to 550	172	23,290,153.66	7.20
551 to 575	172	25,650,322.97	7.93
576 to 600	289	46,878,661.82	14.49
601 to 625	317	47,183,900.36	14.59
626 to 650	315	51,649,445.67	15.97
651 to 675	272	44,176,097.70	13.66
676 to 700	172	28,168,449.71	8.71
701 to 725	96	16,287,145.65	5.04
726 to 750	63	9,479,835.92	2.93
751 to 775	41	6,305,164.05	1.95
776 to 800	8	1,577,751.71	0.49
801 to 825	3	260,520.23	0.08

Total:	2,082	$323,442,782.39	100.00%

Credit Grade of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Grade	Mortgage Loans	Cut-off Date	of the Cut-off Date
A+	768	$127,169,507.02	39.32%
A	394	62,751,271.17	19.40
A-	458	67,442,500.71	20.85
B	162	21,194,048.76	6.55
C	67	7,997,765.32	2.47
D	22	2,179,572.34	0.67
Score Direct	211	34,708,117.07	10.73

Total:	2,082	$323,442,782.39	100.00%

Amortization Type of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Amortization Type	Mortgage Loans	Cut-off Date	Of the Cut-off Date
Fully Amortizing	1,396	$192,362,750.54	59.47%
Interest Only	680	130,417,209.55	40.32
Balloon	6	662,822.30	0.20

Total:	2,082	$323,442,782.39	100.00%

Prepayment Penalty of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Prepayment Penalty Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Months	11	$1,723,912.44	0.53%
12 Months	12	2,299,397.70	0.71
24 Months	812	140,384,110.86	43.40
30 Months	8	1,829,387.56	0.57
36 Months	588	84,671,325.11	26.18
No Prepayment Penalty*	651	92,534,648.72	28.61

Total:	2,082	$323,442,782.39	100.00%

* This value includes the identified subsequent mortgage loans for which the prepayment penalty period has expired.

Delinquency of the Subgroup II-A Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Delinquency*	Mortgage Loans	Cut-off Date	of the Cut-off Date
Current	2,062	$320,674,424.12	99.14%
Delinquent 30 Days	20	2,768,358.27	0.86

Total:	2,082	$323,442,782.39	100.00%

* Determined as of July 7, 2004

Subgroup II-B Pool Information

Total Outstanding Principal Balance:	$323,443,232.09
Number of Loans:	1,399

	Average	Minimum	Maximum
Original Loan Amount:	$231,675.97	$16,800.00	$1,100,00.00
Outstanding Principal Balance:	$231,196.02	$13,714.59	$1,100,00.00
	Weighted Average	Minimum	Maximum
Mortgage Rate:	6.731%	4.500%	12.625%
Gross Margin	5.370%	2.750%	9.875%
Initial Periodic Rate Cap	2.884%	1.000%	3.000%
Periodic Rate Cap	1.024%	1.000%	2.000%
Life Floor	5.904%	2.750%	11.625%
Life Cap	12.793%	10.500%	18.625%
Months to Roll	26	1	59
Original LTV(1):	78.92%	10.42%	100.00%
Credit Score:	626 (2)	487	820
Original Term (months):	356	120	360
Remaining Term (months):	354	42	360
Seasoning (months):	2	0	83

Top Property State Concentrations($):	36.87% California, 8.54% Virginia, 8.33% Maryland
Maximum Zip Code Concentration($):	0.62% 20176

		Earliest	Latest
First Payment Date:		9/01/1997	9/01/2004
Maturity Date:		1/01/2008	8/01/2034
First Lien:	100.00%
Second Lien:	0.00%

(1)	The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average credit score is calculated based on the 99.93% of the Subgroup II-B Mortgage Loans (by scheduled principal balance) that have valid FICO scores.

Current Scheduled Principal Balance of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Scheduled	Number of	Balance as of the	Principal Balance as
Principal Balance ($)	Mortgage Loans	Cut-off Date	of the Cut-off Date
0.01 to50,000.00	40	$1,487,819.93	0.46%
50,000.01 to 100,000.00	272	20,179,358.35	6.24
100,000.01 to 150,000.00	276	34,213,717.75	10.58
150,000.01 to 200,000.00	174	30,359,355.26	9.39
200,000.01 to 250,000.00	120	26,820,944.30	8.29
250,000.01 to 300,000.00	91	25,190,538.04	7.79
300,000.01 to 350,000.00	80	26,624,441.63	8.23
350,000.01 to 400,000.00	138	51,940,269.19	16.06
400,000.01 to 450,000.00	73	31,181,396.69	9.64
450,000.01 to 500,000.00	60	28,911,168.12	8.94
500,000.01 to 550,000.00	24	12,652,437.13	3.91
550,000.01 to 600,000.00	24	13,911,656.37	4.30
600,000.01 to 650,000.00	10	6,315,712.09	1.95
650,000.01 to 700,000.00	3	2,028,029.25	0.63
700,000.01 to 750,000.00	5	3,637,494.13	1.12
750,000.01 to 800,000.00	3	2,367,500.00	0.73
850,000.01 to 900,000.00	3	2,611,393.86	0.81
900,000.01 to 950,000.00	1	910,000.00	0.28
950,000.01 to 1,000,000.00	1	1,000,000.00	0.31
1,050,000.01 to 1,100,000.00	1	1,100,000.00	0.34

Total:	1,399	$323,443,232.09	100.00%

Current Mortgage Interest Rates of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Current Mortgage	Number of	Balance as of the	Principal Balance as
Interest Rates (%)	Mortgage Loans	Cut-off Date	of the Cut-off Date
4.001 to4.500	3	$1,049,057.28	0.32%
4.501 to5.000	26	8,342,390.64	2.58
5.001 to5.500	96	29,614,762.47	9.16
5.501 to6.000	268	70,743,430.81	21.87
6.001 to6.500	257	58,926,077.55	18.22
6.501 to7.000	250	54,171,755.75	16.75
7.001 to7.500	150	38,163,124.89	11.80
7.501 to8.000	125	26,661,490.59	8.24
8.001 to8.500	62	11,555,381.52	3.57
8.501 to9.000	54	9,128,351.80	2.82
9.001 to9.500	24	3,196,906.76	0.99
9.501 to10.000	36	4,540,121.63	1.40
10.001 to10.500	15	2,014,875.16	0.62
10.501 to11.000	15	2,307,847.92	0.71
11.001 to11.500	9	1,292,563.17	0.40
11.501 to12.000	7	934,736.21	0.29
12.001 to12.500	1	173,907.94	0.05
12.501 to13.000	1	626,450.00	0.19

Total:	1,399	$323,443,232.09	100.00%

Original Loan-to-Value Ratio(1) of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
Original Combined	Number of	Balance as of the	Principal Balance as
Loan-to-Value Ratio (%) (1)	Mortgage Loans	Cut-off Date	of the Cut-off Date
10.001 to15.000	2	$75,339.49	0.02%
15.001 to20.000	1	13,714.59	0.00
20.001 to25.000	2	111,064.72	0.03
25.001 to30.000	3	176,630.93	0.05
30.001 to35.000	9	756,867.26	0.23
35.001 to40.000	6	610,883.22	0.19
40.001 to45.000	7	1,010,695.47	0.31
45.001 to50.000	8	1,016,950.50	0.31
50.001 to55.000	18	4,934,302.47	1.53
55.001 to60.000	39	10,578,721.03	3.27
60.001 to65.000	50	13,694,561.09	4.23
65.001 to70.000	92	22,126,430.23	6.84
70.001 to75.000	146	40,722,856.70	12.59
75.001 to80.000	529	124,439,512.37	38.47
80.001 to85.000	152	32,800,639.91	10.14
85.001 to90.000	250	52,998,412.81	16.39
90.001 to95.000	53	10,842,426.20	3.35
95.001 to100.000	32	6,533,223.10	2.02

Total:	1,399	$323,443,232.09	100.00%

Gross Margin (%) of the Subgroup II-B Mortgage Loans

Total	Percentage of
Scheduled	Mortgage Loans by
Principal	Total Scheduled
Number of	Balance as of the	Principal Balance as
Gross Margin (%) (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
2.501 to 3.000	4	$972,786.42	0.35%
3.001 to 3.500	25	6,995,699.41	2.54
3.501 to 4.000	102	29,059,682.90	10.57
4.001 to 4.500	124	35,939,899.90	13.07
4.501 to 5.000	135	35,448,795.07	12.89
5.001 to 5.500	199	50,671,965.44	18.43
5.501 to 6.000	178	43,221,893.55	15.72
6.001 to 6.500	126	33,899,549.33	12.33
6.501 to 7.000	79	20,679,676.50	7.52
7.001 to 7.500	53	10,681,573.56	3.88
7.501 to 8.000	27	4,300,677.80	1.56
8.001 to 8.500	5	1,044,909.24	0.38
8.501 to 9.000	5	1,061,496.14	0.39
9.001 to 9.500	3	851,307.94	0.31
9.501 to 10.000	1	116,100.00	0.04

Total:	1,066	$274,946,013.20	100.00%

Maximum Lifetime Mortgage Interest Rates of the Subgroup II-B Mortgage Loans

Total	Percentage of
Scheduled	Mortgage Loans by
Maximum Lifetime	Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
Less than 12.501	495	$138,165,729.18	50.25%
12.501 to 13.000	172	43,502,633.75	15.82
13.001 to 13.500	113	32,412,865.54	11.79
13.501 to 14.000	101	23,018,465.95	8.37
14.001 to 14.500	58	11,736,153.76	4.27
14.501 to 15.000	48	11,142,957.68	4.05
15.001 to 15.500	22	3,980,954.50	1.45
15.501 to 16.000	20	2,591,933.01	0.94
16.001 to 16.500	14	2,392,077.86	0.87
16.501 to 17.000	11	3,316,660.91	1.21
17.001 to 17.500	4	868,360.31	0.32
17.501 to 18.000	5	890,945.97	0.32
18.001 to 18.500	2	299,824.78	0.11
18.501 to 19.000	1	626,450.00	0.23

Total:	1,066	$274,946,013.20	100.00%

Minimum Lifetime Mortgage Interest Rates of the Subgroup II-B Mortgage Loans

Total	Percentage of
Scheduled	Mortgage Loans by
Minimum Lifetime	Principal	Total Scheduled
Mortgage Interest Rates (%)	Number of	Balance as of the	Principal Balance as
(ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
2.501 to 3.000	1	$176,000.00	0.06%
3.001 to 3.500	3	790,457.29	0.29
3.501 to 4.000	21	6,425,352.19	2.34
4.001 to 4.500	86	27,649,486.99	10.06
4.501 to 5.000	147	42,167,472.77	15.34
5.001 to 5.500	171	44,682,963.90	16.25
5.501 to 6.000	184	47,185,327.37	17.16
6.001 to 6.500	137	36,778,203.54	13.38
6.501 to 7.000	113	28,440,518.97	10.34
7.001 to 7.500	63	14,413,875.28	5.24
7.501 to 8.000	57	10,961,465.90	3.99
8.001 to 8.500	27	4,392,829.74	1.60
8.501 to 9.000	19	2,436,223.69	0.89
9.001 to 9.500	10	1,984,370.84	0.72
9.501 to 10.000	11	2,983,570.05	1.09
10.001 to 10.500	6	1,126,854.06	0.41
10.501 to 11.000	6	1,345,565.84	0.49
11.001 to 11.500	3	379,024.78	0.14
11.501 to 12.000	1	626,450.00	0.23

Total:	1,066	$274,946,013.20	100.00%

Next Interest Rate Adjustment Date of the Subgroup II-B Mortgage Loans

Total	Percentage of
Scheduled	Mortgage Loans by
Principal	Total Scheduled
Next Interest Rate	Number of	Balance as of the	Principal Balance as
Adjustment Date (ARMs Only)	Mortgage Loans	Cut-off Date	of the Cut-off Date
August 2004	1	$427,632.42	0.16%
November 2004	5	1,198,959.24	0.44
December 2004	2	161,572.57	0.06
January 2005	3	146,171.43	0.05
February 2005	1	91,898.20	0.03
February 2006	9	1,455,635.55	0.53
March 2006	26	7,568,775.53	2.75
April 2006	87	23,451,419.03	8.53
May 2006	118	32,144,646.65	11.69
June 2006	249	66,993,597.66	24.37
July 2006	260	70,816,145.75	25.76
August 2006	17	4,230,975.00	1.54
January 2007	1	58,439.53	0.02
February 2007	6	1,075,736.04	0.39
March 2007	9	2,239,037.09	0.81
April 2007	25	5,985,024.49	2.18
May 2007	35	8,759,810.46	3.19
June 2007	85	18,600,315.10	6.77
July 2007	116	27,035,463.00	9.83
August 2007	2	173,700.00	0.06
May 2009	1	77,862.00	0.03
June 2009	8	2,253,196.46	0.82

Total:	1,066	$274,946,013.20	100.00%

Occupancy Type of Mortgage Premises of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Occupancy Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Primary Home	1,354	$316,950,269.24	97.99%
Investment	38	5,047,387.95	1.56
Second Home	7	1,445,574.90	0.45

Total:	1,399	$323,443,232.09	100.00%

Origination Program of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Origination Program	Mortgage Loans	Cut-off Date	of the Cut-off Date
Full Documentation	1,020	$213,460,313.50	66.00%
Stated Documentation.	328	93,153,123.44	28.80
Limited Documentation	50	16,769,677.72	5.18
No Ratio	1	60,117.43	0.02

Total:	1,399	$323,443,232.09	100.00%

Mortgage Loan Purpose of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Mortgage Loan Purpose	Mortgage Loans	Cut-off Date	of the Cut-off Date
Cash Out Refinance	919	$209,977,970.83	64.92%
Purchase	379	95,014,120.09	29.38
Rate/Term Refinance	101	18,451,141.17	5.70

Total:	1,399	$323,443,232.09	100.00%

Index Type of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Index Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Month LIBOR	1,064	$274,813,499.87	84.96%
Fixed Rate	333	48,497,218.89	14.99
1 Year CMT	2	132,513.33	0.04

Total:	1,399	$323,443,232.09	100.00%

Property Type of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Property Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Single Family Detached	1,082	$244,069,837.58	75.46%
Planned Unit Development	177	53,886,454.36	16.66
Condominium Low-Rise	65	11,227,329.48	3.47
Two to Four Family	28	5,681,880.50	1.76
Single Family Attached	19	3,898,466.57	1.21
Condominium High-Rise	6	2,053,815.32	0.63
Townhouse	12	1,882,887.59	0.58
Manufactured Housing	9	398,497.86	0.12
De Minimus PUD	1	344,062.83	0.11

Total:	1,399	$323,443,232.09	100.00%

Loan Types of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Loan Types	Mortgage Loans	Cut-off Date	of the Cut-off Date
2/28 6 Mo LIBOR 3 Yr I-O ARM	380	$125,352,605.25	38.76%
2/28 6 Mo LIBOR ARM	386	81,308,589.92	25.14
3/27 6 Mo LIBOR ARM	195	39,909,498.06	12.34
30 Year Fixed Rate	226	33,915,450.83	10.49
3/27 6 Mo LIBOR 5 Yr I-O ARM	81	22,881,027.66	7.07
30 Year 5 Yr I-O Fixed Rate	25	6,917,373.08	2.14
15 Year Fixed Rate	43	3,441,795.04	1.06
20 Year Fixed	21	2,347,991.28	0.73
6 Month LIBOR ARM	10	1,893,720.53	0.59
5/25 6 Mo LIBOR 3 Yr I-O ARM	6	1,477,206.99	0.46
5/25 6 Mo LIBOR ARM	3	853,851.47	0.26
3/27 6 Mo LIBOR 3 Yr I-O ARM	2	745,000.00	0.23
30/15 Year Balloon	6	595,495.62	0.18
25 Year Fixed Rate	4	433,611.12	0.13
3/22 6 Mo LIBOR 5 Yr I-O ARM	1	391,999.99	0.12
10 Year Fixed Rate	5	340,831.68	0.11
15 Year 5 Yr I-O Fixed Rate	2	328,540.24	0.10
20 Year 5 Yr I-O Fixed Rate	1	176,130.00	0.05
One-Year Treasury ARM	2	132,513.33	0.04

Total:	1,399	$323,443,232.09	100.00%

Geographic Distributions of Mortgaged Premises of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
State	Mortgage Loans	Cut-off Date	of the Cut-off Date
Alaska	10	$1,626,404.92	0.50%
Arizona	28	4,755,532.92	1.47
Arkansas	3	321,385.70	0.10
California	361	119,254,800.68	36.87
Colorado	21	4,681,858.46	1.45
Connecticut	23	6,198,718.96	1.92
Delaware	7	1,134,288.61	0.35
Florida	118	22,385,943.26	6.92
Georgia	55	9,628,120.84	2.98
Hawaii	2	658,000.00	0.20
Idaho	2	205,252.85	0.06
Illinois	57	12,115,361.28	3.75
Indiana	14	1,188,788.24	0.37
Iowa	3	317,982.86	0.10
Kansas	8	1,418,858.45	0.44
Kentucky	9	776,706.36	0.24
Louisiana	9	745,871.09	0.23
Maine	2	234,061.72	0.07
Maryland	100	26,929,666.35	8.33
Massachusetts	17	4,486,879.93	1.39
Michigan	31	3,914,116.03	1.21
Minnesota	10	2,454,439.67	0.76
Mississippi	18	2,086,131.45	0.64
Missouri	12	1,007,254.17	0.31
Nebraska	7	560,799.53	0.17
Nevada	41	9,777,649.63	3.02
New Hampshire	4	549,150.08	0.17
New Jersey	4	781,851.14	0.24
New Mexico	3	230,244.21	0.07
New York	47	14,031,026.03	4.34
North Carolina	23	2,520,186.96	0.78
Ohio	39	3,875,429.68	1.20
Oklahoma	11	1,454,814.30	0.45
Oregon	23	4,121,585.70	1.27
Pennsylvania	43	7,605,955.71	2.35
Rhode Island	3	1,468,962.99	0.45
South Carolina	10	1,236,176.70	0.38
Tennessee	29	4,092,866.46	1.27
Texas	43	5,487,991.21	1.70
Utah	8	1,495,872.86	0.46
Vermont	3	488,210.92	0.15
Washington	27	5,547,489.47	1.72
Virginia	98	27,616,060.30	8.54
West Virginia	2	367,845.20	0.11
Wisconsin	10	1,498,040.31	0.46
Wyoming	1	108,597.90	0.03

Total:	1,399	$323,443,232.09	100.00%

No more than approximately 0.62% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Score	Mortgage Loans	Cut-off Date	of the Cut-off Date
Not Available	1	$215,875.73	0.07%
476 to 500	5	789,263.63	0.24
501 to 525	74	15,418,357.75	4.77
526 to 550	97	20,915,162.12	6.47
551 to 575	116	26,296,447.98	8.13
576 to 600	183	39,613,611.85	12.25
601 to 625	250	60,532,762.90	18.72
626 to 650	215	51,811,522.28	16.02
651 to 675	190	44,931,367.36	13.89
676 to 700	117	27,976,143.69	8.65
701 to 725	74	17,592,733.54	5.44
726 to 750	48	10,716,209.35	3.31
751 to 775	19	4,961,611.10	1.53
776 to 800	8	1,129,518.81	0.35
801 to 825	2	542,644.00	0.17

Total:	1,399	$323,443,232.09	100.00%

Credit Grade of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Credit Grade	Mortgage Loans	Cut-off Date	of the Cut-off Date
A+	532	$131,507,637.77	40.66%
A	295	71,087,248.64	21.98
A-	319	69,386,371.51	21.45
B	72	12,398,381.89	3.83
C	38	7,637,764.71	2.36
D	12	1,608,874.59	0.50
Score Direct	131	29,816,952.98	9.22

Total:	1,399	$323,443,232.09	100.00%

Amortization Type of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Amortization Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
Fully Amortizing	895	$164,577,853.26	50.88%
Interest Only	498	158,269,883.21	48.93
Balloon	6	595,495.62	0.18

Total:	1,399	$323,443,232.09	100.00%

Prepayment Penalty of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Prepayment Penalty Type	Mortgage Loans	Cut-off Date	of the Cut-off Date
6 Months	6	$1,020,802.50	0.32%
12 Months	18	3,006,586.80	0.93
24 Months	537	149,041,224.25	46.08
30 Months	4	1,041,400.00	0.32
36 Months	401	79,387,024.67	24.54
60 Months	10	1,044,619.21	0.32
No Prepayment Penalty*	423	88,901,574.66	27.49

Total:	1,399	$323,443,232.09	100.00%

* This value includes the identified subsequent mortgage loans for which the prepayment penalty period has expired.

Delinquency of the Subgroup II-B Mortgage Loans

		Total	Percentage of
		Scheduled	Mortgage Loans by
		Principal	Total Scheduled
	Number of	Balance as of the	Principal Balance as
Delinquency*	Mortgage Loans	Cut-off Date	of the Cut-off Date
Current	1,381	$320,689,008.20	99.15%
Delinquent 30 Days	18	2,754,223.89	0.85

Total:	1,399	$323,443,232.09	100.00%

* Determined as of July 7, 2004

Prospectus

[SAXON
LOGO]

SAXON ASSET SECURITIES COMPANY

(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES
MORTGAGE LOAN ASSET BACKED NOTES
(Issuable in series by separate trusts)

______________________

Each series of securities:

●

will consist of one or more classes of mortgage pass through certificates or mortgaged-backed notes representing interests in, or obligations secured by, the assets of a trust; and

●

will receive principal and interest from payments collected on the assets of the related trust.

The assets of each trust:

●

in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

●

one- to four-family residential properties,

●

condominium units,

●

manufactured housing, or

●

units in planned unit developments.

You should carefully consider the risk factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2004.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

Information is provided to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

●

the principal balance and interest rate of each class,

●

the timing and priority of interest and principal payments,

●

statistical and other information about the mortgage assets,

●

information about credit enhancement, if any, for each class,

●

the ratings for each class, and

●

the method for selling the securities.

The prospectus supplement describes the terms of the securities in greater detail than this prospectus, and may provide information that differs from this prospectus.  If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  No one has been authorized to provide you with different information.  The securities are not being offered in any state where the offer is not permitted.  Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, in connection with a purchase of the securities of any series.

The trusts will have no significant assets other than the assets assigned to them by the depositor and securityholders may look only to those limited assets for repayment of their securities

Certificates will represent an ownership interest in, and notes will represent indebtedness of, the related trust and will not represent an interest in or obligation of any other entity and will not be insured by any government agency or instrumentality.  Each trust is expected to have no significant assets other than the assets assigned to it by Saxon Asset Securities Company, the depositor.

You must rely primarily upon payments on the assets

assigned to the related trust, any security for those assets and any sources of credit enhancement identified in the related prospectus supplement for distributions on the securities.

None of any governmental agency or instrumentality, the depositor, any servicer, any master servicer, any trustee or any of their affiliates will guarantee or insure any assets assigned to a trust, except as set forth in the related prospectus supplement.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment

Any credit enhancement for any series of securities may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula.  In addition, credit enhancement may provide only very limited coverage as to some types of losses and may provide no coverage as to other types of losses.

Property values may decline, leading to higher losses on the mortgage loans, which could reduce your ability to be repaid

If the residential real estate market in general or a regional or local area where the mortgage assets for a trust are concentrated should experience an overall decline in property values or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.To the extent losses are not covered by credit enhancement, you will have to look primarily to the value of the mortgaged premises for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans.

The bankruptcy of the related seller may result in a delay in or reduction of distributions

Each seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes.  If the related seller becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that seller might argue that those transfers were pledges rather than sales.  That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the securities of the related series.

Complex and overlapping federal, state and local laws, if violated, can harm the servicer’s ability to collect or enforce loans

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in dir ect conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability; loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

State and federal credit protection laws may require reductions to interest rates on closed mortgage loans and limit collection of principal and interest on mortgage loans

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, a borrower who enters military service after the origination of his or her mortgage loan generally may not be charged interest above an annual rate of 6%, and is restricted from exercising certain enforcement remedies during the period of the borrower’s active duty status.  The Act also applies to a borrower who was on reserve status and is called to active duty after origination of the mortgage loan.  A significant mobilization by the U.S. Armed Forces could significantly reduce the interest payments collected with respect to loans made to borrowers entering active duty military service, and in the event of default, could delay or prevent the servicer from exercising the remedies for default that otherwise would be available.  The servicer is not required to advance or reimburse securityholders for amounts representing the difference between scheduled interest payments and the lower interest payments that a borrower becomes entitled to pursuant to the Act.
Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.
Modification of mortgage loans may delay or reduce payments on securities

With respect to a mortgage loan on which a default has occurred or is imminent, the servicer may enter into a forbearance or modification agreement with the borrower.  The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate or interest rate of any related class of securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Prepayments on the mortgage loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity	The prepayment experience on the mortgage assets underlying a particular series of securities will affect:
● the average life of each class of those securities; and
● for securities purchased at a price other than par, the effective yield on the securities.

The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels.  In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase.  Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease.

Prepayments may also result from:

●

foreclosure, condemnation and other dispositions of the mortgaged premises, including amounts paid by insurers under applicable insurance policies;

●

the repurchase of any mortgage loan as to which there has been a material breach of warranty or defect in documentation or from the deposit of certain amounts in respect of the delivery of a substitute mortgage loan;
● the repurchase of mortgage loans modified in lieu of refinancing; ● the repurchase of any liquidated mortgage loan or delinquent mortgage loan, if applicable; or

●

the repurchase or redemption of all the securities of a series or all the mortgage loans or mortgage certificates in connection with an optional clean-up call or other circumstances as provided in the agreement related to any series of securities.

The yields realized by the holders of certain securities of a series with disproportionate allocations of principal and interest will be extremely sensitive to levels of prepayments on the mortgage assets of the related trust.  No assurance can be given as to the prepayment experience of the mortgage loans underlying any series of securities.

You must make your own decision as to the appropriate prepayment assumption.
You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them

There can be no assurance that a secondary market will develop for the securities of any series or, if a market does develop, that it will provide you with liquidity of investment or that it will continue for the life of your securities.

Particular classes of securities may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA securities.  In addition, if so specified in the related prospectus supplement, transferability of some classes of securities to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the securities of a series may have a negative effect on the development of a secondary market for the securities.
Issuance of securities in book-entry form may reduce the liquidity of the securities

If so specified in the related prospectus supplement, a trust may issue securities of a series in book-entry form.  Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  In addition, because transfers of book-entry securities will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry securities to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry security, may be impaired because physical certificates representing the securities will gene rally not be available.  You may experience some delay in receipt of distributions of interest on and principal of the book-entry securities because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the securities, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your securities and your ability to sell them

Any rating of securities is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating agency issuing such rating.  The rating of securities credit-enhanced through external credit enhancement, examples of which include a letter of credit, financial guaranty insurance policy or mortgage pool insurance policy, will depend primarily on the creditworthiness of the provider of such external credit enhancement.  Any lowering of the rating assigned to the claims-paying ability of the enhancement provider below the rating initially given to the securities of the related series would likely result in a lowering of the rating assigned to the securities.  The depositor will not be obligated to obtain additional credit enh ancement if necessary to maintain the rating initially assigned to the securities of any series.

Any original issue discount must be included in income for tax purposes

Compound interest securities and some classes of securities that are entitled only to interest distributions will be, and particular classes of securities may be, issued with original issue discount for federal income tax purposes.  The holder of a security issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

Mortgage loans with balloon payment features may have a greater default risk

A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity.  Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination.  Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments.  Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans.  The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower's ability to refinance the loan.  Neither the depositor nor the trustee is obligated to obtain refinancing.  Securityholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses

A portion of the mortgage assets may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a specified period (currently five years) following the origination of the mortgage loan.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will change, and most likely increase, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate. The presence of these mortgage assets will, absent other considerations, result in longer weighted average lives of the related offered securities than would have been the case had these loans not been included in the trust fund.  The extension of weigh ted average lives could result in a lower yield on securities purchased at a discount than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses

All or a portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties.  Because the rights of a holder of a second or more junior lien are subordinate to the rights of senior lienholders, the position of the trust and the holders of the related securities could be more adversely affected by a reduction in the value of the mortgaged premises than would the position of the senior lienholders.  If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

The rate of delinquency on mortgage loans secured by non- owner occupied mortgage premises could be higher

A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied.  The rate of delinquencies, foreclosures and losses on the mortgage loans on those mortgaged premises could be higher than on mortgage loans secured by liens on mortgaged premises which are the primary residences of the owners.

The seller's underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans	All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with the underwriting standards for non-conforming credits.

A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase under the standard purchase programs of Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to:
● a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines; or
● a borrower with a record of major derogatory credit items, including default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

As a consequence, delinquencies, foreclosures and loss severities can be expected to be greater with respect to those mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.  In addition, changes in the values of the mortgaged premises may have a greater effect on the loss experience of those mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

You must make your own decision as to the effect of nonconforming credits upon the delinquency, foreclosure, and prepayment experience of the mortgage loans.
Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses

A substantial portion of the mortgage loans may be delinquent upon the issuance of the related securities.  Inclusion of delinquent mortgage loans may cause the rate of defaults and prepayments to increase and, in turn, may cause losses to exceed the available credit enhancement and affect the yield on the related securities.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement (the “Agreement” for such Certificates).  A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture (together with the related sale and servicing agreement, the “Agreement” for such Notes).  In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and servicing agreement with the indenture trustee and the issuer. The provisions of each Agreement will vary dependi ng upon the nature of the Securities to be issued and the nature of the related trust.  The following summaries describe the material provisions common to each series of Securities.  The summaries do not purport to be complete and are subject to the prospectus supplement and the Agreement with respect to a particular series.  The material terms of the Agreement with respect to a series of Securities will be further described in the related prospectus supplement and a copy of the Agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The Securities of a series will be entitled to payment only from the assets of the related trust.  The Securities do not represent an interest in or obligation of the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth herein and in the related prospectus supplement.  Neither the Securities nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth in the related prospectus supplement.  To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays i n the distribution of payments to the holders of one or more classes of Securities and those losses may be allocated to the holders of one or more classes of Securities.

The Securities of each series will be issued as fully registered securities in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement.  The Securities of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  If so specified in the prospectus supplement for a series, distributions of principal and interest on each Security in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a Security at the address of the holder appearing on the books and records of the trust or by wire t ransfer of immediately available funds upon timely request to the trustee in writing by any holder of a Security having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a Security of a series in certificated form will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee.  Distributions of principal and of interest on each class of Securities in book-entry form will be made as set forth below.

Classes of Securities

Each series of Securities will be issued in one or more classes as specified in the related prospectus supplement.  The Securities of any class of any series:

●

may be entitled to receive:

●

only principal, only interest (or other specified collections) or any combination thereof,

●

prepayments of principal throughout the life of the Securities or only during specified periods,

●

amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

●

may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the series, and

●

which are interest bearing Securities may be entitled to receive:

●

interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of Securities of the series are entitled to receive interest, and

●

distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the Securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company.  Unless and until the Securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a Certificate or a Note.  All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, a s the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures.  The beneficial owners of the Securities will not be recognized by the trustee as “Certificateholders” or “Noteholders” as those terms are used in the related agreement, and the beneficial owners of the Securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations.  The beneficial owners of the Securities may hold Securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.  See "— Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Securities, banks, trust companies, clearing corporations and other organizations.  Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly.  Transfers between organizations participating in DTC will occur in accordance with DTC rules.  The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries.  The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.  Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making o r receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day.  Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Securities on DTC's records.  The ownership interests of the beneficial owners of the Securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant.  The beneficial owners of the Securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction.  Transfers of ownership interests in the Securities are to be accomplished by entries made on the books o f organizations participating in DTC acting on behalf of the beneficial owners of the Securities.

To facilitate subsequent transfers, all Securities deposited with DTC by its participating organizations are registered in the name of Cede.  The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership.  DTC has no knowledge of the identity of the beneficial owners of the Securities.  DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the Securities are credited, which may or may not be the beneficial owners of the Securities.  Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Securities, may be limited due to lack of a physical certificate for the Securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Neither DTC nor Cede will consent r vote with respect to the Securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the Securities are credited on the record date as identified in a listing attached to the omnibus proxy.  Principal and interest payments on the Securities will be made to DTC.  DTC's practice is to credit t he accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date.  Payments by organizations participating in DTC to the beneficial owners of the Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Securities is the responsibility of those o rganizations or indirect participants in DTC.  Accordingly, the beneficial owners of the Securities may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulat ion by the Commission de Surveillance du Secteur Financier.  Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Securities.  Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly.  Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment.  The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation.  All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C.  Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system.  Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either d irectly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered Securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered Securities may hold those Securities through any of DTC, Clearstream or Euroclear.  The globally-offered Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered Securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered Securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC.  Investors' interests in the globally-offered Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.  Investors electing to hold globally-offered Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.  Investors electing to hold globally-offered Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period.  All globally-offered Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants.  Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When globally-offered Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered Securities against payment.  Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered Securities.  After settlement has been completed, the globally-offered Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant.  The globally-offered Securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts.  However, interest on the globally-offered Securities would accrue from the value date.  Therefore, in many cases the investment income on the globally-offered Securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participa ting in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered Securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered Securities to the account of the DTC participant against payment.  Payment will include interest accrued on the globally-offered Securities from and includin g the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

●

borrowing the globally-offered Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.  The Settlement procedures described in this Section are subject to change at any time.  The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under "Material Federal Income Tax Consequences") holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding.  A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement –

(a)

from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that –

(i)

is signed by the holder under penalty of perjury,

(ii)

certifies that such owner is not a U.S. Person, and

(iii)

provides the name and address of the holder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that –

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the holder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form   W-8IMY(or any successor forms) if that person is not a U.S. Person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons.  If you are not a U.S. Person, we recommend that you consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry Securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

●

DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

●

the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

●

DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Securities.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the Securities, through organizations participating in DTC, of the availability of fully registered certificates.  Upon surrender by DTC of the certificates representing the Securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the Securities.

Allocation of Distributions

The prospectus supplement for each series of Securities will specify:

●

whether distributions on the Securities will be made monthly, quarterly, semiannually or at other intervals,

●

the distribution date for each distribution, and

●

the amount of each distribution allocable to principal and interest.

All distributions with respect to each Security of a series will be made to the person in whose name the Security is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of Securities will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement.  The amount distributed will be allocated among the classes of Securities in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement.  If so specified in the related p rospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the related agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay securityholders of such series on the distribution date.

The prospectus supplement for each series of Securities will specify the pass through rate or interest rate, or the method for determining the pass through rate or interest rate, for each applicable class of Securities.  One or more classes of Securities may be represented by a notional principal amount.  The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of Securities and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust.  One or more classes of Securities, known as compound interest Securities, may provide for interest that accrues but is not currently payable.  Any interest that has accrued but is not paid with respect to a compound interest Security on any distribution date will be added to the principal balance of the compound interest Security on such distribution date.

The prospectus supplement for each series of Securities will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of Securities of the series entitled to distributions of principal.  The aggregate original principal balance of the Securities of each series will equal the aggregate distributions allocable to principal that the Securities will be entitled to receive.  One or more classes of Securities may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts.  One or more classes of Securities may be subordinated in right t o receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of Securities will specify the method by which realized losses or interest shortfalls will be allocated.  A loss may be realized with respect to a mortgage loan as a result of:

●

the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

●

the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

●

the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

●

physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment.  An interest shortfall may also occur as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940.  Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of Securities (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the Securities of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

●

the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

●

all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

●

without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the Securities of the series may be terminated at the option of the depositor or any other party as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement.  Upon termination of the Securities, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the Securities may be held or resold by the redeeming party.  If so specified in the prospectus supplement for a series, the right to redeem the Securities of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of Securities at t he time of purchase aggregating less than a percentage, specified in such prospectus supplement.  Notice will be given to securityholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of Securities issued by the related trust and (2) for Securities purchased at a price other than par, the effective yield on the Securities.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model.  The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of Securities of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model.  It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

●

the age of the mortgage loans,

●

the geographic distribution of the mortgaged premises,

●

the payment terms of the mortgage loans,

●

the characteristics of the borrowers,

●

homeowner mobility,

●

economic conditions generally and in the geographic area in which the mortgaged premises are located,

●

enforceability of due-on-sale clauses,

●

servicing decisions,

●

prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

●

the availability of mortgage funds,

●

the use of second or home equity loans by borrowers,

●

the availability of refinancing opportunities,

●

the use of the mortgaged premises as second or vacation homes,

●

the net equity of the borrowers in the mortgaged premises, and

●

if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years.  In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans.  Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans.  In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing.  Accordingly, junior mor tgage loans may experience a higher rate of prepayment than senior or first mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the Securities of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date.  Because interest generally will not be distributed to the securityholders of the series until the distribution date, the effective yield to the securityholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the Securities.

The yield to maturity of any Security will be affected by the rate of interest and, in the case of Securities purchased at a price other than par, timing of payments of principal on the mortgage loans.  If the purchaser of a Security offered at a discount calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.  The amount of excess interest required so to be applied may affect the weighted average life of the related series of Securities.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation.  In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor's yield to maturity.  As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.  Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Securities to their investment objectives.

Under some circumstances, the master servicer, certain insurers, the holders of REMIC residual certificates or other entities specified in the related prospectus supplement may have the option to effect earlier retirement of the related series of Securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities.  The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal at any time or over the lives of the securities.

THE TRUSTS

Assignment of Mortgage Assets

The Notes will be secured by a pledge of the assets of the trust fund, or an individual asset group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual asset group, each as specified in the prospectus supplement.  The Securities will be non-recourse obligations of the trust fund.  Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.  In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state sp ecified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  Each mortgage loan or mortgage backed security included in a trust will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

Except any mortgage loans (such as the MERS loans, as described below) in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee.  As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf.  In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the seller or from the originator that transferred the loan to the seller, directly to the custodian, in accordance with the seller's loan purchase guidelines.  The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan.  To the extent not required in any jurisdiction to protect the interest of securityholders, the assignments of the mortgages may not be recorded.  The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the servicer or the master servicer from time to time in connection with servicing the mortgage loans.

Certain of the mortgage loans may be registered with the Mortgage Electronic Registration System (“MERS”).  For these mortgage loans, the custodian will not have original documentation.  Instead, the trustee or a document custodian on behalf of the trustee will be registered with MERS as the beneficial owner of such mortgage loans.

The seller or other sellers of mortgage assets may make customary representations and warranties with respect to the mortgage assets in the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor.  The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement.  If any representation or warranty is breached, and the breach materially and adversely affects the interest of the securityholders, the depositor or the seller will be required, subject to the terms imposed under the related agreement or sales agreement:

●

to cure the breach,

●

to substitute other mortgage assets for the affected mortgage assets, or

●

to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts.  If specific information respecting the mortgage assets is not known at the time the related series of securities is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Securities.  A copy of the agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors.  A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the Mortgage Loan.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

●

Interest may be payable at a fixed rate or may be payable at a rate that is adjustable from time to time on specified adjustment dates by adding a specified fixed percentage to a specified index, which sum may be rounded, that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations.  Accrued interest may be deferred and added to the principal of a mortgage loan for specified periods and under various circumstances as may be set forth in the related prospectus supplement.

●

Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due at maturity.  Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

●

Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period.  Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

●

Prepayments of principal may be subject to a prepayment penalty or fee, which may decline in amount over time and which will be eliminated after a specified period.  Other mortgage loans may permit prepayments without payment of a prepayment fee.  The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan.  Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico.  The property or interest securing the related mortgage loan will generally be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Standard Hazard Insurance Policies”.  The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of Securities will contain information with respect to the mortgage loans expected to be included in the related trust.  This information may include:

●

the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans as of the date set forth in the prospectus supplement,

●

the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

●

the types of assets securing the mortgage loans,

●

the original terms to maturity of the mortgage loans,

●

the expected weighted average term to maturity of the mortgage loans as of the date set forth in the prospectus supplement and the expected range of the terms to maturity,

●

the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

●

the expected mortgage interest rates and the range of mortgage interest rates,

●

in the case of adjustable rate mortgage (“ARM”) loans, the expected weighted average of the adjustable rates,

●

the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the date set forth in the prospectus supplement,

●

the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the date set forth in the prospectus supplement,

●

the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans, and,

●

the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative.

If specific information respecting the mortgage loans is not known to the depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years.  GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage loans that are delinquent upon the issuance of the related Securities.  The inclusion of delinquent mortgage loans in the trust for a series may cause the rate of prepayments on the mortgage loans to increase.  In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related Securities, exceed the available credit enhancement for the series, the yield on the Securities of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties.  The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units.  The properties may include vacation and second homes or investment properties.  A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives.  A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  Those payment s are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative.  The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance.  A cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property.  To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties.  The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan.  Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time.  If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series.  As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement.  Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans.  The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions.  If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate.  If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortga ge loans, the master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement.  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a "nonrecoverable mortgage loan" under the agreement, at a purchase price determined to reflect the fair market value of such loan).  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.  Alternatively, if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer's judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series.  In general, any substitute mortgage loan must, on the date of the substitution:

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have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

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with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

●

with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not more than 1% lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not more than 1% less than the gross margin of the deleted mortgage loan,

●

have a net rate that is not more than 1% less than the net rate of the deleted mortgage loan, and

●

comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, have been  underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities representing either debt or equity, or certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA.  Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor.  Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of Securities that evidence interests in, or debt secured by, mortgage-backed securities will specify:

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the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

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to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

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the payment features of the mortgage loans,

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the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination,

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the maximum original term-to-stated maturity of the mortgage-backed securities,

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the weighted average term-to-stated maturity of the mortgage-backed securities,

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the pass through or certificate rate of the mortgage-backed securities,

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the weighted average pass through or certificate rate of the mortgage-backed securities,

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the issuer, servicer and trustee of the mortgage- backed securities,

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characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

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the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

●

the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets to the trust following the closing date.  Any pre-funding agreement will require that any mortgage loans so transferred conform to the requirements specified in the pre-funding agreement.  If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of Securities of the related series.  The additional mortgage assets will thereafter be transferred to the related trust in exchange for amounts released to the depositor from the related pre-funding account.  Each pre-funding agreement will specify a period during which any transfer must occur. &nbs p;If all amounts originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining amounts will be applied as a mandatory prepayment of one or more class of Securities as specified in the related prospectus supplement.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series.  All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account.  All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make di stributions with respect to Securities of the series in accordance with the respective allocations set forth in the related prospectus supplement.

CREDIT ENHANCEMENT

General

If so specified in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the Securities, including reserve accounts, insurance policies, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.  In addition, if so specified in the prospectus supplement for a series, one or more classes of Securities of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support.  The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited ..

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon.  If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of Securities will bear their allocable share of any resulting losses.  If a form of credit enhancement applies to several classes of Securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of Securities are distributed prior to the distributions to other classes of Securities, the classes of Securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.  In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related Securities.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of Securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of Securities of the series.  If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated Securities of a series may instead be payable to one or more classes of senior Securities of the series under the circumstances and to the extent specified in the prospectus supplement.  If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of sub ordinated Securities and thereafter by one or more classes of senior Securities, under the circumstances and subject to the limitations specified in such prospectus supplement.  The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the Securities or at any time, the aggregate losses which must be borne by the subordinated Securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated Securities that will be payable to the senior Securities on any distribution date may be limited as specified in the prospectus supplement.  If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated Securities or, if applicable, were to exceed a specified maximum amount, holders of senior Securities could experience losses on the Securities.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated Securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior Securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels.  If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the seller or the holders of any class of Securities at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of Securities may bear the risk of losses not covered by credit enhancement prior to other classes of Securities.  Subordination might be effected by reducing the principal balance of the subordinated Securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the Securities, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior Securities and subordinated Securities may themselves be subordinate in their right to receive distributions to other classes of senior Securities and subordinated Securities, respectively, through a cross-support mechanism or otherwise.  If so set forth in the prospectus supplement, the same class of Securities may constitute senior Securities with respect to specified types of payments or losses and subordinated Securities with respect to other types of payments or losses.

Distributions may be allocated among classes of senior Securities and classes of subordinated Securities

●

in the order of their scheduled final distribution dates,

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in accordance with a schedule or formula,

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in relation to the occurrence of events, or

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otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated Securities, payments to holders of senior Securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of Securities.  The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement.  In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.  The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related Securities.  In addition, if so provided in the related prospectus supplement, specified classes of Securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the Securities relative to the amortization of the related mortgage assets.  This acceleration feature may continue for the life of the applicable classes of Securities or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless ne cessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of Securities.  In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified Securities evidencing interests in one or more trusts or asset groups prior to distributions to other Securities evidencing interests in other trusts or asset groups.  If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted.  If applicable, the prospectus supplement will identify the trusts or asset groups to which th e credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement.  A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement.  A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.  The specific terms and li mitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of any special hazard insurance policy will be named in the related prospectus supplement.  The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement.  The issuer of any bankruptcy bond will be named in the related prospectus supplement.  Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee.  In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions.  Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to p rovide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

Other Credit Enhancement

If so provided in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, other specified assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

●

for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such trust,

●

for the purpose of paying administrative expenses,

●

for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets,

●

for the purpose of guaranteeing timely distributions with respect to the Securities, or

●

for the other purposes as may be specified in such prospectus supplement.  These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any of these arrangements must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the Securities of the related series.

ORIGINATION OF MORTGAGE LOANS

General

In originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines.  The originator may, from time to time, apply underwriting criteria that are either more stringent or more flexible than its general underwriting guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac.  For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac.  These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits.  A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac general underwriting guidelines or a borrower w ho may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies.  Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information.  The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In general, the underwriting guidelines may permit the use of a credit score as the primary factor in determining the borrower’s creditworthiness.  Under these circumstances, some additional factors that may be considered are mortgage history, bankruptcy history and foreclosure history.

In determining the adequacy of the mortgaged premises as collateral for a loan, the underwriting standards may permit the use of an automated valuation model (“AVM”), an appraisal or both.  Automated valuation models are data only models that consider property values and comparable sales of similar properties in the area before returning an estimate of value.  Appraisals are conducted by qualified independent appraisers.  The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home.  All appraisals generally are expected to confo rm to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses.  The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is generally required to provide information related to income, expenses and liabilities, existing or prior.  An employment verification is obtained from an independent source, typically the prospective borrower's employer, which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue being employed in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is generally waived in appropriate circumstances pursuant to the applicable program.  Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from Saxon Mortgage, Inc. (the seller) or affiliates of the seller.  The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor.  The seller will represent and warrant, among other things:

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that each mortgage loan has been originated in compliance with all applicable laws, rules and regulations,

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that each note and security instrument has been executed and delivered by the borrower and the security instrument has been duly recorded (or sent to the appropriate governmental office for recording) where the mortgaged premises are located in order to make effective the lien on the related mortgaged premises, and

●

that each note and security instrument provides for customary remedies in the event of default by the borrower on any mortgage loan, in accordance with laws applicable in the jurisdiction of the mortgaged premises, subject to any bankruptcy, insolvency, or other debtor relief laws that may be applicable to the borrower or the mortgage loan.

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs.  In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mort gage loan having characteristics substantially similar to those of the defective mortgage loan.  The seller's obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer.  The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the seller and of the master servicer.  In determining whether to approve a servicer, the master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations.  In addition, the master servicer will review the servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to con form with required servicing procedures.  Generally, the master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

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has serviced conventional mortgage loans for a minimum of two years,

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maintains a loan servicing portfolio of at least $300,000,000, and

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has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series.  Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans.  Each servicer also will provide accounting and reporting services as necessary to enable the master servicer to provide requir ed information to the depositor and the trustee with respect to the mortgage loans.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees.  Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement.  The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series.  To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series.  The amount on deposit in any account will be inve sted in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations.  However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement.  On or before each distribution date, the master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date.  In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

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delinquent payments of principal or interest on the mortgage loans,

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delinquent payments of taxes, insurance premiums or other escrowed items, and

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foreclosure costs, including reasonable attorney's fees.

The servicer's obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified.  The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated.  Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the Securities of the series.  Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates.  Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the Securities of the series. &nb sp;Neither the servicer or the master servicer will insure or guarantee the Securities of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or anticipated liquidation proceeds of the mortgage loans for which the amounts were advanced.  The servicer's obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.  In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the securityholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer's obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account.  Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent.  Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of Securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of Securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.  In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause.  The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby.  In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law.  If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon.  In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan.  Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

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all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

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hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

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amounts expended but not approved by the mortgage insurer,

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claim payments previously made by the mortgage insurer, and

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unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale.  Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement.  The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurabl e value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums.  All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions.  The basic terms of the policies, however, generally will be determined by state law and generally will be similar.  Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism.  The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive.  If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss.  If the insured's coverage falls below this specified percentage, the coinsurance clause provides that the insurer's liability in the event of partial loss will not exceed the greater of:

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the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

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that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance.  If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the Securities of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

Each year, within the time period specified in the agreement for each series, each servicer must provide the master servicer or the trustee with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing the statements, it reviewed the results of the servicer's servicing operations in accordance with the Uniform Single Attestation Procedures for mortgage banks developed by the Mortgage Bankers Association.  In addition, the servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the servicing agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct the failur e.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Events of Default and Remedies

Trust Agreement

Unless otherwise specified in the prospectus supplement for a series, events of default under the pooling and servicing agreement for a series of Certificates or the Sale and Servicing Agreement for a series of Notes, in each case in respect of the servicer, will generally consist of:

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any failure by the servicer to remit to the master servicer custodial account any payment required to be made by a servicer under the terms of the agreement that is not remedied as provided in the agreement,

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any failure on the part of a servicer to observe or perform in any material respect any of its other covenants or agreements contained in the agreement that continues unremedied for a specified period after the giving of written notice of such failure to the servicer by the master servicer,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, or

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specified actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

The master servicer will have the right under the related agreement to terminate the related servicer upon the occurrence of an event of default under that agreement.  In the event of termination, the master servicer will appoint a substitute servicer, which may be the master servicer or the trustee.  Any successor servicer, including the master servicer, will be entitled to compensation arrangements similar to those provided to the servicer.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

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a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

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failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

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any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately.  That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

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the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

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administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

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calculate amounts payable to securityholders on each distribution date, and

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prepare periodic reports to the trustee or the securityholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer's servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate.  The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities.  However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement.  Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.  The master servicer's obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

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purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

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purchase from the trust any converted mortgage loan, or

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advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer's independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement.  The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and servicing agreement, the indenture and the deposit trust agreement.  Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series.  The special servicer may engage various independent contractors to perform certain of its responsibilities.  However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement.  As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

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an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

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a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

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a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENTS

The following summaries describe the material provisions common to each series of Securities.  The summaries do not purport to be complete and are subject to the related prospectus supplement and the agreement with respect to the series.  The material provisions of a specific agreement will be further described in the related prospectus supplement.  When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement.  The trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to exercise corporate trust powers.  The trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities.  Although the trustee may not be an affiliate of the depositor or the master servicer, either the depositor or the master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor will also remove the trustee if the trustee ceases to be eligible to continue under the agreement or if the trustee becomes insolvent.  The trustee may also be removed at any time by the holders of outstanding Securities of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series.  Financial guarantee insurers may obtain the right to exercise all voting rights of holders of securities.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Administration of Accounts

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the master servicer, in certain eligible investments, which may include:

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obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

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general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency,

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within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

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commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

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demand or time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

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demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

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guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the series at the time of issuance of the series,

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specified repurchase agreements with respect to United States government securities,

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units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

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such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the Securities of the series.  Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series.  In general, reinvestment income from permitted investments will not accrue for the benefit of the securityholders of the series.

Reports to Securityholders

Concurrently with each distribution on the Securities of any series, there will be made available to the holders of the Securities, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

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the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of Securities,

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the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of Securities,

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the aggregate principal balance of each class of Securities after giving effect to distributions on the related distribution date,

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if applicable, the amount otherwise distributable to any class of Securities that was distributed to any other class of Securities,

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if any class of Securities has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets, and

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information regarding the levels of delinquencies and losses on the mortgage loans.

Customary information considered necessary for securityholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the master servicer under the related agreement will generally consist of:

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any material default in the performance or breach of any covenant or warranty of the master servicer under the agreement which continues unremedied for a specified period after the giving of written notice of the default or breach to the master servicer by the trustee or by the holders of Securities entitled to at least 51% of the aggregate voting rights,

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any failure by the master servicer to make required advances with respect to delinquent mortgage loans in the related trust,

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specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer, if any, and

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specified actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default by the master servicer under an agreement remains unremedied, the trustee may, and, at the direction of the holders of outstanding Securities of a series entitled to at least 51% of the voting rights, the trustee will, terminate all the rights and obligations of the master servicer under the related agreement, except that the holders of Securities may not direct the trustee to terminate the master servicer for its failure to make advances.  Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the agreement.  If the trustee is unwilling or unable to act as successor master servicer, the trustee may appoint or, if the holders of Securities of a series entitled to at least 51% of the voting rights of such series, or a financial guarantee insurer entitled to exercise the voting rights of the holders of Securities, so request in writing, the trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.  The trustee and the successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the agreement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of the Securities of the related series unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The agreement generally may be amended by the parties to the agreement with the consent of the holders of outstanding Securities of the related series entitled to at least 66% of the voting rights of the series.  Nevertheless, no amendment shall:

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reduce in any manner the amount of, or delay the timing of, payments received on the mortgage assets that are required to be distributed on any security without the consent of the holder of such security,

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adversely affect in any material respect the interests of the holders of any class of Securities in a manner other than as described above without the consent of the holders of Securities of the class evidencing 66% of the voting rights of such class, or

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reduce the aforesaid percentage of securityholders required to consent to any amendment unless each holder of a Security consents.

A financial guarantee insurer may obtain the right to exercise all voting rights of the holders of Securities.  The agreement may also be amended by the parties to the agreement without the consent of securityholders for the purpose of, among other things:

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curing any ambiguity,

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to cause the provisions of the agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the trust fund or the Agreement in any disclosure document pursuant to which any Securities were offered,

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to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein,

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to add to the duties of the depositor, the servicer or the master servicer,

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to add any other provisions with respect to matters or questions arising thereunder, or

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to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement.

provided in each case that the action shall not adversely affect in any material respect the interests of any securityholder.  No amendment or supplement shall be deemed to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that provides, at the request of the depositor, a rating for the Securities of the related series to the effect that the amendment or supplement will not cause the rating agency to lower or withdraw the then current rating assigned to the Securities.

Termination

Trust Agreement

Each trust agreement and the respective obligations and responsibilities created by the trust agreement shall terminate upon the distribution to securityholders of all amounts required to be paid to them pursuant to such related agreement following:

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to the extent specified in the related prospectus supplement, the purchase of all the mortgage assets in the related trust and all mortgaged premises acquired in respect of the trust, or

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the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged premises acquired in respect of the trust.

In no event, however, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons specified in the related agreement.  Written notice of termination of the agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities of the related series at the corporate trust office of the trustee or its agent.

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes.  In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature.  Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on any order of recording with a state or county office.  There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgag ee, who is the lender.  The mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the mortgagor; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.  The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Condominiums.  Particular mortgage loans may be loans secured by condominium units.  The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans.  Particular mortgage loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.  The interest of the o ccupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral s ecuring the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  Foreclosure of a mortgage is generally accomplished by judicial action.  A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mort gaged premises.  In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust.  In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  In general, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addit ion, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law.  The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages.  Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims.  A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale.  Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale.  Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lende r will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises.  Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender's investment therein.  Any loss may be reduced by the receipt of insurance proceeds.  Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrow er under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and acc rued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust.  The rights of the trustee, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. &n bsp;As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages.  In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebte dness secured by the senior mortgages or deeds of trust.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not o bligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens.  Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trusto r agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale.  Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale.  In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation.  In some states, the right to redeem is a statutory right and in others it is a contractual right.  The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding.  The exercis e of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.  The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.  Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment.  For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of Securities and possible reductions in the aggregate amount of the payments.  Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans.  These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of mortgage loans.  In some instances, any violations of these laws and regulations by the originator of a lo an could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

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are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

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may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the Securities of the series.  Unless otherwise specified in the prospectus supplement for a series of Certificates, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of Certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of Certificates would have ot herwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.  In the case of a series of Notes, such shortfalls will not be allocated among the Notes of such services.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.  A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property. &n bsp;These cleanup costs may be substantial.  The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances.  Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure.  Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995).  These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation.  The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA.  However, since the courts have not yet had the opportunity to interpret the new statutory pro visions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property.  It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the securityholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred.  Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs.  Some liens take priority ove r all other prior recorded liens, and others take the same priority as taxes in the jurisdiction.  In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the seller to the trustee or securityholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises.  In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the Securities.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances.  For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer's managers directly responsible for servicing the related mortgage loan.  If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the Securities may be reduced.  A servicer will not be liable to the holders of the Securities if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected.  In addition, a servicer will not be liable to the holders of the Securities if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises.  The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises.  With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

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the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

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a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

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the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

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a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

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other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.  The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequatel y maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises.  In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these law s can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

THE DEPOSITOR

The depositor was incorporated in Virginia on May 6, 1996.  It is a wholly owned, limited-purpose direct or indirect financing subsidiary of Saxon Capital, Inc., a Virginia corporation.  None of Saxon Capital, Inc., Saxon Mortgage, Inc., their affiliates or the depositor has guaranteed, or is otherwise obligated with respect to, the Securities of any series.  The principal executive offices of the depositor are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, and the telephone number of the depositor is (804) 967-7400.  The depositor was formed solely for the purpose of facilitating the financing and sale of mortgage assets and other related assets.  It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets.  The depositor's Articles of Incorporation limit the depositor's business to the foregoing and place certain other restrictions on the depositor's activities.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Securities of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in a security;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC securities,

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FASIT securities,

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of securities.

REMIC Securities Generally.  With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you o therwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any RE MIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, pay ments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally.  With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.”  The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of certificates treated as debt instruments, including FASIT regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax pur poses, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally.  For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKe e Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally.  With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certific ates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different pos ition as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.  Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax informatio n reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities.  Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the appli cable interest rate index.

Acquisition Premium.  If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that thi s fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.  If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also wil l apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities.  A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion ) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security O wner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.  Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be ac crued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.  If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ – Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or al lowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemi zed deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates – Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC res idual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” a bove.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees.  The tax treatment of any payment made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate (an “inducement fee”) is unclear.  Regulations have been proposed regarding the federal income tax treatment of inducement fees received by transferees of non-economic REMIC residual certificates. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published. Thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connec tion with the acquisition of a REMIC residual certificate.  Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the tax treatment of inducement fees and the effect of these proposed regulations.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual ce rtificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transfere e to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social securit y number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculate d pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the cl ose of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Securities Treated as Debt Instruments – Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholdi ng upon disposition of Debt Securities that have OID.  See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” ; as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the perce ntage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT r egular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities -- FASIT Securities Generally” above.

A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate.  Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such certificate acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

●

the receipt of income derived from assets that are not permitted assets,

●

certain dispositions of permitted assets,

●

the receipt of any income derived from any loan originated by a FASIT, and

●

in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.  There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.  Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “--Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purch ase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no fur ther prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.  For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.  Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot dedu ct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.  If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments – < I>Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains

Trust Reporting.  Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.  The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments –Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share.  The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.  A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.  If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.  Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.  If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons.  Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust. &nbs p;

Administrative Matters.  Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from s eparately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities.  REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion o f their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate asse ts under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities – REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities.   FASIT regular certificates held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered.  Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered.  See “— REMIC Securities” above.

Non-REMIC and non-FASIT Debt Securities.  Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates.  Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as appli cable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.  For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may b e invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan's investment in Securities may cause the assets included in a related trust to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined in the Plan Asset Regulations.  For this purpose, in general, equity participation by benefit plan investors will be "significant" if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations.  Securities which are treated as equity interests for purposes of the Plan Asset Regulations.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan.  In addition, if the assets included in a trust constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibit ed transactions under Section 406 of ERISA and Section 4975 of the Code.

The Underwriter Exemptions

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certai n conditions set forth in the Exemption are satisfied.

For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the Securities.

Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption are:

●

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

●

Securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other Securities of the issuer if all the mortgage loans are fully-secured.

●

The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

●

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

●

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

●

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

●

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan's investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five perc ent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of an y such persons.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

The rating of a Security may change.  If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).  However, in such circumstances Certificate (but not Notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 95-60 Sections I and III.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the g eneral conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed Securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption.  Generally, obligations in an investment pool supporting payments to Securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of Securities to be assets of a trust if certain conditions are satisfied.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (a nd the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to Securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable N otional Amount.

Considerations Applicable to Notes

The underwriter, or any holder of Certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan.  In the event that Plan purchases a Note issued by the trust in such circumstances, without regard to whether the Notes are considered an “equity interest” in, or debt issued by, the trust, the acquisition or holding of such Note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable.  These exemptions include the Exemption or Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a &qu ot;qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction  exemption is available to cover such purchase.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby (or with respect to Certificates only, PTCE 83-1).

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the Securities of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puert o Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA.  Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.  Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guid elines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of Securities, except under limited circumstances.  The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

If specified in the prospectus supplement for a series, one or more classes of Securities of the series will not constitute "mortgage related securities" for purposes of SMMEA.  In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Securities.

All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council.  The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes.  In addition, depository institutions and other financial institutions should consult their regulato rs concerning the risk-based capital treatment of any Securities.  Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Securities, since some Securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry Securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the Securities offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates.  The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

The Securities of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the related prospectus supplement if any are purchased.  If Securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the Securities of the series.

The place and time of delivery for the Securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

AVAILABLE INFORMATION

The depositor has filed a registration statement with the Securities and Exchange Commission with respect to the Securities.  The registration statement and amendments thereto and the exhibits thereto as well as reports filed with the Commission on behalf of each trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 233 Broadway, New York, New York 10279.  Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval system at t he Commission's web site (http:\\www.sec.gov).  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

This prospectus does not contain all the information set forth in the registration statement of which this prospectus is a part, or in the exhibits relating thereto, which the depositor has filed with the Commission in Washington, D.C.  Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission.  Copies of the agreement for a particular series will be provided to each person to whom a prospectus is delivered upon written or oral request, provided that the request is made to Saxon Asset Securities Company, 4951 Lake Brook, Glen Allen, Virginia 23060 ((804) 967-7400).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with respect to each trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities of the trust under this prospectus shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of those documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  The depositor will provide a copy of any and all information that has been incorporated by reference into this prospectus, not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates, upon written or oral request of any person, without charge to such person, provided that the request is made to the depositor, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 (804) 967-7400).

$1,200,000,000

Saxon Asset Securities Trust 2004-2,

as Issuer

Mortgage Loan Asset Backed Securities
Series 2004-2

CREDIT SUISSE FIRST BOSTON
JPMORGAN
MERRILL LYNCH & CO.
RBS GREENWICH CAPITAL

Prospectus Supplement

July 23, 2004